Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2
TO
FIRST LIEN TERM LOAN CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of March 22, 2019 (this “Amendment”), to the First Lien Term Loan Credit Agreement, dated as of September 22, 2017 (as amended by that certain Amendment No. 1 and Waiver to First Lien Term Loan Credit Agreement, dated as of February 26, 2019, and as further amended, supplemented or restated through the date hereof, including by this Amendment, the “Credit Agreement”), by and among Tronox Limited (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia, Tronox Finance LLC, a Delaware limited liability company (the “Borrower”), Tronox Blocked Borrower LLC, a Delaware limited liability company, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) and collateral agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Credit Agreement may be amended in a writing signed by the Borrower, the Administrative Agent and the Required Lenders; and

WHEREAS, the Borrower wishes to amend certain provisions of the Credit Agreement on the terms set forth herein, and the Administrative Agent and the Lenders constituting the Required Lenders under the Credit Agreement agree, pursuant to Section 9.02(b) of the Credit Agreement, to such amendments.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment to Credit Agreement.  The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement (exclusive of Schedules and Exhibits thereto) attached as Annex A hereto.

Section 2.          Amendments to Schedules and Exhibits to the Credit Agreement; Amendments to Other Loan Documents.  (a) Upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, each reference to “Holdings” in the Schedules and Exhibits to the Credit Agreement and in the other Loan Documents shall, notwithstanding anything to the contrary therein or in any other Loan Document, be deemed to be a reference to Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales and having company number 11653089.

(b)          On and as of the Amendment No. 2 Second Effective Date, Section 4.4 of the ABL Intercreditor Agreement shall be amended by deleting the second parenthetical contained therein and substituting the following (or the reasonable equivalent of the following, as reasonably determined by the Administrative Agent) in lieu thereof:  “(subject to any limitations set forth in Section 2.11(b), as applicable, of the Initial Term Loan Agreement as in effect on the Amendment No. 2 Second Effective Date (as defined in Amendment No. 2 (as defined in the Initial Term Loan Agreement)))”.

Section 3.          Representations and Warranties, No Default.  Each Loan Party hereby represents and warrants that as of each of the Amendment No. 2 First Effective Date and the Amendment No. 2 Second Effective Date and after giving effect to the amendments set forth in this Amendment, (i) this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes, when executed and delivered by such Loan Party, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to (x) Debtor Relief Laws and general principles of equity regardless of whether considered in a proceeding in equity or at law and (y) the effect of foreign laws, rules and regulations as they relate to Indebtedness owed by Foreign Subsidiaries, (ii) such Loan Party has the corporate or other organizational power and authority to execute, deliver and perform its obligations under this Amendment and each other agreement or instrument contemplated hereby to which it is a party, and (iii) no Default or Event of Default exists and is continuing.

Section 4.          Effectiveness.  (x) As set forth in Annex A hereto, with respect to (i) the insertion into Section 1.01 of the Credit Agreement of the defined terms “Amendment No. 2”, “Amendment No. 2 Effective Date”, “Retained South African Loan Proceeds”, “South African Credit Agreement” and “South African Term Loans”, (ii) the amendments to the defined terms “Asset Sale Prepayment Percentage” and “Prepayment Event” in Section 1.01 of the Credit Agreement, (iii) the insertion of new Section 5.29 into the Credit Agreement, and (iv) the amendments to Section 1.10(b), Section 2.11(b), Section 6.01(a)(xx), Section 6.11 and Section 9.04 of the Credit Agreement (the amendments described in clauses (i), (ii), (iii) and (iv) above, the “South African Debt Amendments”), this Amendment shall become effective on the date (such date, the “Amendment No. 2 First Effective Date”) that the following conditions have been waived or satisfied:

(a)	The Administrative Agent shall have received executed signature pages hereto from the Borrower, the other Loan Parties, the Administrative Agent, and Lenders constituting the Required Lenders;

(b)
To the extent invoiced at least two Business Days prior to the Amendment No. 2 First Effective Date, the Administrative Agent shall have received reimbursement or payment of all reasonable and documented or invoiced out of pocket fees and expenses incurred by the Agents and their Affiliates (including the reasonable fees, charges and disbursements of Latham & Watkins LLP and Minter Ellison Lawyers) required to be reimbursed or paid by the Loan Parties under any Loan Document; and

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(c)	The representations and warranties set forth in Section 3 of this Amendment shall be true and correct on and as of the Amendment No. 2 First Effective Date; and

(y)          With respect to the amendments set forth in Annex A hereto other than the South African Debt Amendments, this Amendment shall become effective on the date (such date, the “Amendment No. 2 Second Effective Date”) that the following conditions have been waived or satisfied:

(a)
The Administrative Agent shall have received a true and complete copy of Amendment No. 2 to Revolving Syndicated Facility Agreement, dated and in full force and effect on or about the date of this Amendment;

(b)
The Administrative Agent shall have received a true and complete copy of an amendment to the ABL Intercreditor Agreement, dated and in full force and effect on or about the date of this Amendment, executed by the Administrative Agent and the ABL Agent, and implementing the amendment described in Section 2(b) above; and

(c)	The representations and warranties set forth in Section 3 of this Amendment shall be true and correct on and as of the Amendment No. 2 Second Effective Date.

Section 5.          Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of an original counterpart of this Amendment.

Section 6.          Governing Law; Waiver of Jury Trial, Etc..

THE PROVISIONS OF SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

Section 7.          Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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Section 8.          Effect of Amendment. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document or be construed as a novation thereof.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 First Effective Date and the Amendment No. 2 Second Effective Date, respectively, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

Section 9.          Acknowledgement and Affirmation.  Each Loan Party party hereto expressly acknowledges that (a) all of its obligations under the Guarantee Agreement, the Collateral Agreements and the other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis (and will remain in full force and effect on a continuous basis following the satisfaction of the Accession Conditions) and (ii) its grant of security interests pursuant to the Collateral Agreements is hereby reaffirmed and remains in full force and effect after giving effect to this Amendment (and will remain in full force and effect following the satisfaction of the Accession Conditions).  For the avoidance of doubt, such reaffirmation and acknowledgment shall not constitute the creation of new Liens in respect of any Collateral governed by English law and shall merely constitute a confirmation that such Collateral remains in full force and effect and extends to the Secured Obligations in existence after the Amendment No. 2 First Effective Date and the Amendment No. 2 Second Effective Date and after the Accession Date.

Section 10.          No Novation.  By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation of, but rather a supplement to, the terms of the pre-existing indebtedness and related agreements as evidenced by the Credit Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TRONOX FINANCE LLC,
as Borrower

By:	/s/ Timothy Carlson
Name: Timothy Carlson
Title: Vice President and Chief Financial Officer

TRONOX INCORPORATED
TRONOX LLC
TRONOX PIGMENTS LLC

By:	/s/ Timothy Carlson
Name:	Timothy Carlson
Title:	Vice President and Chief Financial Officer

TRONOX US HOLDINGS INC.

By:	/s/ Timothy Carlson
Name:	Timothy Carlson
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

SIGNED, SEALED and DELIVERED by
Edward T. Prosapio
as attorney for
TRONOX AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 254 274)
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED (ACN 155 120 728)
TRONOX GLOBAL HOLDINGS PTY LIMITED
(ACN 154 691 826)
TRONOX LIMITED (ACN 153 348 111)
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 235 304)
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
(ACN 155 254 336)
TRONOX SANDS HOLDINGS PTY LIMITED
(ACN 154 709 332)
TRONOX HOLDINGS (AUSTRALIA) PTY LTD
(ACN 071 040 750)
TRONOX AUSTRALIA PTY LTD
(ACN 009 084 851)
TIO2 CORPORATION PTY LTD
(ACN 009 124 181)
YALGOO MINERALS PTY. LTD.
(ACN 008 948 383)
TIFIC PTY. LTD. (ACN 009 123 451)
TRONOX MINERAL SALES PTY LTD
(ACN 009 344 094)
TRONOX MANAGEMENT PTY LTD
(ACN 009 343 364)
TRONOX WESTERN AUSTRALIA PTY LTD
(ACN 009 331 195)
TRONOX WORLDWIDE PTY LIMITED
(ACN 158 561 061)
under power of attorney dated 15 September, 2017
in the presence of:

Julie A. Constantinides	/s/ Edward T. Prosapio

Signature of witness	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Julie A. Constantinides

Name of witness (block letters)

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director A

By:	/s/ Anthony Martin Orrell
Name:	Anthony Martin Orrell
Title:	Director B

TRONOX WORLDWIDE PTY LIMITED, acting as
Managing Partner of TRONOX HOLDINGS
EUROPE C.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX PIGMENTS (NETHERLANDS) B.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX PIGMENTS (HOLLAND) B.V.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Representative Board Member of Tronox Limited

TRONOX UK LIMITED

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX UK HOLDINGS LIMITED

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX FINANCE PLC

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director

TRONOX INTERNATIONAL HOLDINGS GMBH

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Chairman of the Management Board

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

SIGNED, SEALED and DELIVERED by
Edward T. Prosapio
as attorney for
TRONOX PIGMENTS PTY LIMITED
 (ACN 052 533 829)

under power of attorney dated 22 February 2019

in the presence of:

Julie A. Constantinides	/s/ Edward T. Prosapio

Signature of witness	By executing this agreement the
attorney states that the attorney
Julie A. Constantinides	has received no notice of
revocation of the power of
Name of witness (block letters)	attorney

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender, Administrative Agent and Collateral Agent

By:	/s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

Lender Consents on file with the Administrative Agent

[Signature Page to Amendment No. 2 to Term Loan Credit Agreement]

Annex A

Attached

Conformed Version incorporating Amendments through and including
Amendment No. ~~1~~2 to First Lien Term Loan Credit Agreement

Initial Dollar Term Loans CUSIP: 89705DAD4
Blocked Dollar Term Loans CUSIP: 89705DAE21

FIRST LIEN TERM LOAN CREDIT AGREEMENT

dated as of

September 22, 2017

among

TRONOX LIMITED (ACN 153 348 111)
as ~~Holdings~~Tronox Limited,

TRONOX FINANCE LLC,
as the Borrower,

TRONOX BLOCKED BORROWER LLC,
as the Blocked Borrower,

The LENDERS Party Hereto,

and

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A., CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS BANK USA, WELLS FARGO SECURITIES, LLC,
RBC CAPITAL MARKETS, CREDIT SUISSE SECURITIES (USA) LLC
AND BARCLAYS BANK PLC
as Lead Arrangers and Joint Bookrunners

1 On and after the consummation of the Blocked Merger (as defined herein), the Blocked Dollar Term Loans will be part of the same Class as, and will share the same CUSIP number as, the Initial Dollar Term Loans.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1
SECTION 1.01	Defined Terms		1
SECTION 1.02	Classification of Loans and Borrowings	~~79~~ 	82
SECTION 1.03	Terms Generally	~~79~~ 	82
SECTION 1.04	Accounting Terms; GAAP	~~80~~	82
SECTION 1.05	Currency Translation; Rates	~~81~~ 	83
SECTION 1.06	Timing of Payment of Performance	~~81~~ 	84
SECTION 1.07	Cashless Rollovers	~~82~~ 	84
SECTION 1.08	Certain Calculations and Tests	~~82~~ 	84
SECTION 1.09	Rounding	~~83~~ 	86
SECTION 1.10	Baskets	~~83~~ 	86
SECTION 1.11	Dutch Terms	~~84~~ 	86
ARTICLE II THE CREDITS	~~85~~	88
SECTION 2.01	Commitments	~~85~~ 	88
SECTION 2.02	Loans and Borrowings	~~86~~ 	88
SECTION 2.03	Requests for Borrowings	~~86~~ 	89
SECTION 2.04	[Reserved]	~~87~~ 	90
SECTION 2.05	[Reserved]	~~87~~ 	90
SECTION 2.06	Funding of Borrowings	~~87~~ 	90
SECTION 2.07	Interest Elections	~~88~~ 	91
SECTION 2.08	Termination and Reduction of Commitments	~~90~~ 	92
SECTION 2.09	Repayment of Loans; Evidence of Debt	~~90~~ 	92
SECTION 2.10	Amortization of Term Loans	~~91~~ 	93
SECTION 2.11	Prepayment of Loans	~~82~~ 	94
SECTION 2.12	Fees	~~104~~ 	107
SECTION 2.13	Interest	~~104~~ 	107
SECTION 2.14	Alternate Rate of Interest	~~105~~ 	108
SECTION 2.15	Increased Costs	~~106~~ 	108
SECTION 2.16	Break Funding Payments	~~107~~ 	110
SECTION 2.17	Taxes	~~108~~ 	110
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~111~~ 	113

SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~113~~ 	115
SECTION 2.20	Incremental Loans and Commitments	~~114~~ 	116
SECTION 2.21	Refinancing Amendments	~~119~~ 	121
SECTION 2.22	Defaulting Lenders	~~119~~	122
SECTION 2.23	Illegality	~~121~~	123
SECTION 2.24	Loan Modification Offers	~~121~~	124
SECTION 2.25	Permitted Debt Exchanges	~~123~~ 	125
ARTICLE III REPRESENTATIONS AND WARRANTIES	~~126~~	128
SECTION 3.01	Organization; Powers	~~126~~ 	128
SECTION 3.02	Authorization; Enforceability	~~126~~ 	128
SECTION 3.03	Governmental Approvals; No Conflicts	~~126~~ 	129
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~127~~ 	129
SECTION 3.05	Properties	~~127~~ 	129
SECTION 3.06	Litigation and Environmental Matters	~~128~~ 	130
SECTION 3.07	Compliance with Laws	~~128~~	130
SECTION 3.08	Investment Company Status	~~128~~ 	130
SECTION 3.09	Taxes	~~128~~ 	130
SECTION 3.10	ERISA; Foreign Pension Plans	~~128~~ 	131
SECTION 3.11	Disclosure	~~129~~ 	131
SECTION 3.12	Subsidiaries	~~129~~ 	132
SECTION 3.13	Intellectual Property; Licenses, Etc	~~129~~ 	132
SECTION 3.14	Solvency	~~130~~ 	132
SECTION 3.15	Federal Reserve Regulations	~~130~~ 	132
SECTION 3.16	Security Interest in Collateral	~~130~~ 	132
SECTION 3.17	PATRIOT Act, Sanctions and Anti-Corruption	~~130~~ 	133
SECTION 3.18	Centre of Main Interests and Establishments	~~131~~ 	133
SECTION 3.19	Dutch Law Representations	~~131~~ 	134
SECTION 3.20	Australian Tax	~~131~~ 	134
SECTION 3.21	EEA Financial Institution	~~131~~ 	134
ARTICLE IV CONDITIONS	~~132~~ 	134
SECTION 4.01	Closing Date	~~132~~ 	134
SECTION 4.02	Each Credit Event	~~135~~ 	137
SECTION 4.03	Release of Funds from the Blocked Account	~~136~~ 	138

ARTICLE V AFFIRMATIVE COVENANTS		~~136~~ 	138
SECTION 5.01	Financial Statements and Other Information	~~136~~ 	138
SECTION 5.02	Notices of Material Events	~~139~~ 	141
SECTION 5.03	Information Regarding Collateral	~~139~~ 	142
SECTION 5.04	Existence; Conduct of Business	~~140~~	142
SECTION 5.05	Payment of Taxes, Etc.	~~140~~	142
SECTION 5.06	Other Information	~~140~~	142
SECTION 5.07	Revolving Credit Agreement	~~140~~	143
SECTION 5.08	Maintenance of Properties	~~141~~	143
SECTION 5.09	Insurance	~~141~~	143
SECTION 5.10	Books and Records; Inspection and Audit Rights	~~142~~	144
SECTION 5.11	Compliance with Laws	~~142~~	144
SECTION 5.12	Use of Proceeds	~~142~~	145
SECTION 5.13	Additional Subsidiaries	~~143~~	145
SECTION 5.14	Further Assurances	~~143~~	145
SECTION 5.15	Ratings	~~144~~	147
SECTION 5.16	Lenders Meetings	~~144~~	147
SECTION 5.17	Certain Post-Closing Obligations	~~144~~	147
SECTION 5.18	Designation of Subsidiaries	~~145~~	147
SECTION 5.19	Centre of Main Interests	~~145~~	147
SECTION 5.20	Change in Nature of Business	~~145~~	148
SECTION 5.21	Accounting Changes	~~145~~	148
SECTION 5.22	MIRE Events	~~145~~	148
SECTION 5.23	People with Significant Control Regime	~~146~~	148
SECTION 5.24	Dutch Law Undertakings	~~146~~	148
SECTION 5.25	Australian Tax Consolidated Group	~~146~~	148
SECTION 5.26	Australian GST Group	~~146~~	149
SECTION 5.27	Australian PPS Law	~~147~~ 	149
SECTION 5.28	Australian Financial Assistance and Related Matters	~~147~~	150
SECTION 5.29	Intercompany Loans		150

ARTICLE VI NEGATIVE COVENANTS		~~148~~ 	150
SECTION 6.01	Indebtedness; Certain Equity Securities	~~148~~	150
SECTION 6.02	Liens	~~156~~	158
SECTION 6.03	Fundamental Changes	~~160~~	163
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~163~~	165
SECTION 6.05	Asset Sales	~~166~~	169
SECTION 6.06	Blocked Borrower Covenant	~~169~~	172
SECTION 6.07	Negative Pledge	~~169~~	172
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~171~~	173
SECTION 6.09	Transactions with Affiliates	~~176~~	179
SECTION 6.10	Holdings Covenant	~~177~~	180
SECTION 6.11	Restrictions on Subsidiary Distributions	~~179~~	182
SECTION 6.12	Sale Leasebacks	~~179~~	182
ARTICLE VII EVENTS OF DEFAULT		~~179~~	182
SECTION 7.01	Events of Default	~~179~~	182
SECTION 7.02	Application of Proceeds	~~183~~	186
ARTICLE VIII THE ADMINISTRATIVE AGENT		~~183~~	187
ARTICLE IX MISCELLANEOUS		~~190~~	193
SECTION 9.01	Notices	~~190~~	193
SECTION 9.02	Waivers; Amendments	~~190~~	194
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~195~~	197
SECTION 9.04	Successors and Assigns	~~197~~	199
SECTION 9.05	Survival	~~205~~	206
SECTION 9.06	Counterparts; Integration; Effectiveness	~~205~~	207
SECTION 9.07	Severability	~~206~~ 	207
SECTION 9.08	Right of Setoff	~~206~~ 	207
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~206~~ 	208
SECTION 9.10	Waiver of Jury Trial	~~207~~ 	208
SECTION 9.11	Headings	~~207~~	209
SECTION 9.12	Confidentiality	~~207~~ 	209
SECTION 9.13	USA Patriot Act	~~209~~	210
SECTION 9.14	Judgment Currency	~~209~~	210
SECTION 9.15	Release of Liens and Guarantees	~~209~~ 	211
SECTION 9.16	No Fiduciary Relationship	~~210~~ 	211
SECTION 9.17	Permitted Intercreditor Agreements	~~210~~ 	212
SECTION 9.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~211~~ 	213
SECTION 9.19	Electronic Execution of Assignments and Certain Other Documents	~~212~~ 	213
SECTION 9.20	Other Agents and Arrangers	~~212~~ 	214
SECTION 9.21	Swiss Guarantee Limitation	~~212~~ 	214
SECTION 9.22	Certain ERISA Matters	~~215~~ 	216
SECTION 9.23	Australian Security Trustee.		218

v

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 2.01	—	Commitments
Schedule 3.05	—	Closing Date Material Real Property
Schedule 4.2	—	Organizational and Capital Structure
Schedule 3.12	—	Subsidiaries
Schedule 5.17	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(g)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 6.11	—	Subsidiary Distributions Restrictions

EXHIBITS:

Exhibit A	—	Form of Acceptance and Prepayment Notice
Exhibit B	—	Form of Assignment and Assumption
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Collateral Agreements
Exhibit E	—	Form of Discount Range Prepayment Notice
Exhibit F	—	Form of Discount Range Prepayment Offer
Exhibit G	—	Form of ABL Intercreditor Agreement
Exhibit H	—	Form of Guarantee Agreement
Exhibit I	—	Form of Interest Election Request
Exhibit J	—	Form of Compliance Certificate
Exhibit K	—	Competitors
Exhibit L	—	Form of Solicited Discounted Prepayment Notice
Exhibit M	—	Form of Solicited Discounted Prepayment Offer
Exhibit N	—	Form of Specified Discount Prepayment Notice
Exhibit O	—	Form of Specified Discount Prepayment Response
Exhibit P	—	Form of Notice of Prepayment
Exhibit R	—	Form of Closing Certificate
Exhibit S	—	Form of Intercompany Note
Exhibit T	—	Form of Affiliated Lender Assignment and Assumption
Exhibit U Exhibit V	— —	Agreed Security Principles Form of Blocked Borrower Release Certificate
Exhibit W	—	Form of Intercompany Intercreditor Agreement

FIRST LIEN TERM LOAN CREDIT AGREEMENT dated as of September 22, 2017 (this “Agreement”), among TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“HoldingsTronox Limited”), TRONOX FINANCE LLC, a Delaware limited liability company (the “Borrower”), TRONOX BLOCKED BORROWER LLC, a Delaware limited liability company (the “Blocked Borrower”), the LENDERS from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent.

RECITALS

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof; and

WHEREAS, the Borrower has requested that the Term Lenders extend Initial Dollar Term Loans hereunder, which on the Closing Date shall be in an aggregate principal amount of $1,500,000,000, to the Borrower.

WHEREAS, the Blocked Borrower has requested that the Term Lenders extend Blocked Dollar Term Loans hereunder, which on the Closing Date shall be in an aggregate principal amount of $650,000,000, to the Blocked Borrower.

WHEREAS, ~~Holdings~~Tronox Limited has requested that the ABL Lenders provide commitments to extend credit under the Revolving Credit Agreement, which on the Closing Date shall be in an aggregate principal amount of $550,000,000.

NOW THEREFORE, the parties hereto agree as follows:

Article I

DEFINITIONS
SECTION 1.01          Defined Terms
.  As used in this Agreement, the following terms have the meanings specified below:

“2017 GAAP Leases” has the meaning assigned to such term in Section 1.04(e).

“ABL Agent” means the agent under the Revolving Credit Agreement and related collateral documents, and any successor or new collateral agent thereunder. As of the Closing Date, Wells Fargo Bank, National Association is the ABL Agent.

“ABL Documents” means, collectively, the definitive loan documentation governing or entered into in connection with the Revolving Credit Agreement, including collateral documents relating thereto.

“ABL Facility” means the credit facility established pursuant to the Revolving Credit Agreement.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement substantially in the form attached hereto as Exhibit G, dated as of the date hereof, among the Collateral Agent and Wells Fargo Capital Finance, LLC.

“ABL Lenders” means the lenders from time to time party to the Revolving Credit Agreement.

“ABL Loans” means “Loans” (as defined in the Revolving Credit Agreement as in effect on the date hereof).

“ABL Priority Collateral” shall have the meaning given to the term “Revolving Loan Priority Collateral” in the ABL Intercreditor Agreement.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit A.

“Acceptance Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Accepting Lenders” has the meaning assigned to such term in Section 2.24(a).

“Accession Conditions” means the following:

(a)          The Administrative Agent shall have received from each of Tronox Holdings and Tronox Intermediate Holdings a joinder to this Agreement pursuant to which each such entity expressly agrees to become a party to this Agreement and to perform all obligations of “Holdings” (in the case of Tronox Holdings) and a “Holding Company” under this Agreement and the other Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent;

(b)          The Administrative Agent shall have received a written opinion of (A) Willkie Farr & Gallagher LLP, as special counsel for Tronox Holdings and Tronox Intermediate Holdings, (B) Latham & Watkins (London) LLP, U.K. counsel for the Administrative Agent, and (C) Minter Ellison Lawyers, Australian counsel for the Administrative Agent, in each case, dated as of the Accession Date and in form and substance reasonably satisfactory to the Administrative Agent;

(c)          The Administrative Agent shall have received a certificate of each of Tronox Holdings and Tronox Intermediate Holdings, dated the Accession Date, including or attaching a copy of (i) each Organizational Document of each such entity, as of a recent date by the applicable Governmental Authority, (ii) a specimen signature of the Responsible Officers of each such entity executing the Loan Documents to which it is a party, (iii) the relevant corporate resolutions (including the resolutions of the Board of Directors) and shareholder resolutions of each such entity approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Accession Date by a Responsible Officer as being in full force and effect without modification or amendment and (iv) in the case of Tronox Intermediate Holdings, (x) a certificate certifying that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of its shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of each such entity, which is certified by a Responsible Officer of such entity to be correct, complete and not amended or superseded as at a date no earlier than the Accession Date, or (y) a certificate of each such entity certifying that it is not required to comply with Part 21A of the Companies Act 2006;

(d)          The Administrative Agent shall have received from each of Tronox Holdings and Tronox Intermediate Holdings (i) a supplement to the Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such entity, (ii) a Security Accession Deed, duly executed and delivered on behalf of such entity, in respect of the English law governed debenture dated as of September 22, 2017 entered into by the UK Loan Parties as Chargors and Tronox Limited and Tronox Global Holdings Pty Limited in favor of the Collateral Agent, (iii) a Debtor Accession Deed as Debtor and Holdings (as applicable) and a Creditor Accession Undertaking, each duly executed and delivered on behalf of such entity, in respect of the Intercompany Intercreditor Agreement, dated as of October 6, 2017, among, inter alios, the Collateral Agent, the Administrative Agent, and the other Creditors and the Debtors (each as defined therein), (iv) an executed joinder to the ABL Intercreditor Agreement in substantially the form attached as an exhibit thereto, (v) an executed joinder to the Intercompany Note in form and substance reasonably satisfactory to the Administrative Agent, (vi) an Australian-law governed Specific Security Deed entered into by Tronox Intermediate Holdings in respect of its shares in Tronox Limited in favor of the Collateral Agent, and (vii) in connection with the transfer of the Equity Interests in Tronox Pigments Holland B.V. from Tronox Limited to Tronox Intermediate Holdings, (x) a Dutch-law governed transfer of contract agreement among Tronox Limited as transferor, Tronox Intermediate Holdings as transferee, and the Administrative Agent, the Collateral Agent, the ABL Agent and Tronox Pigments Holland B.V. as counterparties, and (y) a Dutch-law governed deed of pledge of future shares among Tronox Intermediate Holdings as pledgor, the Collateral Agent as pledgee, and Tronox Pigments Holland B.V. as company;

(e)          All outstanding Equity Interests in Tronox Intermediate Holdings and Tronox Limited shall have been pledged pursuant to the Security Documents (including Tronox Intermediate Holdings entering into an Australian-law governed Specific Security Deed in respect of its shares in Tronox Limited);

(f)          The Administrative Agent shall have received at least two Business Days prior to the Accession Date all documentation and other information about Tronox Holdings and Tronox Intermediate Holdings as shall have been reasonably requested in writing by the Administrative Agent or any Lender (through the Administrative Agent), to the extent such reasonable notice has been provided to Tronox Holdings and Tronox Intermediate Holdings, that the Administrative Agent or such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(g)          The organizational structure of Holdings and its Subsidiaries shall be as set forth on Schedule 4.2, updated and received by the Administrative Agent on or prior to the Accession Date;

(h)          On and after giving effect to the occurrence of the Accession Date, the representations and warranties of each of Tronox Holdings and Tronox Intermediate Holdings set forth in Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.16, 3.18 and 3.21 (in each case, solely with respect to itself and with any references to “Loan Documents” therein to include the Accession Documents) shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Accession Date or on such earlier date, as the case may be; and

(i)          At the time of and immediately after the Accession Date, no Default or Event of Default shall have occurred and be continuing.  The occurrence of the Accession Date shall be deemed to constitute a representation and warranty by Tronox Holdings and Tronox Intermediate Holdings (and the Borrower and the Blocked Borrower, solely with respect to this clause (i)) on the Accession Date as to the matters specified in clauses (h) and (i) of this definition.

“Accession Date” means the date upon which all of the Accession Conditions are satisfied.

“Accession Documents” means the documents required to be delivered by Tronox Holdings and Tronox Intermediate Holdings pursuant to clauses (a) and (d) of the definition of “Accession Conditions”.

“Accounting Changes” has the meaning assigned to such term in Section 1.04(d).

“Accounts” means “accounts” and “payment intangibles,” other than “payment intangibles” (in each case, as defined in Article 9 of the UCC regardless of whether the UCC is applicable thereto) which constitute identifiable proceeds of Collateral which is not ABL Priority Collateral.

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Acquisition Debt” has the meaning assigned to such term in Section 6.01(a)(xxvi).

“Acquisition Transaction” means the purchase or other acquisition, by merger, consolidation or otherwise, by Holdings or any Restricted Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase Holdings’ or any Restricted Subsidiary’s respective equity ownership in any joint venture to an amount in excess of the majority of the outstanding Equity Interests of such joint venture).

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Incremental Facility pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Lender shall be subject to the approval of (i) the Administrative Agent, and (ii) the Borrower, in each of the foregoing clauses (i) and (ii), to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such Additional Lender.

“Adjusted LIBO Rate” means, for any Interest Period, with respect to an Interest Period for a LIBOR Loan denominated in Dollars, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Bank of America, N.A, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning assigned to such term in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 25% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Lender” means Holdings, the Borrower and/or any Subsidiary or Affiliate of any thereof.

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(g)(5).

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g).

“After Year End Payment” has the meaning assigned to such term in Section 2.11(c).

“Agent” means the Administrative Agent and the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacities, and “Agents” means two or more of them.

“Agency Fee Letter” means that Agency Fee Letter, dated as of September 22, 2017, by and among the Borrower and Bank of America, N.A., as Administrative Agent.

“Agreed Security Principles” means those certain agreed security principles set out in Exhibit U hereto.

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alkali Sale” means the sale by ~~Holdings~~Tronox Limited and certain of its Subsidiaries of the Alkali business to Genesis Energy, L.P. pursuant to the terms of a certain stock purchase agreement dated as of August 2, 2017.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. (or its successor) as its “prime rate”, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% per annum.  For purposes of clause (a) above, the “prime rate” is a rate set by Bank of America, N.A. (or its successor) based upon various factors including Bank of America, N.A.’s (or its successor’s) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America, N.A. (or its successor) shall take effect at the opening of business on the day specified in the public announcement of such change.  Notwithstanding the foregoing, the Alternate Base Rate will be deemed to be zero if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than zero.

“Amendment No. 2” shall mean Amendment No. 2 to First Lien Term Loan Agreement, dated as of March 22, 2019, among Tronox Limited, the Borrower, the Blocked Borrower, each other Loan Party, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” shall have the meaning given to the term “Amendment No. 2 First Effective Date” in Amendment No. 2.

“Anti-Corruption Laws” means laws, regulations, or orders relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010; and applicable laws, regulations, or orders enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions and the UN Convention against Corruption.

 “Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section  2.11(a)(ii)(C)(2).

“Applicable Increased Term Loan Spread” shall mean, with respect to any then outstanding Dollar Term Loans at the time of the incurrence of any new tranche of Incremental Term Loans pursuant to Section 2.20 which new tranche is subject to an Effective Yield that is greater than the Effective Yield applicable to such then outstanding Dollar Term Loans by more than 0.50%, the margin per annum (expressed as a percentage) determined by the Administrative Agent in good faith (and notified by the Administrative Agent to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then outstanding Dollar Term Loans to equal (i) the Effective Yield applicable to such new tranche of Incremental Term Loans minus (ii) 0.50%.  Each determination of the “Applicable Increased Term Loan Spread” by the Administrative Agent shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan that is a Dollar Term Loan, the applicable rate per annum set forth below under the caption “Term Loan ABR Spread”, and (b) with respect to any Eurocurrency Loan that is a Dollar Term Loan, the applicable rate per annum set forth below under the caption “Term Loan Eurocurrency Spread”, in each case for the purposes of this definition, based upon the First Lien Net Leverage Ratio as of the most recently ended Test Period; provided that until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) (and a related Compliance Certificate) for the first full fiscal quarter ending after the Closing Date as of the last day of which either (x) the Cristal Acquisition has been consummated or (y) the mandatory prepayment described in Section 2.11(d) has been made, the Applicable Rate shall be based on the rates per annum set forth in Category 1 immediately below:

Category	First Lien Net Leverage Ratio	Term Loan ABR Spread	Term Loan Eurocurrency Spread

1	Greater than 2.00 to 1.00	2.00%	3.00%

2	Less than or equal to 2.00 to 1.00	1.75%	2.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent of the applicable consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) (and a related Compliance Certificate) indicating such change and ending on the date immediately preceding the effective date of the next such change.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Rate for Dollar Term Loans for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower or the Blocked Borrower for the relevant period as a result of the miscalculation of the First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable, at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 7.01(g) or (h) has not occurred (and in the case of any such Event of Default, such shortfall shall be due automatically), such shortfall shall be due and payable within five Business Days following the written demand therefor by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period.

In addition, and notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 1 (A) if Holdings fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof, or (B) after the occurrence and during the continuation of any Event of Default.

Notwithstanding the foregoing, with respect to any ABR Loan or Eurocurrency Loan that is any other Loan (other than a Dollar Term Loan) the “Applicable Rate” shall mean the applicable rate per annum set forth in the Incremental Facility Amendment or other amendment hereto establishing such Class of Loans.

“Approved Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“ASIC” means the Australian Securities and Investments Commission.

“Asset Sale Prepayment Percentage” shall mean, 100%; provided that~~,~~ (other than with respect to any Net Proceeds to which the Disposal Basket does not apply pursuant to the second proviso to clause (a) of the definition of “Prepayment Event”), if, at the time a prepayment shall be due pursuant to Section 2.11(b), Holdings or the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower to the Administrative Agent certifying that on a Pro Forma Basis (i) the First Lien Net Leverage Ratio is less than or equal to 3.00 to 1.00 and greater than 2.75 to 1.00, such percentage shall instead be 50% and (ii) the First Lien Net Leverage Ratio is less than or equal to 2.75 to 1.00, such percentage shall instead be zero; provided further that the Asset Sale Prepayment Percentage in respect of the Alkali Sale shall be zero unless (a) on or prior to the Cristal Outside Date, the Cristal Acquisition Agreement terminates without the Cristal Acquisition having been consummated, or (b) the Cristal Acquisition has not been consummated as of the Cristal Outside Date, in which case (in the case of either clause (a) or clause (b) above), the Asset Sale Prepayment Percentage in respect of the Alkali Sale shall be 100% notwithstanding the foregoing proviso.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit B or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Holdings (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that Holdings shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheets of ~~Holdings~~Tronox Limited and its consolidated subsidiaries for the fiscal years ended December 31, 2014, December 31, 2015 and December 25, 2016, and the related consolidated statements of income and cash flows of ~~Holdings~~Tronox Limited and its consolidated subsidiaries, including the notes thereto.

“Australian General Security Deed” means one or more Australian General Security Deeds among the Loan Parties party thereto and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian GST Act” means the Australian A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Australian GST Group” means a GST Group as defined in Australian GST Act.

“Australian Loan Party” means a Loan Party incorporated, organized or otherwise formed in the Commonwealth of Australia.

“Australian PPS Law” means (a) the Personal Property Securities Act 2009 (Cth) of Australia and any regulation made at any time under the Personal Property Securities Act 2009 (Cth) of Australia, including the Personal Property Securities Regulations 2010 (Cth) of Australia (each as amended from time to time); and (b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in clause (a).

“Australian Security Trust Deed” means the Australian law security trust deed poll entered into by the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Australian Security Trustee” has the meaning assigned to such term in Section 9.23.

 “Australian Specific Security Deed” means each Australian law Specific Security Deed (if any) among the Loan Parties party thereto and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian Subsidiary” means each Australian Loan Party and each other Subsidiary of Holdings incorporated, organized or otherwise formed in the Commonwealth of Australia.

“Australian Tax Act” means the Australian Income Tax Assessment Act 1936 (Cth) or the Australian Income Tax Assessment Act 1997 (Cth) (as applicable)).

“Australian Tax Consolidated Group” means a “consolidated group” or “MEC group” (as defined in the Australian Tax Act).

“Available Amount” means, at any date of determination (the “Determination Date”), a cumulative amount equal to (without duplication):

(a)          $125,000,000, plus

(b)          50.0% of Consolidated Net Income for the period from June 30, 2017 (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) (this paragraph (b), the “Growth Amount”), plus

(c)          100% of the aggregate net cash proceeds and the fair market value of property other than cash received by Holdings since the Closing Date (A) as a contribution to its common equity capital (including any contribution to its common equity from any direct or indirect Parent Entity with the proceeds of any issue or sale by such Parent Entity of its Equity Interests) to the extent further contributed (without duplication) to the Borrower or a Restricted Subsidiary (other than any Restricted Subsidiary that is a Holding Company) (provided that the Available Amount shall not include any contribution utilized in connection with the incurrence of Contribution Indebtedness), (B) from the issue of the Equity Interests of Holdings (other than any (x) Disqualified Equity Interests or (y) Equity Interests sold to a Restricted Subsidiary of Holdings or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or a Restricted Subsidiary or to the extent such net cash proceeds are applied to any other basket or exception under this Agreement) to the extent further contributed (without duplication) to the Borrower or a Restricted Subsidiary~~,~~ (other than any Restricted Subsidiary that is a Holding Company), or (C) from the issue of Disqualified Equity Interests of Holdings or debt securities of Holdings (other than Disqualified Equity Interests or debt securities issued or sold to a Restricted Subsidiary of Holdings), in each case that have been converted into or exchanged for Equity Interests of Holdings or any direct or indirect Parent Entity (other than Disqualified Equity Interests); plus

(d)          100% of the aggregate amount of cash proceeds and the fair market value of property other than cash received by Holdings or a Restricted Subsidiary from (A) the sale or disposition (other than to Holdings or a Restricted Subsidiary) of Investments made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or a Restricted Subsidiary), in each case without duplication and in each case (i) to the extent that such amounts were not otherwise included in Consolidated Net Income for such period and (ii) in an amount not to exceed the initial amount of the Investment made using the Available Amount; (B) a return, profit, distribution or similar amount from an Investment made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount, to the extent that such amounts were not otherwise included in Consolidated Net Income for such period) (to the extent not otherwise used to increase amounts that otherwise would be permitted to be invested hereunder); (C) the sale (other than to Holdings or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount; (D) a distribution, dividend or other return on capital from an Unrestricted Subsidiary in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount, to the extent that such amounts were not otherwise included in Consolidated Net Income for such period; (E) any Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary or that has been merged, amalgamated or consolidated with, or is liquidated, wound up or dissolved into, Holdings or any Restricted Subsidiary, in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount; and (F) the fair market value of the assets of an Unrestricted Subsidiary that have been transferred to Holdings or any Restricted Subsidiary, in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount, plus

(e)          the aggregate amount as of such date of any Retained Declined Proceeds since the Closing Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account” means the securities account with the account number 434814, held in the name of the Blocked Borrower with Bank of America, N.A. in accordance with the terms of the Blocked Account Control Agreement.

“Blocked Account Control Agreement” means that certain Account Control Agreement, dated as of the date hereof, among the Blocked Borrower, the Collateral Agent and Bank of America, N.A., as securities intermediary.

“Blocked Borrower” has the meaning assigned to such term in the preamble hereto.

“Blocked Borrower Obligations” means the Loan Document Obligations owing by the Blocked Borrower from time to time prior to the consummation of the Blocked Merger.

“Blocked Dollar Term Commitment” means, with respect to any Lender, its obligation to make the Blocked Dollar Term Loans to the Blocked Borrower on the Closing Date pursuant to Section 2.01(a)(y) in an aggregate amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Blocked Borrower Commitment”. The aggregate amount of the Blocked Dollar Term Commitments on the Closing Date is $650,000,000.

“Blocked Dollar Term Loan” has the meaning assigned to such term in Section 2.01(a).

“Blocked Merger” means the merger of the Blocked Borrower into the Borrower, following which the Borrower is the surviving entity and succeeds to all rights and obligations of the Blocked Borrower under the Loan Documents.

“Blocked Termination Date” means the earliest to occur of (i) the consummation of the Cristal Acquisition without the use of any of the proceeds of the Blocked Dollar Term Loans, (ii) termination of the Cristal Acquisition Agreement prior to the consummation of the Cristal Acquisition, and (iii) the occurrence of the Cristal Outside Date prior to the satisfaction of the conditions set forth in Section 4.03.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrower Notice” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by Holdings or the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by Holdings or the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date in the same currency and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower and/or the Blocked Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit C or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower and/or the Blocked Borrower, as applicable.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Closing Date.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Closing Date, recorded as capitalized leases.

“Cash Equivalents” means any of the following, to the extent owned by Holdings or any Restricted Subsidiary:

(a)          Dollars, Euros, Sterling, Australian dollars, and such other currencies held by it from time to time in the ordinary course of business;

(b)          readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by Holdings); provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c)          time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)          commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)          repurchase agreements for underlying securities of the types described in clauses (b) and (d) above and (f) below entered into with any Approved Bank;

(f)          marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)          securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)          investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)          [Reserved];

(j)          instruments equivalent to those referred to in clauses (a) through (i) above denominated in Euros, pounds Sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(k)          investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (j) of this definition;

(l)          demand deposit accounts holding cash;

(m)          other short-term investments of a type analogous to the foregoing utilized by Foreign Subsidiaries;

(n)          interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G8 government or other G8 governmental agency or a G8 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof; and

(o)          investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (n) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth above, provided that such amounts are converted into any currency listed above as promptly as practicable and in any event within 20 Business Days following the receipt of such amounts.

 “Cash Management Obligations” means (a) obligations in respect of any treasury management services, overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit, commercial credit card, debit card, stored value card or purchase card programs and similar arrangements.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations.”

“CFC” means a Foreign Subsidiary treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code that is owned by any Domestic Subsidiary of Holdings (other than the Borrower or the Blocked Borrower).

“Change in Control” means:

(1) at any time after the date hereof, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than (x) Exxaro or (y) Cristal or any of ~~and~~ their respective Affiliates (a) shall have acquired beneficial ownership or control of more than 50% on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Holdings; (ii) Holdings (or, in the event a ~~Top Hat~~Top-Hat Transaction has been consummated, a Parent Entity of Holdings) shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of the Borrower; or (iii) the majority of the seats (other than vacant seats) on the Board of Directors of Holdings (or, in the event a ~~Top Hat~~Top-Hat Transaction is consummated, a Parent Entity of Holdings) cease to be occupied by Persons who either (a) were members of the Board of Directors of Holdings on the Closing Date or (b) were nominated for election by the Board of Directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

(2) 30 days shall have passed since the occurrence of a “change in control” (or corresponding definition) under the Senior Unsecured 2022 Notes, the Senior Unsecured 2025 Notes, the Revolving Credit Agreement or any other agreement with respect to Material Indebtedness of Holdings or any other Loan Party.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

 “Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent the relevant increased costs or loss of yield would have been included if they had been imposed under applicable increased cost provisions, including, without limitation, for purposes of Section 2.15.

“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Dollar Term Loans, Blocked Dollar Term Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans or Other Revolving Loans, (b) any Commitment, refers to whether such Commitment is an Initial Dollar Term Commitment, Blocked Dollar Term Loan Commitment, Incremental Revolving Loan Commitment, Incremental Term Loan Commitment, Other Revolving Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Term Commitments, Other Revolving Commitments, Other Term Loans, Other Revolving Loans, Incremental Term Loans and Incremental Revolving Loans that have different terms and conditions shall be construed to be in different Classes, and upon the consummation of the Blocked Merger, the Initial Dollar Term Loans and the Blocked Dollar Term Loans shall constitute one and the same fungible Class.

 “Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Refinancing” means, collectively, the repayment, redemption, repurchase or other discharge of the Existing Credit Agreement Indebtedness and the Notes Indebtedness, the termination of all commitments to extend credit thereunder and the termination and release of any security interests and guarantees in connection therewith.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the Loan Documents, and its successors and assigns in such capacity.

“Collateral Agreements” means the Security Documents, including those set out forth in Exhibit D, each substantially in the form agreed between the relevant grantor of Collateral and the Administrative Agent prior to the Closing Date.

 “Collateral and Guarantee Requirement” means, at any time (subject, with respect to any Non-US Loan Party only, to the Agreed Security Principles), the requirement that:

(a)          the Administrative Agent shall have received from (i) Holdings and each Restricted Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (ii) Holdings and each Restricted Subsidiary (other than an Excluded Subsidiary) and the Blocked Borrower those forms of Collateral Agreements set forth in Exhibit D, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date (including in the case of any Person that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary)), documents and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in Section 4.01, and (iii) an executed joinder to the Intercreditor Agreement in substantially the form attached as an exhibit thereto as required thereby;

(b)          all outstanding Equity Interests of the Borrower and the Restricted Subsidiaries (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Documents and (except in the case of Equity Interests of Immaterial Subsidiaries), the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)          other than to the extent constituting an Excluded Asset in the case of a Loan Party that is not a Non-US Loan Party, if any Indebtedness for borrowed money of Holdings, the Borrower or any other Subsidiary in a principal amount of $20,000,000 or more is owing by such obligor to any Loan Party and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Security Documents and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)          in respect of each Collateral Agreement, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and this Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recording; and

(e)          the Administrative Agent shall have received from the Borrower and each applicable Guarantor:

(i)          fully executed and (where customary in an applicable jurisdiction) notarized Mortgages, in each case in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Mortgaged Property, together with all related title documents (if any) and any such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Borrower or applicable Guarantor and Collateral Agent;

(ii)          an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each state or jurisdiction in which a Mortgaged Property or a Mining Mortgage Property or other property subject to a Mortgage is located with respect to the due authorization, execution, delivery and enforceability of the Mortgages to be recorded in such state or jurisdiction and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii)          (A) ALTA mortgagee title insurance policies with all endorsements requested by the Collateral Agent or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Collateral Agent with respect to each Mortgaged Property located in the United States encumbered by such Mortgages (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent, (B) evidence reasonably satisfactory to the Collateral Agent that such Loan Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records and (C) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue each Title Policy;

(iv)          (A) if any Mortgaged Property is not located in Flood Zone, at least 5 Business Days prior to entering into such Mortgage, a completed  Flood Certificate, which Flood Certificate shall (x) be addressed to the Collateral Agent and (y) otherwise comply with the Flood Program or (B) if any Mortgaged Property is located in a Flood Zone, at least 45 days prior to entering into such Mortgage, (i) a completed  Flood Certificate, which Flood Certificate shall (x) be addressed to the Collateral Agent and (y) otherwise comply with the Flood Program, (ii) the Borrower’s written acknowledgement of receipt of written notification from the Collateral Agent (x) as to the existence of such Mortgaged Property and (y) as to whether the community in which each Mortgaged Property is located is participating in the Flood Program (a “Borrower Notice”) and (iii) if such Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Insurance Laws (“Evidence of Flood Insurance”); and

(v)          ALTA surveys of all Mortgaged Properties located in the United States certified to the Collateral Agent; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the title company and delivers such certificate to the title company to enable it to issue a title policy (1) removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a new survey for such real property and (2) including all endorsements that would otherwise have been included has a new survey been obtained, then a new survey shall not be required.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary (i) in respect of US Loan Parties, if such assets constitute Excluded Assets, (ii) in respect of Non-US Loan Parties, other than in accordance with the Agreed Security Principles and/or (iii) if the grant or perfection of a security interest in such asset would (A) be prohibited by enforceable anti-assignment provisions of any applicable law (other than anti-assignment provisions included in general banking conditions), (B) violate the terms of any contract (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition) (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or (C) trigger termination of any contract pursuant to any “change of control” or similar provision (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition); it being understood that the Collateral shall include any proceeds and/or receivables (other than to the extent constituting Excluded Assets) arising out of any contract described in this clause (iii) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable law (and in respect of any Non-US Loan Parties, is otherwise effective) notwithstanding the relevant prohibition, violation or termination right, (b) Liens required to be granted from time to time pursuant to the terms of this Agreement shall be subject to exceptions and limitations set forth in the Agreed Security Principles and in the Security Documents as in effect on the Closing Date, (c) [reserved], (d) the Administrative Agent shall not be authorized to take any perfection actions with respect to assets of US Loan Parties consisting of (A) commercial tort claims with a value less than $20,000,000, (B) Vehicles and other assets subject to certificates of title, (C) letter of credit rights that cannot be perfected by filing a financing statement under the UCC, (D) promissory notes evidencing debt for borrowed money in a principal amount individually or in an aggregate of less than $20,000,000 and (E) (i) the Equity Interests of any Immaterial Subsidiary and/or (ii) the Equity Interests of a Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, (e) unless also required pursuant to the terms of the Revolving Credit Agreement, no Loan Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (f) in respect of any Subsidiary which is formed or acquired after the Closing Date, the provisions of this definition shall only apply on the date set forth in Section 5.13.  The Administrative Agent (in its reasonable discretion) may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date, the timelines set forth in Schedule 5.17 or in the Security Documents or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“COMI” means the centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation).

“Commitment” means, with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Initial Dollar Term Commitment, Blocked Dollar Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any competitor of Holdings and/or any of its subsidiaries set out in Exhibit K.

“Company Materials” has the meaning assigned to such term in Section 5.01.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) except in its capacity as a Lender or potential lender, has access to any information (other than information that is publicly available) relating to Holdings, the Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit J or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

 “Consolidated Cash Interest Charges” means, for any period, the total interest expense of Holdings, and its Restricted Subsidiaries and the Blocked Borrower  for such period determined on a consolidated basis net of any interest income, which shall be determined on a cash basis only and solely in respect of Indebtedness of the type described in the definition of Consolidated Total Debt and excluding, for the avoidance of doubt, (i) any non-cash interest expense and any capitalized interest, whether paid or accrued, (ii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (iii) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (vii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (viii) any one-time cash costs associated with breakage in respect of Swap Agreements for interest rates, (ix) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (x) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (xi) expensing of bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)          without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)          total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii)          provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations,

(iii)          depreciation, depletion and amortization (including  amortization of deferred financing fees or costs (including original issue discount)),

(iv)          other non-cash charges  (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Holdings may determine not to add back such non-cash charge in the current period or (B) to the extent Holdings decides to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period,

(v)          [Reserved],

(vi)          losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing,

(vii)          cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back,

(viii)          (A) any costs or expenses incurred or paid by Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or long term incentive plan or agreement, any severance agreement or any stock subscription or shareholder agreement, and (B) any charge in connection with the rollover, acceleration or payout of equity interests held by management and members of the board of Holdings (or any direct or indirect parent thereof), in each case under this clause (B), to the extent any such cash charge is funded with net cash proceeds contributed to Holdings as a capital contribution or as a result of Net Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests, any “specified equity contribution” or any “excluded contribution” (other than any such excluded contribution designated for such purpose)) of Holdings,

(ix)          any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,

(x)          charges attributable to, and payments of, legal settlements, fines, judgments or orders,

(xi)          to the extent deducted in the calculation of Consolidated Net Income, earn-out obligation expense incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which is paid or accrued during the applicable period,

(xii)          to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as Holdings in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent such proceeds are not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)),

(xiii)          the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party,

(xiv)           charges, expenses or losses incurred in connection with any Tax Restructuring (in each case, whether or not consummated), and

(xv)          charges relating to the sale of products in new locations, including, without limitation, start-up costs, initial testing and registration costs in new markets, the cost of feasibility studies, travel costs for employees engaged in activities relating to any or all of the foregoing and the allocation of general and administrative support in connection with any or all of the foregoing;

plus

(b)          without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions, the Cristal Acquisition and any restructuring, cost saving initiative or other initiative that are projected by Holdings in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated on or prior to the date that is eight fiscal quarters after the end of the relevant Test Period or, in the case of the Transactions, the Closing Date, (including restructuring and integration charges) (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit during the eight fiscal quarter period referred to above that is associated with the relevant action); provided that (A) such cost savings are factually supportable and reasonably identifiable and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above or are excluded from Consolidated Net Income pursuant to clause (a) of the definition thereof;

less

(c)          without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)          non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii)          the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Restricted Subsidiary that is not a wholly-owned subsidiary added to and not deducted in such period from Consolidated Net Income, and

(iii)          cash expenditures (or any netting arrangements resulting in increased cash expenditures) not representing Consolidated EBITDA in any period to the extent non-cash losses relating to such expenditures were added to the calculation of Consolidated EBITDA for any previous periods and not subtracted back;

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP; provided that:

(I)          there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis,

(II)          there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders), and

(III)        Consolidated EBITDA shall be increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Agreements (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies.

 “Consolidated First Lien Debt” means the amount of Consolidated Total Net Debt (x) under this Agreement and the Revolving Credit Agreement (or any refinancing of the Revolving Credit Agreement) and (y) that is secured by a Lien on any assets or property of Holdings and its Restricted Subsidiaries on an equal priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations in respect of the Term Loans or the ABL Loans.

 “Consolidated Net Income” means, for any period, the net income (loss) of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a)          extraordinary, exceptional unusual or non-recurring gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ opening costs, restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves and any restructuring charge relating to any Tax Restructuring), whether or not classified as restructuring expense on the consolidated financial statements, business optimization charges, systems implementation charges, charges relating to entry into a new market, consulting charges, software development charges, charges associated with new systems design, project startup charges, charges in connection with new operations, corporate development charges, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of multi-employer plan or pension liabilities), for such period,

(b)          the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)          Transaction Costs, including (i) payment of any severance and the amount of any other success, change of control or similar bonuses or payments payable to any current or former employee, director, officer or consultant of Holdings or any of its Subsidiaries as a result of the Transaction without the requirement of any action on the part of Holdings or any of its Subsidiaries, and (ii) costs in connection with payments related to the rollover, acceleration or payout of equity interests and stock options held by management and members of the board of the Borrower and its Subsidiaries, including the payment of any employer taxes related to the items in this clause (c), and similar costs, expenses or charges incurred in connection with the Cristal Acquisition and any other Permitted Acquisition or Specified Transaction,

(d)          the net income (loss) for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions or other similar payments that are actually paid in cash (or to the extent converted into cash) by such Person to Holdings or any Restricted Subsidiary during such period,

(e)          any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities (including any Public Offering of Holdings or any direct or indirect parent company), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f)          any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g)          accruals and reserves that are established or adjusted in accordance with GAAP (including any adjustment of estimated payouts on existing earnouts, inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or the acquisition method of accounting, as the case may be, in relation to the Transactions, the Cristal Acquisition or any consummated acquisition or the amortization or write-off of any amounts thereof) or changes as a result of the adoption or modification of accounting policies during such period,

(h)          all Non-Cash Compensation Expenses,

(i)          any income (loss) attributable to deferred compensation plans or trusts, any employment benefit scheme or any similar equity plan or agreement,

(j)          [Reserved]

(k)          any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l)          any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m)          any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances or any other currency-related risk), unrealized or realized net foreign currency translation or transaction gains or losses impacting net income,

(n)          any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o)          any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities;

(p)          the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions, the Cristal Acquisition or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes; and

(q)          all discounts, commissions, fees and other charges (including interest expense) associated with any Permitted Receivables Financing.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Debt” means Consolidated Total Net Debt that is secured by a Lien on any assets or property of Holdings and the Restricted Subsidiaries.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries in accordance with GAAP (excluding, for the avoidance of doubt, amounts attributable to Unrestricted Subsidiaries). Prior to the delivery of the financial statements pursuant to Section 5.01(a) and Section 5.01(b), Consolidated Total Assets shall be determined by reference to the Pro Forma Financial Statements.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit to the extent not reimbursed within one Business Day following the drawing thereof, Capital Lease Obligations (other than 2017 GAAP Leases) and third party Indebtedness obligations evidenced by bonds, debentures, notes or similar instruments, in each case of Holdings and the Restricted Subsidiaries and the Blocked Borrower on such date, on a consolidated basis and determined in accordance with GAAP (but without giving effect to any election to value any such Indebtedness at “fair value”, as described in clause (a) of the definition of “GAAP”, or any other accounting principle that results in any such Indebtedness (other than zero coupon Indebtedness) being reflected as an amount below the stated principal amount thereof and excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition or other Investment); provided that Permitted Receivables Financings shall not constitute Indebtedness of the type included in the definition of Consolidated Total Debt.

“Consolidated Total Net Debt” means, as of any date of determination, (a) Consolidated Total Debt as of such date, minus (b) (x) the aggregate amount of unrestricted cash and Cash Equivalents owned by Holdings and the Restricted Subsidiaries and the Blocked Borrower, as reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP but without giving Pro Forma Effect to the receipt of the proceeds of any Indebtedness that is incurred on such date and (y) cash and Cash Equivalents restricted in favor of the Credit Facilities (which may also include cash and Cash Equivalents securing other Indebtedness permitted hereunder that is secured by a Lien on the Collateral along with the Credit Facilities).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by Holdings and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Contribution Amount” has the meaning given in subsection 444-90(1A) in Schedule 1 of the Australian Taxation Administration Act 1953 (Cth).

“Contribution Indebtedness” means unsecured Indebtedness of Holdings, any Borrower or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to Holdings and contributed to the Borrower (other than the proceeds from the issuance of Disqualified Stock or contributions by the Borrower or any Restricted Subsidiary) whether through the issuance or sale of capital stock or otherwise,  provided that such Contribution Indebtedness is incurred within 365 days after the receipt of the related cash contribution, as applicable, except to the extent utilized in connection with any other transaction permitted by Section 6.04 and Section 6.08, and except to the extent such amount increases the Available Amount.

 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Corporations Act” shall mean the Australian Corporations Act 2001 (Cth).

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Term Loans, Incremental Revolving Loan Commitments or Incremental Revolving Loans, (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) other than the Maturity Limitation Excluded Amount, does not have a Weighted Average Life to Maturity shorter than the Refinanced Debt and does not mature prior to the maturity date of the Refinanced Debt (excluding, in each case, any bridge loans so long as the long term Indebtedness into which such bridge facility is to be converted satisfies this clause (a)), (b) does not have mandatory prepayment or redemption provisions (other than customary asset sale proceeds events, insurance and condemnation proceeds events, change of control offers, events of default or, in the case of secured Indebtedness, excess cash flow sweeps (but no greater than the excess cash flow sweeps then applicable to the Loans)) that could result in the prepayment or redemption thereof prior to the maturity date of the Refinanced Debt, (c) with respect to Refinanced Debt consisting of Incremental Revolving Loan Commitments, will not require scheduled amortization or mandatory commitment reductions prior to the Latest Maturity Date of such Refinanced Debt, (d) except as otherwise provided herein or such amount is otherwise permitted under Section 6.01, is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium and fee payable by the terms thereof, accrued but unpaid interest and fees and expenses and upfront fees  incurred in connection with such exchange, extension, renewal, replacement or refinancing and assuming full par value for any Refinanced Debt which was issued at a discount), (e) is not issued, borrowed or guaranteed by any entity that is not a Loan Party, (f) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations (unless also provided for the benefit of the Lenders) and (ii) is secured on an equal priority basis with or on a junior basis to the Liens securing the Secured Obligations and is subject to the relevant Intercreditor Agreement(s) and (g) has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and, subject to clauses (a) and (b) above, prepayment or redemption provisions, provided that any such Indebtedness that is secured on an equal priority basis with the Liens securing the Secured Obligations may participate in any mandatory prepayment on a pro rata basis (or on a basis that is less than pro rata, but not on a greater than pro rata basis) with the Loans) that are substantially identical to or not materially more  favorable (when taken as a whole and as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the Refinanced Debt (when taken as a whole) (it being understood that, to the extent that any covenant or other provision is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant or provisions is either (i) also added for the benefit of the Term Facility, (ii) only applicable to periods after the Latest Maturity Date at the time of such refinancing or (iii) as reasonably agreed by the Administrative Agent) and if subordinated in right of payment, subject to subordination provisions reasonably acceptable to the Borrower and the Administrative Agent.

“Credit Facilities” means the Term Facility and the other credit facilities established under this Agreement.

“Cristal” means The National Titanium Dioxide Company, Limited.

“Cristal Acquisition” means the acquisition by Holdings and certain of its Subsidiaries of Cristal’s titanium dioxide business pursuant to the terms of the Cristal Acquisition Agreement.

 “Cristal Acquisition Agreement” means the Transaction Agreement, dated as of February 21, 2017, by and among Cristal and (solely for purposes of certain provisions thereof) Cristal Inorganic Chemicals Netherlands Coöperatief W.A, and ~~Holdings~~Tronox Limited, as the same may be from time to time amended, waived, modified and/or supplemented.

“Cristal Outside Date” means May 21, 2018 (subject to any extensions to such date that correspond to an extension of the outside date for consummation of the Cristal Acquisition pursuant to the Cristal Acquisition Agreement, including by amendment thereto).

“Debtor Relief Laws” means the bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

 “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C)(1) substantially in the form of Exhibit E.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit F, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Discounted Prepayment Closing Date” means, in the case of an Offer of Specified Discount Prepayment or Solicitation of Discount Range Prepayment Offer, five Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii).

“Disposal Basket” has the meaning assigned to such term in the definition of “Prepayment Event”.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)          matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)          is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)          is redeemable (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants, of Holdings (or any direct or indirect parent thereof), the Borrower or any other Subsidiary or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof), the Borrower or any other Subsidiary in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective affiliates or immediate family members) of the Borrower (or any direct or indirect parent thereof or any subsidiary) shall be considered a Disqualified Equity Interest solely because such stock is redeemable or subject to repurchase pursuant to any customary stock option, employee stock award or similar agreement that may be in effect from time to time.

“Disqualified Lenders” means:

(a)          those Persons identified in writing by ~~Holdings~~Tronox Limited or the Borrower to the Joint Bookrunners in writing on or prior to September 7, 2017;

(b)          any Company Competitor that is identified in writing by ~~Holdings~~Tronox Limited or the Borrower to the Joint Bookrunners on or prior to the Closing Date (which list of Company Competitors may be supplemented by Holdings after the Closing Date by means of a written notice to the Administrative Agent, but which supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or have entered into a trade therefor); and

(c)          any Affiliate of any Person described in clauses ((a)) and (b) above (other than any Competitor Debt Fund Affiliate) that is either (x) identified in writing to the Administrative Agent or (y) clearly identifiable solely on the basis of such Affiliate’s name;

it being understood and agreed that the identification of any Person as a Disqualified Lender after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in the Loans or has entered into a trade therefor.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated any alternative currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in accordance with Section 1.05 hereof.

“Dollar Term Lenders” shall mean each Lender that has a Dollar Term Loan Commitment or that holds a Dollar Term Loan.

“Dollar Term Loan Commitments” means the Initial Dollar Term Loan Commitments and the Blocked Dollar Term Commitments.

“Dollar Term Loans” means the Initial Dollar Term Loans and the Blocked Dollar Term Loans.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(b) with respect to any fiscal year of Holdings, if the First Lien Net Leverage Ratio as of the end of such fiscal year is (a) greater than 3.00:1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than 2.75:1.00 but less than or equal to 3.00:1.00, 25% of Excess Cash Flow for such fiscal year and (c) equal to or less than 2.75:1.00, 0% of Excess Cash Flow for such fiscal year; provided, that if after taking into account any portion of a prepayment required pursuant to Section 2.11(b), the First Lien Net Leverage Ratio shall be reduced to the level set forth in either clause (b) or (c), the remainder of such prepayment required to be made on such date shall be made in accordance with the percentage set forth in such clause (b) or (c) as applicable.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, with respect to any term facility or other term loans, as of any date of determination, the sum of (i) the higher of (A) the applicable Adjusted LIBO Rate on such date for a deposit with a maturity of three months and (B) the “LIBOR floor”, if any, with respect thereto as of such date (or other applicable margin), (ii) the Applicable Rate (or other applicable margin) as of such date for Eurocurrency Loans (or other loans that accrue interest by reference to a similar reference rate) and (iii) the amount of any original issue discount and/or upfront fees paid and payable thereon (converted to yield assuming a four-year average life and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such term loan facility or other term loans.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including, in the case of Term Loans and subject to the requirements of Sections 9.04(g), (h) or (i), as applicable, Holdings, the Borrower or any of their Affiliates), other than, in each case, (i) a natural person or (ii) a Defaulting Lender.  For the avoidance of doubt, any Disqualified Lender is subject to Section 9.04(h).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means applicable common law and applicable Requirements of Law, and all applicable injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the generation, use, handling transportation, storage, treatment or disposal (including any Release or threatened Release) of any Hazardous Material, or, to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise, (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) of Holdings or any other Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of or noncompliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in, or interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or Section 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by a Loan Party or any ERISA Affiliate to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA) applicable to any Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA), or a complete or partial withdrawal (within the meanings of Section 4203 and Section 4205 of ERISA, respectively) from a Multiemployer Plan; or (h) the occurrence of a Foreign Benefit Plan Event or (i) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent,” within the meaning of Section 4245 of ERISA or in “endangered or critical status,” within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

 “Eurocurrency” means, in respect of any Loan or Borrowing, a LIBOR Loan or Borrowing.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to the excess of:

(a)          the sum (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), without duplication, of:

(i)          Consolidated Net Income for such period,

(ii)          an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii)          decreases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period,

(iv)          an amount equal to the aggregate net non-cash loss on dispositions by Holdings and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v)          extraordinary cash gains during such period; less:

(b)          the sum (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), without duplication (including in any subsequent fiscal years), of:

(i)          an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a), (c), (e) and (q) of the definition of “Consolidated Net Income”, except to the extent such cash charges were financed with Indebtedness (other than revolving Indebtedness),

(ii)          without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures made in cash during such period or, at the option of Holdings, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such period, except to the extent that such Capital Expenditures were financed with Indebtedness (other than revolving Indebtedness),

(iii)          (x) the aggregate amount of all principal payments of Indebtedness, including (A) the principal payments of Term Loans under this Agreement made pursuant to Section 2.10(a), (B) the principal component of payments in respect of Capitalized Leases and (C) the amount of any mandatory prepayment of Loans, in each case, to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (I) all other prepayments of Term Loans and Incremental Term Loans or reductions in principal amount of Term Loans or Incremental Term Loans as a result of an assignment made in accordance with Section 9.04(g), (II) all prepayments of revolving loans made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder), (III) all principal prepayments of Indebtedness (other than the Loans) to the extent reducing the required prepayment of Term Loans or Incremental Term Loans in respect of such period pursuant to the final sentence of Section 2.11(c) and (IV) all such principal payments of Indebtedness to the extent financed with Indebtedness (other than revolving Indebtedness, except to the extent revolving Indebtedness is replacing or refinancing revolving Indebtedness) and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness referred to in clause (x), to the extent not financed with Indebtedness (other than revolving Indebtedness),

(iv)          an amount equal to the aggregate net non-cash gain on Dispositions by Holdings and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)          increases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and decreases in long-term deferred revenue for such period,

(vi)          cash payments by Holdings and the Restricted Subsidiaries during such period in respect of non-current liabilities of the Holdings and the Restricted Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and were not financed with Indebtedness (other than revolving Indebtedness),

(vii)          without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Investments (other than Investments in Cash Equivalents and Investments made pursuant to Section 6.04(b), (d), (n) (to the extent made in lieu of Restricted Payments referred to in the first parenthetical to clause (viii) below), (t), (u) and (bb)) and acquisitions not prohibited by this Agreement made in cash during such period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such period, to the extent that such Investments acquisitions and were not financed with Indebtedness (other than revolving Indebtedness) (it being understood that the reference to Section 6.04(d) in this clause (vii) shall be without prejudice to the ability to utilize any other provision of this clause (b) to the extent applicable),

(viii)          the amount of Restricted Payments (other than Restricted Payments made pursuant to Section 6.08(a)(i), (vii)(E) (to the extent made to finance Investments excluded from clause (vii) above pursuant to the first parenthetical thereto) and (viii)) paid in cash during such period or, at the option of the Borrower, made prior to the date Holdings is required to make a payment of Excess Cash Flow in respect of such period, and not prohibited by this Agreement (for the avoidance of doubt, solely to the extent that such Restricted Payments made during such period are not deducted (and not added back) in calculating Consolidated Net Income), to the extent such Restricted Payments were not financed with Indebtedness (other than revolving Indebtedness),

(ix)          [Reserved],

(x)          without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by Holdings or any Restricted Subsidiary pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period and (2) to the extent set forth in a certificate of a Financial Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such period is required to be delivered pursuant to Section 5.01(d), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Holdings or any Restricted Subsidiary (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions, other Investments (other than Investments in Cash Equivalents and Investments made pursuant to Section 6.04(b), (d), (n), (t), (u) and (bb)) or Capital Expenditures (including other purchases of intellectual property) to be consummated or made during the immediately succeeding fiscal year; provided that to the extent the aggregate amount of internally generated cash flow of Holdings or the Restricted Subsidiaries actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such subsequent period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period,

(xi)          the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside (with respect to taxes payable in the immediately succeeding tax year), payable, or reasonably estimated to be payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xii)          the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income,

(xiii)          to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions or any permitted Investment, Equity Issuance or debt issuance (whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by Holdings,

(xiv)          [Reserved]; and

(xv)          cash expenditures in respect of hedging or derivative arrangements permitted hereunder during such period to the extent not deducted in calculating Consolidated Net Income.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the Exchange Rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such Exchange Rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means, (a) (x) any fee owned real property other than Material Real Property and (y) all leasehold interests in real property, (b) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (c) any asset to the extent a pledge thereof or grant of security interest therein is prohibited by any Requirement of Law (including any legally effective requirement to obtain the consent of any governmental authority, except to the extent such consent has been obtained, other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including the Uniform Commercial Code of any applicable jurisdiction), (d) margin stock and, to the extent (i) prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) or requiring the consent of one or more third parties (other than ~~Holdings~~any Holding Company) under and/or (ii) any pledge could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than ~~Holdings~~any Holding Company) pursuant to, any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Restricted Subsidiaries that are wholly-owned subsidiaries, (e) assets to the extent a grant or perfection of a security interest in such assets would result in material adverse tax consequences to Holdings, the Borrower or any of its Restricted Subsidiaries as reasonably determined by the Borrower in consultation with (but without the consent of) the Administrative Agent, (f) in respect of United States Federal trademark applications, any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, provided that, upon the filing of a “Statement of Use” or “Amendment to Allege Use”, such trademark application will cease to be an Excluded Asset, (g) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement permitted hereunder to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement, capital lease or similar arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (h)  the Equity Interests of any (i) Immaterial Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary, any special purpose entity used for any securitization facility permitted hereunder and/or any captive insurance company, (iv) any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings), (v) any Equity Interests of an Acquired Entity or Business pledged to secure Indebtedness assumed under Section 6.01(a)(vii) permitted to be assumed hereunder and (vi) any Equity Interests of any Person other than a wholly-owned Restricted Subsidiary if the joint venture or other agreement governing such Person prohibits the pledge of such Equity Interests, (i) receivables, leases contracts, loans, mortgages, royalties and related assets (or interests therein) including but not limited to inventory, bank accounts, records and proceeds of any of the foregoing (A) sold or contributed to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in, in each case, connection with any Permitted Receivables Financing, and/or (j) solely with respect to the obligations of US Loan Parties that are United States persons for U.S. federal income tax purposes (for avoidance of doubt, excluding the Borrower or the Blocked Borrower), (i) in excess of 65% of the voting Equity Interests of (A) any first-tier Foreign Subsidiary of a Domestic Subsidiary that is a CFC or (B) any FSHCO, and (ii) any Equity Interests in any Subsidiary owned by any CFC or FSHCO described in clause (j)(i); provided that any Equity Interest in which there has previously been a security interest pursuant to this Agreement shall not be excluded as a result of the application of this clause (j) even if such Equity Interest subsequently satisfies the conditions for exclusion under this clause (j); provided further that notwithstanding the foregoing, to the extent secured by Non-US Loan Parties under a floating charge (or other similar security) under a global security document, the class of assets referred to in paragraphs (a), (e), (f) and (g) shall not be considered “Excluded Assets”.  Other assets shall be deemed to be “Excluded Assets” if the Administrative Agent and the Borrower reasonably agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”): (a) any Subsidiary that is not a wholly-owned subsidiary of Holdings and (b) each Subsidiary listed on Schedule 1.01(a).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations.  If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or the Blocked Borrower hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(f), ~~and~~ (c) any withholding Tax imposed pursuant to FATCA~~.~~, (d) withholding required on account of the payee receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 or any similar Australian law, and (e) Taxes imposed because the payee has not received written notice of that recipient’s Australian tax file number or Australian business number or evidence of any exemption that recipient may have from the need to advise its Australian tax file number or Australian business number.

“Existing Credit Agreement Indebtedness” means the principal, interest, fees and other amounts, other than contingent obligations not due and payable, outstanding under (a) that certain Amended and Restated Credit and Guaranty Agreement originally dated as of February 8, 2012, as amended and restated as of March 19, 2013 and as further amended, restated, amended and restated and/or supplemented from time to time, between Tronox Pigments (Netherlands) B.V. as borrower, certain subsidiaries of ~~Holdings~~Tronox Limited as guarantors, Goldman Sachs Bank USA, UBS Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets as joint lead arrangers, joint bookrunners and co-syndication agents, certain lenders party thereto and Goldman Sachs BANK USA as administrative agent and collateral agent and (b) that certain syndicated revolving credit agreement originally dated April 1, 2015, as amended, restated, amended and restated and/or supplemented from time to time between, among others, ~~Holdings~~Tronox Limited, certain lender parties thereto and UBS AG, Stamford Branch as administrative agent.

“Exxaro” means Exxaro Resources Limited, a company organized under the laws of the Republic of South Africa, Exxaro Holdings Sands (Proprietary) Limited, a company incorporated in the Republic of South Africa, and Exxaro International BV, a company incorporated in The Netherlands and each of their Affiliates.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset.  Except as otherwise expressly set forth herein, such value shall be determined in good faith by Holdings.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

“First Lien Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period most recently ended on or prior to such date to (ii) the sum of (x) Consolidated Cash Interest Charges for such Test Period and (y) the aggregate amount of all scheduled principal payments of Indebtedness (including the principal component of payments in respect of Capital Leases) made by Holdings, the Restricted Subsidiaries and the Blocked Borrower during such Test Period.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Benefit Plan Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.

“Foreign Pension Plan” means any defined benefit plan sponsored, maintained or contributed to by any Loan Party or any Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority (and for the avoidance of doubt, does not include any third party superannuation fund to which any Australian Loan Party makes or is obliged to make any contribution).

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(e).

“Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Borrower or the Blocked Borrower) that has no material assets other than Equity Interests and debt, if any, in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Funded Debt” means all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Holdings or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Future Patent Entity” has the meaning assigned to such term in Section 5.01.

“GAAP” means generally accepted accounting principles in the United States of America (and with respect to Loan Parties organized under the laws of the Netherlands, accounting principles generally applied in the Netherlands), as in effect from time to time; provided, however, that if Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by Holdings or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof.  Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(f).

~~“~~Group~~” means Holdings and each of its Subsidiaries from time to time.~~

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into after the Closing Date in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit H.

“Guarantors” means collectively, Holdings and the Subsidiary Loan Parties and, other than as to its own obligations, the Borrower.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic (or any other term of similar meaning and regulatory import) pursuant to any Environmental Law.

~~“~~Holdings~~” has the meaning assigned to such term in the preamble hereto.~~

“Holding Company” means (a) at any time prior to (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Limited, and (b) upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, each of Tronox Holdings, Tronox Intermediate Holdings and Tronox Limited.

“Holdings” means (a) at any time prior to (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Limited, and (b) upon and after (i) the consummation of a Top-Hat Transaction and (ii) the satisfaction of all Accession Conditions in connection therewith, Tronox Holdings.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Impacted Loans” has the meaning assigned to such term in Section 2.14(a)(ii).

“Incremental Cap” shall have the meaning given to such term in Section 2.20.

“Incremental Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Equivalent Debt” has the definition assigned to such term in Section 6.01(a)(xxiii).

“Incremental Facility” shall mean the facility in respect of any Incremental Loan.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.20(d).

“Incremental Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Loan” has the meaning assigned to such term in Section 2.20(b).

“Incremental Request” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Credit Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Revolving Loan Commitment” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” has the meaning assigned to such term in Section 2.20(b).

“Incremental Term Commitment” has the meaning assigned to such term in Section 2.20(a).

“Incremental Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(b).

“Indebtedness” of any Person means, without duplication,

(a)          all obligations of such Person for borrowed money,

(b)          all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,

(c)          all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d)          all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after being due and payable and (iii) liabilities associated with customer prepayments and deposits),

(e)          all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(f)          to the extent not otherwise included, all Guarantees by such Person of Indebtedness of others,

(g)          all Capital Lease Obligations of such Person other than an amount in respect of 2017 GAAP Leases that is equal to the amount of any liability in respect thereof that would, as at the Closing Date, had such lease been effect, not be required to be capitalized on a balance sheet,

(h)          all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and

(i)          all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business and (iv) Indebtedness of any Parent Entity (for which none of Holdings or any Restricted Subsidiary is liable) appearing on the balance sheet of Holdings solely by reason of push down accounting under GAAP.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Person” has the meaning assigned to such term in Section 9.03(b).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or the Blocked Borrower under any Loan Document.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Dollar Term Commitment” means, with respect to each Dollar Term Lender, the commitment of such Dollar Term Lender to make a Dollar Term Loan hereunder on the Closing Date.  The amount of each Dollar Term Lender’s Initial Dollar Term Commitment is set forth on Schedule 2.01(a) under the caption “Initial Dollar Term Commitment”.  As of the Closing Date, the total Initial Dollar Term Commitment is $1,500,000,000.

“Initial Dollar Term Loan” has the meaning assigned to such term in Section 2.01(a).

“Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intercompany Intercreditor Agreement” means the Intercompany Intercreditor Agreement substantially in the form attached hereto as Exhibit W.

“Intercompany Loans” means (a) that certain Intercompany Loan, dated as of June 2012, between Tronox UK Finance Limited, as the lender, and Tronox Mineral Sands (Pty) Ltd., as the borrower, in the approximate principal amount of ZAR 5,080 million, and (b) that certain Intercompany Loan, dated as of June 2012, between Tronox UK Finance Limited, as the lender, and Tronox KZN Sands (Pty) Ltd., as the borrower, in the approximate principal amount of ZAR 777 million.

“Intercompany Note” means that Third Amended and Restated Intercompany Note, dated as of September 22, 2017, by and among Holding and its subsidiaries.

“Intercreditor Agreements” means any Market Intercreditor Agreement and the ABL Intercreditor Agreement, as the context may require.

“Interest Election Request” means a request by the Borrower or the Blocked Borrower (as applicable) to convert or continue a Borrowing in accordance with Section 2.07 substantially in the form of Exhibit I hereto.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) to the extent necessary to create a fungible tranche of Term Loans, the date of the incurrence of any Incremental Term Loans.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if available to each Lender participating therein, 12 months or such other period less than one month thereafter as the Borrower or Blocked Borrower (as applicable) may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means all “inventory” (as defined in Article 9 of the UCC regardless of whether the UCC is applicable to such Collateral), including inventory, merchandise, goods and other personal property that are held for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received to and received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency.

“IRS” means the United States Internal Revenue Service.

“ITSA” means an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Australian Taxation Administration Act 1953 (Cth) and complies with the Australian Taxation Administration Act 1953 (Cth) and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Taxation Administration Act 1953 (Cth), any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“Joint Bookrunners” means (i) Bank of America, N.A., (ii) Citi, (iii) Goldman Sachs Bank USA, (iv) Wells Fargo Securities, LLC, (v) RBC Capital Markets, (vi) Credit Suisse Securities (USA) LLC, and (vii) Barclays Bank PLC.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Debt” has the meaning assigned to such term in Section 6.08(b).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Facility, any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LCA Election” has the meaning assigned to such term in Section 1.08(a).

“LCA Test Date” has the meaning assigned to such term in Section 1.08(a).

“Lead Arrangers” means (i) Bank of America, N.A., (ii) Citi, (iii) Goldman Sachs Bank USA, (iv) Wells Fargo Securities, LLC, (v) RBC Capital Markets, (vi) Credit Suisse Securities (USA) LLC, and (vii) Barclays Bank PLC.

“Lenders” means the Term Lenders and any other Person that shall have become a party hereto as a lender pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means:

(a)          for any Interest Period with respect to a LIBOR Borrowing, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)          for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; and

(c)          if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, ‘security interest’ as defined in the Australian PPS Law or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means any acquisition (including by way of merger) or Investment permitted hereunder by Holdings or one or more of its Restricted Subsidiaries of any assets, business or Person permitted to be acquired hereunder, in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower and the Blocked Borrower (as applicable) of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations of the Borrower and the Blocked Borrower (as applicable) under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower and the Blocked Borrower (as applicable) under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreements, the Intercreditor Agreements, the Intercompany Intercreditor Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning assigned to such term in Section 2.24(a).

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower and the Blocked Borrower (as applicable) pursuant to this Agreement.

“Majority in Interest” when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Loans of such Class representing more than 50% of all Loans of such Class outstanding at such time; provided that (i) the total outstanding Loans of Holdings or any Subsidiary or Affiliate thereof and (ii) whenever there are one or more Defaulting Lenders, the total outstanding Loans of each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.

“Market Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means, a circumstance or condition that would materially and adversely affect (in each case after taking into account all relevant factors or circumstances including any insurance, warranty, indemnity or other resources available to Holdings and its Restricted Subsidiaries or right of recourse against any third party with respect to the relevant circumstance or condition) (i) the business, assets, financial condition or results of operations and any obligation of any person in force to provide any equity investment in each case, of Holdings, the Borrower or the Blocked Borrower (as applicable) or Holdings and the Restricted Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents or (iii) the rights and remedies (taken as a whole) of the Administrative Agent and the Lenders under the applicable Loan Documents.

“Material Indebtedness” means (without duplication) Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations (other than 2017 GAAP Leases), unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and the Restricted Subsidiaries in an aggregate outstanding principal amount exceeding $75,000,000; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements and/or collateral posted) that Holdings or any Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with an individual Fair Market Value of greater than $20,000,000, as determined on the Closing Date for existing real property and on the date of acquisition for any after-acquired real property (or the date of substantial completion of any material improvement thereon or new construction thereof).

“Material Subsidiary” means (a) each Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of Holdings and the Restricted Subsidiaries for such quarter or that is designated by Holdings as a Material Subsidiary and (b) any Restricted Subsidiary that, taken together with other Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for all such Restricted Subsidiaries and their respective Restricted Subsidiaries) for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings and the Restricted Subsidiaries for such quarter.

“Maturity Limitation Excluded Amount” means an aggregate amount equal to $210,000,000, less the aggregate principal amount of Credit Agreement Refinancing Indebtedness, Incremental Facilities, Incremental Equivalent Debt, Permitted Debt Exchange Notes, Ratio Indebtedness, Acquisition Debt and Permitted Refinancings with respect to the foregoing, in each case to the extent incurred in reliance on such Maturity Limitation Excluded Amount (it being understood and agreed that Permitted Refinancings incurred in reliance on the Maturity Limitation Excluded Amount may exceed the remaining amount available to be utilized pursuant to this definition above by an amount not to exceed the amounts set forth in clause (a)(i) of the definition of Permitted Refinancing).

“Maturity/Weighted Average Life Condition” has the meaning provided in Section 2.20(e)(i).

“Maximum Tender Condition” has the meaning set forth in Section 2.25(b).

“MFN Adjustment” has the meaning provided in Section 2.20(e)(ii).

“MFN Covenant Condition” has the meaning provided in Section 2.20(e)(iii).

“Minimum Tender Condition” has the meaning set forth in Section 2.25(b).

“Mining Mortgage” means a mortgage granting a Lien on any Mining Mortgaged Property to secure the Secured Obligations.

“Mining Mortgaged Property” means (i) each mining tenement (as defined or described in any Requirement of Law in respect of mining, exploration or prospecting) held by a Loan Party, (ii) all mineral sands and other metals and minerals (as defined or described in any Requirement of Law in respect of mining, exploration or prospecting) and including precious stones, buildings, improvements, structures, systems, fixtures, plant, machinery, tools and other personal property from time to time in or on each mining tenement described in clause (i) above or the area of the land the subject of that mining tenement and (iii) any certificate, registration, title or other evidence of ownership of, or rights to, anything described in a clause above, with respect to which a Mining Mortgage is granted pursuant to Section 5.13, Section 5.14 and Section 5.17 (if any).

“MIRE Event” means if there are any Mortgaged Properties at such time, any increase, extension of the maturity or renewal of any of the Commitments or Loans (including an Incremental Facility Amendment, Loan Modification Agreement, Permitted Amendment or Refinancing Amendment, but excluding for the avoidance of doubt (a) any continuation or conversion of borrowings or (b) the making of any Loan).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, Mining Mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property or any other parcel of real property and the improvements thereon in respect of which a Lien is required by the Loan Documents to be granted to secure the Secured Obligations (including any Mining Mortgaged Property), provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property.  Each Mortgage shall be in a form reasonably acceptable to the Administrative Agent.

“Mortgaged Property” means each parcel of real property located in the United States and the improvements thereon owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.13, Section 5.14 and Section 5.17 (if any).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or with respect to which any Loan Party or ERISA Affiliate could have liability under Section 4212(c) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, and (ii) in the case of a Recovery Event, insurance proceeds or condemnation or similar awards that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) (~~A~~x) in the case of a Disposition, the amount of all payments that are permitted hereunder and are made by Holdings and the Restricted Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred and outstanding hereunder (other than (1) the Loans or (2) other pari passu or junior Indebtedness secured by a Lien on the Collateral and incurred or outstanding pursuant to Section 6.01(a)) and secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) in the case of a Disposition, the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings or the Restricted Subsidiaries and (iii) the amount of all Taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c)

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-US Loan Party” means any Loan Party that is not organized in or under the laws of the United States, any State thereof, or the District of Columbia.

“Not Otherwise Applied” means, with reference to the Available Amount, that such amount was not previously (or concurrently) applied pursuant to Section 6.01(a)(xxviii), 6.04(o), 6.08(a)(viii) or 6.08(b)(iv).

“Notes Indebtedness” means the principal, interest, fees and other amounts, other than contingent obligations not due and payable, outstanding under the Senior Unsecured 2020 Notes.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.11(e).

“OFAC” has the meaning assigned to such term in Section 3.16(c).

“Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Revolving Commitment” means one or more Classes of revolving credit commitments hereunder or extended Incremental Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, intangible, filing, or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment, other than an assignment pursuant to Section 2.19.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of term loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Parent Entity” means any Person that is a direct or indirect parent of Holdings and of which Holdings is a direct or indirect wholly-owned subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Requirements” means the need for filings or registrations or the taking of actions needed to establish control necessary or, in the reasonable judgment of the Administrative Agent or Collateral Agent, advisable, in each applicable jurisdiction, to create or perfect Liens over the Collateral granted by the Loan Parties in favor of the Secured Parties and the delivery to the Collateral Agent of any stock certificate or other certificate of title required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.

“Permitted Acquisition” means an Acquisition Transaction together with other Investments necessary to consummate such Acquisition Transaction; provided that:

(a)          except in the case of a Limited Condition Transaction (in which case, compliance with this clause (a) shall be determined in accordance with Section 1.08(a)), after giving Pro Forma Effect to any such Acquisition Transaction or Investment, no Event of Default shall have occurred and be continuing,

(b)          the business of such Person, or such assets, as the case may be, will be a Similar Business,

(c)          with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof that constitutes a Restricted Subsidiary) or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken, to the extent required by Section 5.13 and 5.14 (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Restricted Subsidiary constitutes an Excluded Subsidiary), and

(d)          such acquired person becomes a Restricted Subsidiary.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate and/or modifying the amortization schedule with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) amended covenants or other provisions shall be substantially identical to or not more favorable (when taken as a whole and as reasonably determined by the Borrower) to the Accepting Lenders than the Indebtedness subject to such Loan Modification Offer unless (i) also added for the benefit of the Loans remaining outstanding after the issuance or incurrence of such Indebtedness (ii) only applicable after the Latest Maturity Date at the time of such refinancing or (iii) as reasonably agreed by the Administrative Agent.

“Permitted Debt Exchange” has the meaning assigned to such term in Section 2.25(a).

“Permitted Debt Exchange Notes” has the meaning assigned to such term in Section 2.25(a).

“Permitted Debt Exchange Offer” has the meaning assigned to such term in Section 2.25(a).

“Permitted Encumbrances” means:

(a)          Liens for taxes, assessments or other governmental charges that are not delinquent for a period of more than (x) in the case of any such Liens on any assets of any Person organized under the laws of the United States, the United Kingdom or Australia or any state, province or other subdivision thereof, 30 days and (y) otherwise, 60 days, or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect;

(b)          Liens imposed by statutory or common law, such as landlords’ carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than (x) in the case of any such Liens on any assets of any Person organized under the laws of the United States, the United Kingdom or Australia or any state, province or other subdivision thereof, 30 days and (y) otherwise, 60 days, or, in each such case, if more than 30 days (in the case of clause (x)) and 60 days (in the case of clause (y)) overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;

(c)          (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation or (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);

(d)          Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for the payment of Indebtedness), governmental contracts and leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e)          easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions, zoning restrictions and other similar encumbrances, matters that are or would be reflected on a survey of any real property, irregularities of title, title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(f)          (i) Liens securing, or otherwise arising from, judgments, awards attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(j) and (ii) any pledge and/or deposit securing any settlement of litigation;

(g)          Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of the Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of Holdings or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or other similar instrument to the extent such obligations are permitted by Section 6.01;

(h)          rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts or cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)          Liens arising from precautionary Uniform Commercial Code financing statements, Australian PPS Law financing statements or any similar filings made in respect of operating leases or consignment or bailee arrangements entered into by Holdings or any of the Restricted Subsidiaries.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of senior secured notes, bonds or debentures or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without control of remedies) with the Loan Document Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans) and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Market Intercreditor Agreement and the ABL Intercreditor Agreement.  Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

 “Permitted Receivables Financing” means a securitization or other similar financing (including any factoring program) of Permitted Receivables Financing Assets that is non-recourse to Holdings, the Borrower and the Restricted Subsidiaries (except for (w) recourse to any Foreign Subsidiaries that own the assets underlying such financing (or have sold such assets in connection with such financing), (x) any customary limited recourse pursuant to the Standard Securitization Undertakings or, to the extent applicable only to non-Loan Parties, recourse that is customary in the relevant local market, (y) any performance undertaking or Guarantee, to the extent applicable only to non-Loan Parties, that is customary in the relevant local market, and (z) an unsecured parent Guarantee by Holdings or any Restricted Subsidiary that is a parent company of a Foreign Subsidiary of obligations of Foreign Subsidiaries, and, in each case, reasonable extensions thereof).

“Permitted Receivables Financing Assets” means (a) any accounts receivable, loan receivables, mortgage receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all assets securing or related to any such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of any such receivable or asset, lockbox accounts and records with respect to any such receivable or assets and any other assets (including inventory and proceeds thereof) customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization, factoring or receivables financing or sale transaction.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except (i) by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such modification, refinancing, refunding, renewal or extension, (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made and (iii) to the extent such excess amounts is otherwise permitted to be incurred under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(xiv) (other than in respect of Indebtedness for borrowed money) and (a)(xvii) or to the extent permitted pursuant to the Maturity Limitation Excluded Amount, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) such Permitted Refinancing is not secured by a Lien on any assets other than the collateral securing, and with no higher priority than, the Indebtedness being refinanced, (e) if unsecured, such Indebtedness shall remain unsecured (unless permitted to be secured by another provision of Section 6.02) and (f) no Loan Party that was not an obligor with respect to the Indebtedness being refinanced shall be an obligor under the Permitted Refinancing and if the Indebtedness being refinanced was (or was required to be) subject to a Market Intercreditor Agreement and the ABL Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such Market Intercreditor Agreement and the ABL Intercreditor Agreement, in each case providing for the same (or lesser) lien priority.  For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Reorganization” means, to the extent not otherwise permitted under this Agreement:

(i)          any corporate reorganization (or similar transaction or event) undertaken (each, a “Reorganization”), and each step reasonably required to effect such Reorganization, provided that, in connection therewith, (x) any assets distributed that were, immediately prior to such Reorganization, owned by Holdings and its Restricted Subsidiaries, continue to be owned by Holdings and its Restricted Subsidiaries, (y) any assets that were, immediately prior to such Reorganization, owned by a Loan Party prior to such Reorganization, continue to be owned by a Loan Party after giving effect to such Reorganization, and (z) any assets subject to a Lien in favor of the Collateral Agent immediately prior to such Reorganization shall be subject to a Lien in favor of the Collateral Agent after giving effect to such Reorganization; and

(ii)          any transaction or series of transactions or steps, including using a scheme of arrangement under Pt 5.1 of the Australian Corporations Act or similar arrangement (the “Top-Hat Transaction”) pursuant to which Holdings becomes a wholly-owned direct or indirect subsidiary of a parent company (the “Top-Hat Company”), which shall be publicly listed, provided, that, after giving effect to such Top-Hat Transaction the Top-Hat Company shall be organized and existing under the laws of the United States, any state in the United States or the District of Columbia, Ireland or the United Kingdom, provided, that (y) any assets that were, immediately prior to such Reorganization, owned by a Loan Party prior to such Reorganization, continue to be owned by a Loan Party after giving effect to such Reorganization, and (z) any assets subject to a Lien in favor of the Collateral Agent immediately prior to such Reorganization shall be subject to a Lien in favor of the Collateral Agent after giving effect to such Reorganization;

in the case of any of clauses (i) and (ii) above, such Reorganization shall only qualify as a Permitted Reorganization if (w) no Default or Event of Default is continuing, (x) such Restructuring does not impair the Guarantee or the security interests of the Lenders in any material respect and is otherwise not adverse to the Lenders in any material respect, (y) neither the Borrower nor the Blocked Borrower shall change its jurisdiction of organization or formation in connection therewith and (z) after giving effect to such Restructuring, Holdings and its Restricted Subsidiaries otherwise comply with Section 5.14.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis with the Loan Document Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans) and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Market Intercreditor Agreement and the ABL Intercreditor Agreement.  Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of senior unsecured notes, bonds or debentures or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans) and (ii) such Indebtedness is not secured by any Lien on any property or assets of Holdings or any Restricted Subsidiary.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in clause (b) of the definition of “Excess Cash Flow”.

“Platform” has the meaning assigned to such term in Section 5.01.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among ~~Holdings,~~ the Borrower, the Blocked Borrower, the other Loan Parties party thereto and the Collateral Agent.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Borrower immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a)          (i) any sale, transfer or other Disposition of any property or asset (other than the Alkali Sale) of Holdings or any Restricted Subsidiary pursuant to Section 6.05(i), Section 6.05(j), Section 6.05(l), Section 6.05(m) or Section 6.05(p) or the occurrence of any Recovery Event (or series of related Dispositions or Recovery Events) resulting, in each case, in Net Proceeds exceeding the greater of (x) $35,000,000 or (y) 5.00% of Consolidated EBITDA, in the aggregate in any fiscal year (the “Disposal Basket”); provided~~,~~ that, for the avoidance of doubt, other than in respect of the Alkali Sale (and other than as set forth in the next succeeding proviso), only Net Proceeds in excess of such amount shall be subject to the mandatory prepayment provisions set forth in Section 2.11(b) and no Prepayment Event shall occur pursuant to this clause (a)(i) in any fiscal year until the Net Proceeds received during such fiscal year exceed the Disposal Basket; provided, further, that the first $100,000,000 of such Net Proceeds received after the Amendment No. 2 Effective Date and which are required (and permitted) to be applied to prepay Term Loan Borrowings pursuant to the Loan Documents (other than any such Net Proceeds received after the date that the Cristal Acquisition Agreement has been terminated or abandoned without the Cristal Acquisition having been consummated) shall be applied as set forth in Section 2.11(b) without regard to the Disposal Basket, or (ii) the Alkali Sale; ~~or~~

(b)          the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 (after the occurrence of the Amendment No. 2 Effective Date) (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Loans) or permitted by the Required Lenders pursuant to Section 9.02~~.~~; or

(c)          the repayment in full of the Intercompany Loans with proceeds from the South African Term Loans.

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (b) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (a) in making any determination of Consolidated EBITDA or any component thereof, effect shall be given to any Specified Transaction, the Cristal Acquisition and any synergies, operating improvements, cost savings or restructurings of the business of Holdings or any of the Restricted Subsidiaries, in each case, that occurred during the Reference Period or with respect to any such event or transaction included in the definition of Specified Transactions are expected to occur within eight (8) fiscal quarters of the determination to take such actions and which Holdings determines are reasonably identifiable and projected in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken, and without duplication of any such amount included in Consolidated EBITDA pursuant to the definition thereof, and provided that any increase in Consolidated EBITDA as a result of synergies, operating improvements, cost savings and restructurings pursuant to this definition shall be subject to the limitations set forth in clause (b) of the definition of Consolidated EBITDA; (b) in making any determination on a Pro Forma Basis, of Pro Forma Compliance or of Pro Forma Effect, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or repaid during the Reference Period (or with respect to Indebtedness repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or repaid at the beginning of such period and (y) interest expense of such Person attributable to interest on any Indebtedness for which pro forma effect is being given as provided in preceding clause (x) bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, (c) with respect to (A) any redesignation of a Subsidiary as an Restricted Subsidiary, effect shall be given to such Subsidiary redesignation and all other Subsidiary redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary redesignation then being designated, collectively and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively and (d) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated. Whenever a financial ratio or test or covenant is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of Holdings are available and have been delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b).

“Pro Forma Disposal Adjustment” means, taking into account any limitations set forth in the definition of Pro Forma Basis, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between Holdings or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 4.01.

“Proceeding” has the meaning assigned to such term in Section 9.03(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Public Offering” means the issuance by Holdings or any Parent Entity of its common Capital Stock in a public offering pursuant to an effective registration statement filed with the SEC or any other comparable Governmental Authority in any other applicable jurisdiction (whether alone or in connection with a further public offering).

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of ~~Holdings~~any Holding Company that:

(1)          is not subject to any Guarantee by any Subsidiary of ~~Holdings~~any Holding Company (including the Borrower, but excluding any other Holding Company),

(2)          will not mature prior to the date that is six (6) months after the Latest Maturity Date with respect to any Loans in effect on the date of issuance or incurrence thereof,

(3)          has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (5) below),

(4)          does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the later to occur of (i) the date that is four (4) years from the date of the issuance or incurrence thereof and (ii) the date that is 180 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and

(5)          has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company);

provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Loan Party) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Secured Obligations or provide Collateral.

“Recovery Event” means the receipt by Holdings or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Holdings or any of its Restricted Subsidiaries in respect of any such event but not by reason of any loss of revenues or interruption of business or operations caused thereby.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, Holdings and the other Loan Parties, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having substantially the same Guarantees) issued in a Dollar-for-Dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the officers, directors, employee, partners, members, agents, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata and including the environment within any building or other structure).

“Removal Effective Date” has the meaning assigned to such term in Article VIII.
“Reorganization” has the meaning assigned to such term in the definition of “Permitted Reorganization”.

“Representative” has the meaning assigned to such term in Section 9.12.

“Repricing Transaction” means (a) the incurrence any Loan Party of any Indebtedness in the form of term loans secured on a pari passu basis with the Term Loans (i) having an Effective Yield for the respective Type of such Indebtedness that is less than (and not by virtue of any fluctuation in any “base” rate) the Effective Yield for the Dollar Term Loans, but excluding Indebtedness incurred in connection with (A) a Public Offering yielding proceeds in excess of $75,000,000, (B) a Change in Control or (C) or a Transformative Acquisition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Dollar Term Loans or (b) any effective reduction in the Effective Yield for the Dollar Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with (A) a Public Offering yielding proceeds in excess of $75,000,000, (B) a Change in Control or (C) a Transformative Acquisition.

“Required Additional Debt Terms” means with respect to any Ratio Indebtedness, Incremental Equivalent Debt and Acquisition Debt (a) such Indebtedness is subject to the terms of, and exceptions to, the Maturity/Weighted Average Life Condition, (b) such Indebtedness is subject to the terms of, and exceptions to, the MFN Covenant Condition, (c) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall not be secured by any assets of a Loan Party other than the Collateral securing the Secured Obligations unless such asset is added to the Collateral to secure the Secured Obligations, (d) such Indebtedness is subject to the terms of and exceptions to, the MFN Adjustment, (e) to the extent such Indebtedness is borrowed, issued or guaranteed by any Loan Party, such Indebtedness shall not be guaranteed by any Person which is not a Loan Party (unless such guarantee is added for the benefit of the Lenders) and (f) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall be subject to a Market Intercreditor Agreement and the ABL Intercreditor Agreement.

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing more than 50.0% of the outstanding Term Loans and unused Commitments at such time; provided that (a) the total outstanding Term Loans subject to Section 9.04(g) of Holdings or an Affiliate or Subsidiary thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Commitments of each Defaulting Lender shall, in the case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, secretary, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payment” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary, and Tronox Sands LLP, Tronox Sands UK Holdings Limited, Tronox Sands Investment Funding Limited and Tronox UK Finance Limited shall constitute Restricted Subsidiaries.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(c).

“Retained South African Loan Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Revolving Credit Agreement” means that certain syndicated revolving credit facility agreement dated as of the date hereof, among ~~Holdings~~Tronox Limited and certain of its Subsidiaries, as borrowers and guarantors, the lenders signatory thereto and the ABL Agent.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

 “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State, the European Union, any Member State of the European Union, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine)

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC and the U.S. Department of State), the European Union, the United Kingdom (including without limitation, sanctions enforced by Her Majesty’s Treasury), the government of Switzerland or any similar laws of those jurisdictions where Holdings or any of its Subsidiaries does business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Restricted Subsidiaries (other than Receivables Subsidiaries) in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” means (i) with respect to the Loan Parties, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), and (ii) with respect to the Blocked Borrower, the Blocked Borrower Obligations.

“Secured Parties” means (a) each Lender, (b) the Administrative Agent and Collateral Agent, (c) each other Agent, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Restricted Subsidiaries (other than Receivables Subsidiaries) under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Closing Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Closing Date or (c) is entered into after the Closing Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Intercreditor Agreements, the Australian Security Trust Deed, the Collateral Agreements, the Australian General Security Deed, the Australian Specific Security Deed and each other security agreement or pledge agreement, including any intellectual property security agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 4.01(e), Section 5.13, Section 5.14 or Section 5.17 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Unsecured 2020 Notes” means the notes issued pursuant to that certain indenture dated August 20, 2012 providing for the issuance of 6.375% unsecured Senior Notes due 2020.

“Senior Unsecured 2022 Notes” means the notes issued pursuant to that certain indenture dated March 19, 2015 providing for the issuance of 7.50% unsecured Senior Notes due 2022.

“Senior Unsecured 2025 Notes” means the notes issued pursuant to that certain indenture dated September 22, 2017 providing for the issuance of 5.750% unsecured Senior Notes due 2025.

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries or such group of Restricted Subsidiaries and their respective Restricted Subsidiaries, as applicable) for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings and the Restricted Subsidiaries for such quarter.

“Similar Business” means (1) any business conducted by Holdings or any Restricted Subsidiary on the Closing Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that Holdings and its Restricted Subsidiaries conduct on the Closing Date.

“Sold Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D), substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Solvent” and “Solvency” means with respect to any Person on any date of determination, that on such date (i) the Fair Value and the Present Fair Saleable Value of the assets of such Person exceeds such Person’s Stated Liabilities and Identified Contingent Liability; (ii) such person does not have Unreasonably Small Capital; and (iii) such Person can pay its Stated Liabilities and Identified Contingent Liability as they mature.  For purposes of the foregoing, (a) “Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of a Person would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, (b) “Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated (provided that for purposes of determining Solvency on the Closing Date, this clause (b) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date), (c) “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person, (d) “Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of such person; provided that for purposes of determining Solvency on the Closing Date, this clause (d) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities pursuant to the proviso in clause (c) above)) as identified and explained in terms of their nature and estimated magnitude and (e) “Can pay their Stated Liabilities and Contingent Liabilities as they mature” means such Person will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable; provided that for purposes of determining Solvency on the Closing Date, this clause (e) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date) and (f) “Do not have Unreasonably Small Capital” means such Person will have sufficient capital to ensure that it is a going concern.

“South African Credit Agreement” means that certain Term Loan and Revolving Credit Facilities Agreement, dated on or about the Amendment No. 2 Effective Date, among Tronox Mineral Sands Proprietary Limited and Tronox KZN Sands Proprietary Limited, as borrowers with joint and several liability, the lenders party thereto from time to time, The Standard Bank of South Africa Limited, as Coordinating Bank, and Firstrand Bank Limited, as Facility Agent.

“South African Term Loans” has the meaning assigned to such term in Section 6.01(a)(xx)(A).

“Special Purpose Entity” means a direct or indirect subsidiary of any Loan Party, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from the Loan Parties and their other subsidiaries.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of an Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit N.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit O, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Event of Default” means an Event of Default occurring under Sections 7.01(a), 7.01(g), or 7.01(h).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, operating improvements, restructurings or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” to such event.

“SPV” has the meaning assigned to such term in Section 9.04(f).

“Standard Securitization Undertakings” means all representations, warranties, covenants, pledges, transfers, purchases, dispositions, guaranties and indemnities (including repurchase obligations in the event of a breach of representation and warranty) and other undertakings made or provided, and servicing obligations undertaken, by any Loan Party or Subsidiary thereof that the Borrower has determined in good faith to be customary in connection with a Permitted Receivables Financing.

“Starter Basket” means the greater of (1)(x) $700,000,000 and (y) Consolidated EBITDA for the most recently completed Test Period (calculated on a Pro Forma Basis) minus (2) any amounts previously utilized pursuant to Section 2.20(d)(iii)(A) hereof and the amount of Incremental Equivalent Debt incurred pursuant to Section 6.01(xxiii) in reliance on the Starter Basket hereof.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.  Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply therewith, the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the Closing Date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Subordinated Indebtedness” means any Indebtedness (other than, for purposes of Section 6.08(b), the Intercompany Loans) contractually subordinated in right of payment to the Loan Document Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or, in the case of a partnership, more than 50.0% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means (a) each Restricted Subsidiary (other than the Borrower) that is a party to the Guarantee Agreement and (b) any other Restricted Subsidiary of Holdings that may be designated by Holdings that is reasonably acceptable to the Administrative Agent (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement or such new Security Documents as the Administrative Agent reasonably requests and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.13 as if it were newly acquired.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(f).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(e).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Act on Withholding Tax of 13 October 1965, as from time to time amended (Bundesgesetz über die Verrechnungssteuer).

“Swiss Guarantor” means a Guarantor which is incorporated in Switzerland.

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by Holdings in good faith) entered into after the date hereof so long as such Tax Restructuring does not impair the Guarantee or the security interests of the Lenders in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such Tax Restructuring, Holdings and its Restricted Subsidiaries otherwise comply with Section 5.14.

“Taxes” means any and all present or future taxes, levies, imposts, duties, value added taxes, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the term loan facilities represented by the Term Loans.

“Term Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of any Term Loans, an Incremental Facility Amendment in respect of any Term Loans or a Refinancing Amendment in respect of any Term Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loans” means the Initial Dollar Term Loans, the Blocked Dollar Term Loans, the Incremental Term Loans or any Other Term Loans, as applicable.

“Term Maturity Date” means (a) in the case of the Dollar Term Loans, the seventh anniversary of the Closing Date and (b) in the case of any Incremental Term Facility or any Other Term Loan, the date set forth in the applicable documentation in respect thereof.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, and (b) all Loan Document Obligations and Blocked Borrower Obligations (in each case, other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been paid in full.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of Holdings ended June 30, 2017.

“TFA” means a tax funding agreement between the members of an Australian Tax Consolidated Group which includes (a) reasonably appropriate arrangements for the funding of tax payments by the head company (as defined in the Australian Tax Act) having regard to the position of each member of the Australian Tax Consolidated Group and (b) reasonably appropriate arrangements for the compensation of each member of the Australian Tax Consolidated Group to compensate such member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Australian Tax Consolidated Group, any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“Title Policy” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Top-Hat Company” has the meaning assigned to such term in the definition of “Permitted Reorganization”.

“Top-Hat Transaction” has the meaning assigned to such term in the definition of “Permitted Reorganization”.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transactions” means, collectively, (a) the funding of the Dollar Term Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement to occur on the Closing Date, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transaction Costs” means any fees, expenses and other transaction costs incurred or paid by Holdings, the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents, the ABL Loans, the Senior Unsecured 2025 Notes and the transactions contemplated hereby and thereby.

 “Transformative Acquisition” means any merger, acquisition or material investment, in any such case by Holdings and its Restricted Subsidiaries that either (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Holdings and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by Holdings acting in good faith.

“Tronox Holdings” means Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales with registered number 11653089.

“Tronox Intermediate Holdings” means Tronox Investment Holdings Limited, a private limited company incorporated under the laws of England and Wales with registered number 11880284.

“Tronox Limited” has the meaning assigned to such term in the preamble hereto.

“TSA” means an agreement between the members of an Australian Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act, any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UK Loan Party” means any Loan Party incorporated in or established under the laws of England and Wales.

“US Loan Party” means any Loan Party organized in or under the laws of the United States, any State thereof, or the District of Columbia.

“Unaudited Financials” means the unaudited consolidated balance sheet of ~~Holdings~~Tronox Limited and its consolidated subsidiaries as at the end of, and related unaudited consolidated statements of income and cash flows of ~~Holdings~~Tronox Limited and its Subsidiaries for the period ended June 30, 2017.

“Unrestricted Subsidiary” means any Subsidiary (other than ~~Holdings~~a Holding Company or the Borrower) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.18 subsequent to the Closing Date and~~, as of the Closing Date,~~ Tronox GmbH, Tronox Pigments GmbH, Tronox Pigments (Singapore) Pte. Ltd. and Tronox Blocked Borrower LLC.

“USA Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009), as amended from time to time.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Stock” means, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Whitewash Australian Entity” means any Australian Subsidiary which is required to obtain approval to the giving of financial assistance in accordance with section 260B of the Corporations Act in connection with the Cristal Acquisition or any other acquisition.

“Whitewash Completion Date” means in respect of each ~~other~~ Australian Subsidiary from time to time that is a Whitewash Australian Entity, (i) while the ultimate Australian holding company of that Whitewash Australian Entity is a public company, the date which is no later than 60 days (or such longer period as consented to by the Collateral Agent in its sole discretion) after the next scheduled annual general meeting of ~~Holdings~~that ultimate Australian holding company after the date such Australian Subsidiary is acquired by, or otherwise becomes a Subsidiary domiciled in Australia of, Holdings or one of its Subsidiaries or (ii) otherwise, the date which is no later than 90 days (or such longer period as consented to by the Collateral Agent in its sole discretion) after such Australian Subsidiary is acquired by, or otherwise becomes a Subsidiary domiciled in Australia of, Holdings or one of its Subsidiaries.

“Whitewash Documents” means the documents, in a form approved by the Administrative Agent (acting reasonably), required under section 260B of the Corporations Act for approving the giving of financial assistance being given by any Australian Subsidiary that is a Whitewash Australian Entity under all relevant Loan Documents to which it is proposed to be a party, including, in respect of each Whitewash Australian Entity and the ultimate Australian holding company, the circular or sole member (as applicable) resolution approving the giving of the financial assistance by the relevant company, an explanatory statement setting out all the information that is material to the decision on how to vote on such resolution, a notice proposing the passing of a resolution to approve the giving of the financial assistance and as required, ASIC forms 2602 (financial assistance details), 2601 (intention to give financial assistance) (other than for the ultimate Australian holding company) and 2205 (notification of resolutions regarding shares) (including, in each case, with all necessary attachments, if any).

“Whitewash Resolution Date” means, in respect of an Australian Subsidiary that is a Whitewash Australian Entity, the date which is at least 14 days prior to the relevant Whitewash Completion Date for such Australian Subsidiary.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Blocked Borrower, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02         Classification of Loans and Borrowings.

For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term Borrowing”).

SECTION 1.03          Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (f) references to any matter being “permitted” under this Agreement or in any Loan Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or such Loan Document, and (g) unless otherwise specified herein, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.04          Accounting Terms; GAAP.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Notwithstanding anything to the contrary herein, but subject to Section 1.08, for purposes of determining compliance with any test contained in this Agreement, the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio that are calculated with respect to any Test Period during which a Specified Transaction occurs shall be calculated on a Pro Forma Basis.  Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Specified Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating the First Lien Net Leverage Ratio for purposes of the definition of “Applicable Rate” the date of the required calculation shall be the last day of the Test Period, and no Specified Transaction occurring thereafter shall be taken into account).

(c)          Where reference is made to Holdings and the Restricted Subsidiaries on a “consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than the Restricted Subsidiaries unless otherwise specified therein.

(d)          In the event that Holdings elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, Holdings and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, Fixed Charge Coverage Ratio and the Secured Net Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating Holdings’ financial condition shall be substantially the same after such change as if such change had not been made.  Until such time as such an amendment shall have been executed and delivered by Holdings, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of Holdings) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)          Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capitalized Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capitalized Leases in conformity with GAAP on the date hereof shall be considered Capitalized Leases (such leases, the “2017 GAAP Leases”), and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. A “Capitalized Lease” is any lease which would, in accordance with GAAP as at the original date of this Agreement, be treated as a “Capitalized Lease” but, for the avoidance of doubt, shall exclude any lease, concession, license of property or other arrangement (or guarantee thereof) which would be considered an operating lease under GAAP as at the original date of this Agreement which is subsequently treated as “Capitalized Lease” as a result of any change to the treatment of such leases or other arrangements under GAAP.

SECTION 1.05          Currency Translation; Rates.

(a)          For purposes of any determination under Article V, Article VI or Article VII expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided further that, for the avoidance of doubt, the foregoing provisions of this Section 1.05 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.  For purposes of any determination of Consolidated Total Debt or Consolidated Total Net Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or Section 5.01(b) adjusted to reflect the currency translation effects, determined in accordance with GAAP, of any Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent.  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Holdings’ consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b)          The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, except as expressly provided herein.

SECTION 1.06          Timing of Payment of Performance.    When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

SECTION 1.07          Cashless Rollovers.    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Credit Agreement Refinancing Indebtedness, Loans in connection with any Extended Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars, “in immediately available funds”, “in Cash” or any other similar requirement.

SECTION 1.08          Certain Calculations and Tests.

(a)          Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of (i) determining compliance with any provision in this Agreement or any Loan Document that requires the calculation of any financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test). (ii) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) testing any cap expressed as a percentage of Consolidated EBITDA and any other availability of a “basket” or exception set forth in Article VI, in each case in connection with a Specified Transaction or other transaction permitted hereunder, undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, at the election of the Holdings (Holdings’ election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), will be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Test Period ending prior to the LCA Test Date, Holdings could have taken such action on the relevant LCA Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or “basket”, such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with.  For the avoidance of doubt, if Holdings has made an LCA Election and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, (A) any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated and (B) solely in connection with the calculation of any ratio or “basket” availability with respect to the making of Restricted Payments, any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had not been consummated.  For the further avoidance of doubt, in the absence of an LCA Election, unless specifically stated in this Agreement to be otherwise, all determinations of (x) compliance with any financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio test, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA, (y) any representation and warranties, or any requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (z) any availability test under any “baskets” shall be made as of the applicable date of the consummation of the Specified Transaction.

(b)          Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio test, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio test, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof and any concurrent borrowing under a revolving facility, including a Borrowing consisting of Incremental Revolving Loans) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

SECTION 1.09          Rounding.    Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up for five).

SECTION 1.10          Baskets.

(a)          For purposes of the covenants described in Sections 6.01, 6.02, 6.04 and 6.08, if any Indebtedness, Lien, Investment or Restricted Payment(or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments or Restricted Payments (or a portion thereof) in any manner that complies with the covenants set forth in Sections 6.01, 6.02, 6.04 and 6.08, as applicable, and may later divide and reclassify any such Indebtedness, Lien or Investment so long as the Indebtedness, Lien, Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(b)          Notwithstanding any other provisions to the contrary in this Agreement or any other Loan Document, prior to the date on which the Cristal Acquisition is consummated, the amount of any fixed Dollar amount in any permission, test or basket (including all de minimis baskets or thresholds) set forth in this Agreement and the other Loan Documents (other than ~~that~~those set forth in Section 6.01(a)(xx) and Section 6.08(a)(xviii)) (each a “Fixed Dollar Basket”) shall be deemed to be reduced to 50% of the amount of the Fixed Dollar Basket set forth herein.

SECTION 1.11          Dutch Terms.  In this Agreement, where it relates to or has an effect on a Dutch entity or its assets, or Dutch security, then, solely for purposes of Dutch law, a reference to:

(a)          a necessary action to authorize where applicable, includes without limitation:

(i)          any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden); and

(ii)          obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Dutch Works Councils Act (Wet op de ondernemingsraden);

(b)          gross negligence means grove schuld;

(c)          negligence means schuld;

(d)          a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(e)          a liquidation or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(f)          an insolvency includes:

(i)          suspension of payments (surseance verleend);

(ii)          emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht);

(iii)          bankruptcy (failliet verklaard);

(iv)          any other insolvency proceedings listed in Annex A of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast);

(g)          a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(h)          any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);

(i)          a trustee or receiver includes a curator;

(j)          an administrator includes a bewindvoerder;

(k)          an attachment includes a beslag;

(l)          a merger includes a juridische fusie;

(m)          a demerger includes a juridische splitsing; and

(n)          financial assistance means any action or contemplated action prohibited by Section 2:98(c) of the Dutch Civil Code (Burgerlijk Wetboek).

Article II

THE CREDITS

SECTION 2.01          Commitments.

(a)          Subject to the terms and conditions set forth herein, each Term Lender with a Dollar Term Loan Commitment severally agrees to make (x) a Term Loan to the Borrower denominated in Dollars on the Closing Date in a principal amount equal to its Initial Dollar Term Commitment (the “Initial Dollar Term Loan”) and (y) a Term Loan to the Blocked Borrower on the Closing Date in a principal amount equal to its Blocked Dollar Term Commitments (the “Blocked Dollar Term Loan” and collectively with the Initial Dollar Term Loan, the “Dollar Term Loans”).

(b)          Subject to the terms and conditions set forth in any Incremental Facility Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Term Loans, each Term Lender party thereto severally agrees to, as applicable, make, exchange, renew, replace or refinance Term Loans on the date specified therein in an aggregate amount not to exceed the amount of such Term Lender’s Commitment as set forth therein.

SECTION 2.02          Loans and Borrowings.

(a)          Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)          Subject to Section 2.14, each Term Loan Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as Holdings may request in accordance herewith; provided that all Borrowings made on the Closing Date must be made as Dollar-denominated ABR Borrowings unless Holdings shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower or the Blocked Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower or the Blocked Borrower to repay such Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower or the Blocked Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).

(c)          At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurocurrency Borrowings outstanding.

SECTION 2.03          Requests for Borrowings.    To request a Term Loan Borrowing, the Borrower or the Blocked Borrower (as applicable) shall notify the Administrative Agent of such request by delivery (by hand delivery, facsimile or other electronic transmission) of a written Borrowing Request signed by the Borrower or the Blocked Borrower (as applicable) to the Administrative Agent (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or one Business Day in the case of any Eurocurrency Borrowing to be made on the Closing Date) (or such later time as the Administrative Agent may agree in its sole discretion) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable upon delivery and shall specify the following information:

(i)          whether the requested Borrowing is to be a Term Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)          the aggregate amount of such Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)          in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)          the location and number of the Borrower’s or Blocked Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vii)          that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04          [Reserved]

SECTION 2.05          [Reserved]

SECTION 2.06          Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower or the Blocked Borrower (as applicable) by promptly crediting the amounts so received, in like funds, to an account or accounts of the Borrower or the Blocked Borrower maintained with the Administrative Agent in New York City and designated by the Borrower or the Blocked Borrower, in the applicable Borrowing Request; provided that the Blocked Dollar Term Loans shall be funded by the Administrative Agent solely to the Blocked Account.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower or the Blocked Borrower (as applicable) a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent.  If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower or the Blocked Borrower (as applicable) and the Borrower and the Blocked Borrower (as applicable) agrees to pay such corresponding amount to the Administrative Agent forthwith on demand.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower or the Blocked Borrower (as applicable) interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower and the Blocked Borrower (as applicable) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower or the Blocked Borrower (as applicable), the interest rate applicable to such Borrowing in accordance with Section 2.13.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower or Blocked Borrower (as applicable) may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)          Obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07          Interest Elections.

(a)          Each Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery (by hand delivery, facsimile or other electronic transmission) to the Administrative Agent of a written Interest Election Request signed by the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable upon delivery.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)          if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, no outstanding Borrowing may be converted to a LIBOR Borrowing.

SECTION 2.08          Termination and Reduction of Commitments.

(a)          Unless previously terminated, the Initial Dollar Term Commitments and the Blocked Dollar Term Commitments shall each terminate upon the making of the Dollar Term Loans on the Closing Date.

(b)          The Borrower or the Blocked Borrower (as applicable) may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

(c)          The Borrower or the Blocked Borrower (as applicable) shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day (or such shorter period as may be agreed between the Administrative Agent and the Borrower or the Blocked Borrower (as applicable) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower or the Blocked Borrower (as applicable) pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Borrower or the Blocked Borrower (as applicable) may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09          Repayment of Loans; Evidence of Debt.

(a)          The Borrower or the Blocked Borrower (as applicable) hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower and the Blocked Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower and the Blocked Borrower (as applicable) to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower or the Blocked Borrower (as applicable) to pay any amounts due hereunder in accordance with the terms of this Agreement.  In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)          Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower or the Blocked Borrower (as applicable) shall execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form provided by the Administrative Agent and approved by the Borrower or the Blocked Borrower (as applicable).

SECTION 2.10          Amortization of Term Loans.

(a)          Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower or the Blocked Borrower (as applicable) shall repay Dollar Term Loan Borrowings on the last Business Day of each March, June, September and December (commencing with the second full fiscal quarter after the Closing Date in the principal amount of Dollar Term Loans equal to (A) the aggregate outstanding principal amount of Dollar Term Loans immediately after the funding thereof on the Closing Date multiplied by (B) 0.25%.

(b)          To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c)          Any prepayment of a Term Loan Borrowing of any Class (i) pursuant to Section 2.10(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrower or the Blocked Borrower (as applicable) (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(b) or Section 2.11(c) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Offer, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Offer, as applicable, as directed by the Borrower and the Blocked Borrower (as applicable) (and absent such direction in direct order of maturity).

(d)          Prior to any repayment of any Term Loan Borrowings of any Class hereunder pursuant to Section 2.11(a), the Borrower or the Blocked Borrower (as applicable) shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by written notice (by hand delivery, facsimile or other electronic transmission) of such election not later than 2:00 p.m., New York City time, two Business Days before the scheduled date of such repayment.  In the absence of a designation by the Borrower or the Blocked Borrower (as applicable) as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11          Prepayment of Loans.

(a)          (i)          The Borrower and/or the Blocked Borrower (as applicable) shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the twelve month anniversary of the Closing Date, the Borrower or the Blocked Borrower (A) makes any voluntary prepayment of Term Loans (with any replacement of a Non-Accepting Lender pursuant to Section 2.24 or any of the mandatory prepayments described in Section 2.11(b) with respect to the incurrence of Indebtedness, in each case being deemed, for this purpose, to constitute a voluntary prepayment) in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans or (B) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which (as determined by Holdings acting in good faith) is to decrease the Effective Yield on the Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) a prepayment premium of 1.00% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (B), an amount equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to (and subject to) such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction (including the principal amount of any Term Loans of any Non-Accepting Lender which are required to be assigned in accordance with Section 2.24 as a result of such Non-Accepting Lender’s failure to consent to such amendment).

(ii)          Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, a Loan Party may prepay the outstanding Term Loans on the following basis:

(A)          A Loan Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to an Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) no Loan Party shall borrow any ABL Loans or any Incremental Revolving Loans or Other Revolving Loans to fund any Discounted Term Loan Prepayment and (y) a Loan Party shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Loan Party on the applicable Discounted Prepayment Closing Date; or (II) at least three (3) Business Days shall have passed since the date the Loan Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Loan Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B)           (1)   Subject to the proviso to subclause (A) above, a Loan Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Loan Party, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)          Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Term Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Offer of Specified Discount Prepayment.

(3)          If there is at least one Discount Prepayment Accepting Lender, a Loan Party will make prepayment of outstanding Term Loans pursuant to this subclause (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Term Lender’s Specified Discount Prepayment Response given pursuant to clause (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the relevant Loan Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Loan Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Closing Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Closing Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Term Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the relevant Loan Party on the Discounted Prepayment Closing Date in accordance with subclause (F) below (subject to subclause (J) below).

(C)          (1)  Subject to the proviso to subclause (A) above, a Loan Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the relevant Loan Party, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the relevant Loan Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the relevant Loan Party shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”).  Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)          The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the relevant Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subclause (C).  The relevant Loan Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)          If there is at least one Participating Lender, the relevant Loan Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Loan Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Closing Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Closing Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the relevant Loan Party on the Discounted Prepayment Closing Date in accordance with subclause (F) below (subject to subclause (J) below).

(D)           (1)  Subject to the proviso to subclause (A) above, a Loan Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate Dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the relevant Loan Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)          The Auction Agent shall promptly provide the relevant Loan Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The relevant Loan Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the relevant Loan Party (the “Acceptable Discount”), if any.  If the relevant Loan Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the relevant Loan Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the relevant Loan Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)          Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date and within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Loan Party at the Acceptable Discount in accordance with this subclause (D).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Lender”).  The relevant Loan Party will prepay outstanding Term Loans pursuant to this subclause (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the relevant Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Loan Party of the Discounted Prepayment Closing Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Closing Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the relevant Loan Party shall be due and payable by the Borrower on the Discounted Prepayment Closing Date in accordance with subclause (F) below (subject to subclause (J) below).

(E)          In connection with any Discounted Term Loan Prepayment, the relevant Loan Party and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the relevant Loan Party in connection therewith.  In addition, and for the avoidance of doubt, the Borrower shall not be required to represent or warrant that it is not in possession of material non-public information with respect to Holdings, the relevant Loan Party and/or its subsidiaries.

(F)          If any Term Loan is prepaid in accordance with subclauses (B) through (D) above, the relevant Loan Party shall prepay such Term Loans on the Discounted Prepayment Closing Date.  The relevant Loan Party shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Closing Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Closing Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Closing Date in any Discounted Term Loan Prepayment.

(G)          To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion, and as reasonably agreed by the Borrower or relevant Loan Party.

(H)          Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)          Each Loan Party and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J)          A Loan Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to this subclause (J), any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b)          In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or any Restricted Subsidiary in respect of any Prepayment Event (including in the case of the Alkali Sale, prior to the date of this Agreement), the Borrower shall, within 10 Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term Prepayment Event, on the date of such Prepayment Event, or, in the case of the Alkali Sale, the Business Day following the date on which the Asset Sale Prepayment Percentage in respect thereof shall no longer be zero), prepay Term Loan Borrowings in an aggregate amount equal to:

(i)          in the case of a Disposition, the applicable Asset Sale Prepayment Percentage of such Net Proceeds (or in the case of the Alkali Sale, the Asset Sale Prepayment Percentage of $800,000,000); ~~or~~

(ii)          in the case of the repayment in full of the Intercompany Loans with the proceeds of the South African Term Loans, 100% of the Net Proceeds thereof in excess of $100,000,000 (such $100,000,000, the “Retained South African Loan Proceeds”) received by Tronox UK Finance Limited from such repayment; or

(iii)          ~~(ii)~~ in the case of any other Prepayment Event, 100% of the amount of such Net Proceeds,

provided that if the Cristal Acquisition Agreement terminates or is abandoned without the Cristal Acquisition having been consummated, the Retained South African Loan Proceeds shall be prepaid pursuant to Section 2.11(b)(ii) (notwithstanding anything to the contrary herein) in an amount equal to (x) the Retained South African Loan Proceeds less (y) the amount of mandatory prepayments pursuant to this Section 2.11(b) from the Net Proceeds of asset Dispositions made between the Amendment No. 2 Effective Date and the date of such termination or abandonment, provided further that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event” (other than the Alkali Sale), if Holdings or any of its Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds by Holdings and the Restricted Subsidiaries (including any Investments permitted under Section 6.04 (other than 6.04(a)), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month period, have not been so invested within 6 months after the end of the 18-month period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested~~,~~; provided that the reinvestment rights described in this proviso shall not be available with respect to any Net Proceeds to which the Disposal Basket does not apply pursuant to the second proviso to clause (a) of the definition of the term “Prepayment Event”, provided further that other than in respect of the Alkali Sale, any Prepayment Event described in clause (c) of the definition thereof, and any Net Proceeds to which the Disposal Basket does not apply pursuant to the second proviso to clause (a) of the definition of the term “Prepayment Event”, Holdings may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loan Borrowings to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness and such amount so used shall reduce on a Dollar-for-Dollar basis, any prepayment amount due hereunder in respect of such Net Proceeds, provided further that the Net Proceeds of any Disposition of a Recovery Event with respect to any ABL Priority Collateral (other than any Net Proceeds to which the Disposal Basket does not apply pursuant to the second proviso to clause (a) of the definition of the term “Prepayment Event”) shall be applied first as may be required pursuant to Section 2.10(b)(vii) of the Revolving Credit Agreement prior to application hereunder.

(c)          Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2018 (the “Excess Cash Flow Period”), the Borrower shall prepay (or cause to be prepaid) Term Loan Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced, at the option of the Borrower, by the aggregate amount (other than any amount applied to reduce the prepayment required under this paragraph in respect of any prior year) of (i) prepayments of Term Loans  made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to clause (ii) thereof shall be limited to the actual amount of such cash prepayment), (ii) voluntary prepayments of Indebtedness under Incremental Facilities or Incremental Equivalent Debt that are secured by the Collateral on a pari passu basis with the Term Loans (provided that in the case of the prepayment of any revolving indebtedness, there is a corresponding permanent reduction in revolving commitments) during such fiscal year or after such fiscal year and prior to the time such prepayment is due, (iii) except to the extent deducted in the calculation of Excess Cash Flow, the amount of any reduction in the outstanding amount of any Term Loans or Incremental Term Loans resulting from any assignment made in accordance with Section 9.04(g) of this Agreement prior to such date, in an amount equal to the actual amount of cash paid in connection with the relevant assignment (in each case, excluding all such prepayments funded with the proceeds of other Indebtedness (other than revolving Indebtedness, except to the extent that revolving Indebtedness is replacing or refinancing revolving Indebtedness)) and (iv) prepayments of ABL Loans made pursuant to Section 2.10(a) of the Revolving Credit Agreement  during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided in the Revolving Credit Agreement (provided that such reduction as a result of prepayments pursuant to clause (ii) thereof shall be limited to the actual amount of such cash prepayment and the commitments under the Revolving Credit Agreement shall be correspondingly and permanently reduced)  (in each case, excluding all such prepayments funded with the proceeds of other Indebtedness (other than revolving Indebtedness, except to the extent that revolving Indebtedness is replacing or refinancing revolving Indebtedness)), in the case of the payments described in the foregoing clauses (i), (ii), (iii) and (iv) of this proviso, any payment occurring after the end of the applicable Excess Cash Flow Period but prior to the making of the applicable payment being referred to herein as an “After Year End Payment”); provided, that an Excess Cash Flow payment pursuant to this clause (b) shall only be required with respect to amounts in excess of the greater of (A) $35,000,000 (the “Relevant ECF Basket”) and (B) 5.00% of Consolidated EBITDA for any Excess Cash Flow Period (and only such excess amount shall be applied to the payment thereof).  Notwithstanding anything to the contrary in the foregoing, the Borrower may use a portion of such amount of Excess Cash Flow in respect of any such fiscal year that would otherwise be required to be applied to prepay Term Loan Borrowings to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loan Borrowings to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (A) the amount of Excess Cash Flow in respect of such fiscal year otherwise required to be applied to prepay Term Loan Borrowings (without giving effect to this sentence) and (B) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.  Each prepayment pursuant to this paragraph shall be made on or before the date that is ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(d)          The Blocked Borrower shall prepay the Blocked Dollar Term Loans in full upon the occurrence of the Blocked Termination Date.  In addition, if the funds on deposit in the Blocked Account have been released pursuant to Section 4.03 and within three Business Days of such release, (i) such funds have not been used to consummate the Cristal Acquisition and (ii) the Blocked Merger has not been consummated, then the Borrower and the Blocked Borrower agree to prepay the Blocked Dollar Term Loans in full on the immediately succeeding Business Day.

(e)          Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower or the Blocked Borrower (as applicable) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section substantially in the form of Exhibit P hereto or such other form that is acceptable to the Administrative Agent (the “Notice of Prepayment”).  In the event of any mandatory prepayment of Term Loan Borrowings made at a time when more than one Class of Term Loans remains outstanding, the Borrower or the Blocked Borrower (as applicable) shall select Term Loan Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among Classes of Term Loan Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (or less than pro rata so long as the lenders of such Class of loans to be prepaid on a less than pro rata basis agree to such less than pro rata amount) (other than a prepayment of (~~x~~w) Term Loans with the proceeds of Indebtedness incurred pursuant to Section 2.21, which shall be applied to the Class of Term Loans being refinanced pursuant thereto, (~~y~~x) Term Loans with the proceeds of any Credit Agreement Refinancing Indebtedness issued to the extent permitted under Section 6.01(a), which shall be applied to the Class of Term Loans being refinanced pursuant thereto, (y) Term Loans as a result of a Prepayment Event described in clause (c) of the definition thereof, which shall be applied to such Class or Classes of Term Loans as directed by the Borrower, or (z) Blocked Dollar Term Loans pursuant to clause (d) above); provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Offer for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by written notice to the Administrative Agent at least one Business Day prior to the prepayment date, to decline all (but not a portion of) any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof solely to the extent such prepayment represents a refinancing of the Term Loans, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”).  Optional prepayments of Term Loan Borrowings shall be allocated among the Classes of Term Loan Borrowings as directed by the Borrower.  In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f)          The Borrower or the Blocked Borrower (as applicable) shall notify the Administrative Agent of any optional prepayment pursuant to Section 2.11(a)(i) and, to the extent practicable, any mandatory prepayment hereunder by delivering a Notice of Prepayment to the Administrative Agent (i) in the case of prepayment of a Eurocurrency Borrower, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or in each case, such shorter period as agreed between the Borrower and the Administrative Agent).  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable refinancing event or condition, in which case such notice of prepayment may be revoked by the Borrower or the Blocked Borrower (as applicable) (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.  At the Borrower’s or the Blocked Borrower’s election (as applicable) in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Incremental Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g)          Notwithstanding any other provisions of Section 2.11(b) or Section 2.11(c), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(b) (a “Foreign Prepayment Event”) or Excess Cash Flow of a Foreign Subsidiary giving rise to a payment pursuant to Section 2.11(c) are prohibited by or would violate or conflict with any Requirement of Law from being repatriated to the Borrower or would conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member or management or consultant of such Foreign Subsidiary, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to promptly take all actions required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), as applicable, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation in the year of such repatriation), including any withholding tax, with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans (or other Loans required to be prepaid) at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation in the year of such repatriation) with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), as applicable and (C) in connection with any prepayment attributable to any joint venture, to the extent that repatriation of any or all of the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(b) or Section 2.11(c), violate any organizational document of any joint venture (or any relevant shareholders’ or similar agreement) existing on the Closing Date or the date of investment in such joint venture (so long as such restrictions in such organizational documents were not entered into for purposes of circumventing such joint venture’s obligations to make any payment in respect of such Excess Cash Flow or a Foreign Prepayment Event), in each case if the amount subject to the relevant prepayment were upstreamed or transferred as a distribution or dividend the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable organizational documents will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable organizational documents, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(b), as applicable.

SECTION 2.12          Fees.

(a)          The Borrower and the Blocked Borrower agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower, the Blocked Borrower and the Administrative Agent.

(b)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent.  Fees paid hereunder shall not be refundable under any circumstances.

(c)          Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13          Interest.

(a)          The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding the foregoing, after the occurrence and continuance of a Specified Event of Default, if any principal of or interest on any Loan or any premium or fee by the Borrower or Blocked Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any overdue principal or interest of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Dollar Term Loans that are ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)          Accrued interest on each Loan shall be payable by the Borrower or Blocked Borrower (as applicable) in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All computations of interest for ABR Loans (when the Alternate Base Rate is based on the “prime rate”) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14          Alternate Rate of Interest.    If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (ii) or clause (i) above, “Impacted Loans”), then the Administrative Agent shall give written notice thereof to Holdings and the Lenders by hand delivery, facsimile or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies Holdings and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, Holdings may revoke any Borrowing Request that is pending when such notice is received.

SECTION 2.15          Increased Costs.

(a)          If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the relevant Adjusted LIBO Rate); or

(ii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein; or

(iii)          subject the Administrative Agent or any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan or of observing or performing its obligations under any Loan Document) or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender  hereunder (whether of principal, interest or otherwise), then, from time to time upon request of the Administrative Agent or such Lender, the Borrower or the Blocked Borrower (as applicable) will pay (or cause to be paid) to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that the Borrower or the Blocked Borrower (as applicable) shall not be liable for such compensation if, in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders; provided, further, that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Basel III, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges.  Notwithstanding the foregoing, this paragraph will not apply to (A) Indemnified Taxes, (B) Other Taxes or (C) Excluded Taxes.

(b)          If any Lender determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or  policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender contemplated by clause (c) below, the Borrower or the Blocked Borrower (as applicable) will pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s or holding company for any such reduction actually suffered.

(c)          Any Lender requesting compensation under this Section 2.14 shall be required to deliver a certificate to Holdings, (i) setting forth the amount or amounts necessary to compensate such Lender or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section, (ii) setting forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifying that such Lender is generally charging such amounts to similarly situated borrowers to the extent required above, which certificate shall be conclusive absent manifest error.  The Borrower or the Blocked Borrower (as applicable) shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower or the Blocked Borrower (as applicable) shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies Holdings of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16          Break Funding Payments.    In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Incremental Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower or the Blocked Borrower (as applicable) pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower or the Blocked Borrower (as applicable) shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense incurred by such Lender attributable to such event (other than loss of profit).  For purposes of calculating amounts payable by the Borrower or the Blocked Borrower (as applicable) to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the relevant Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.  Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to Holdings setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail and the manner in which such amount or amounts were determined, which certificate shall be conclusive absent manifest error.  The Borrower or the Blocked Borrower (as applicable) shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.  Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17          Taxes.

(a)          Any and all payments by or on account of any obligation of any Loan Party or the Blocked Borrower under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party or the Blocked Borrower, as may be relevant, shall be increased (or, in the case of an Australian Loan Party, such Australian Loan Party shall pay an additional amount) as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) the Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)          A payment shall not be increased under clause (a)(iii) above by reason of a tax deduction on account of Tax imposed by Switzerland if so required under applicable law (including double tax treaties), to the extent that on the date on which payment falls due, increasing such payment in such way would breach any Swiss law.

(c)          Without limiting the provisions of paragraph (a) above, the Loan Parties and the Blocked Borrower shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          The Loan Parties and the Blocked Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to Holdings by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party or the Blocked Borrower to a Governmental Authority pursuant to this Section 2.17, such Loan Party or the Blocked Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Each Lender shall deliver to Holdings and the Administrative Agent at the time or times reasonably requested by Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by Holdings or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(1)-(2) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender shall, whenever a lapse of time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to Holdings and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Holdings or the Administrative Agent) or promptly notify Holdings and the Administrative Agent in writing of its legal ineligibility to do so.  Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and the Blocked Borrower and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17.

Without limiting the foregoing:

(1)          Each Lender shall deliver to Holdings and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of Holdings or the Administrative Agent) two properly completed and duly signed copies of IRS Form W-9 or W-8, as may be applicable, establishing that such Lender is exempt from U.S. federal backup withholding.

(2)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Holdings and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Holdings or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdings or the Administrative Agent as may be necessary for the Borrower, the Blocked Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this paragraph (f), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(g)          If the Administrative Agent or a Lender determines in its good faith discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower and/or the Blocked Borrower (as applicable) or with respect to which the Borrower and/or the Blocked Borrower (as applicable) has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower or the Blocked Borrower (as applicable) (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower and/or the Blocked Borrower (as applicable) under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower and/or the Blocked Borrower (as applicable), upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower and/or the Blocked Borrower (as applicable) pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall, at Holdings’ request, provide Holdings with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential).  Notwithstanding anything to the contrary, (i) in no event will the Administrative Agent or any Lender be required to pay any amount pursuant to this paragraph (g) the payment of which would place the Administrative Agent or Lender, as applicable, in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid and (ii) this Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person.

(h)          Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, or the consummation of the transactions contemplated hereby, the repayment, satisfaction or discharge of all obligations under any Loan Document, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

(i)          For purposes of this Section 2.17 and the indemnity set forth in Article VIII, “applicable Requirements of Law” shall include FATCA.

SECTION 2.18         Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)          The Borrower or the Blocked Borrower (as applicable) shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.  All payments or prepayments of any Loan(or of interest thereon) shall be made in the currency in which such Loan is denominated, and all other payments under each Loan Document shall be made in Dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class  resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for any permitted assignment of or sale of a participation in any of its Loans to any assignee or participant, including any payment made or deemed made in connection with Section 2.21, 2.22 or 9.02 or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension.  The Borrower and the Blocked Borrower each consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or the Blocked Borrower (as applicable) rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Blocked Borrower (as applicable) in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from Holdings prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower or the Blocked Borrower (as applicable) will not make such payment, the Administrative Agent may assume that the Borrower or the Blocked Borrower (as applicable) has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due.  In such event, if the Borrower or the Blocked Borrower (as applicable) has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19          Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15 or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)           If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower or the Blocked Borrower (as applicable) is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower or the Blocked Borrower (as applicable) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower or the Blocked Borrower (as applicable) shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee or the Borrower or the Blocked Borrower (as applicable), (C) the Borrower or the Blocked Borrower (as applicable) or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower or the Blocked Borrower (as applicable) to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower or the Blocked Borrower (as applicable), the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20          Incremental Loans and Commitments.

(a)          Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by written notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which shall be (A) of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or (B) a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) under this Agreement and/or (ii)  the establishment of one or more revolving commitments and any increase thereunder (any such new commitment, an “Incremental Revolving Commitment” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), in each case, to be incurred by the Borrower, whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Request to each of the Lenders.

(b)          Incremental Loans. Any Incremental Term Loans (other than Term Loan Increases) effected through the establishment of one or more new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Loan Commitment is effected, subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower (the loans made pursuant to Incremental Revolving Commitments, “Incremental Revolving Loans” and collectively with any Incremental Term Loan, the “Incremental Loans”) in an amount equal to its Incremental Revolving Loan Commitment, and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to its Incremental Revolving Commitment and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c)          Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Loan. Incremental Commitments and Incremental Loans may be provided by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment or Incremental Loans) or by any other bank or other financial institution which is an Eligible Assignee (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing an Incremental Commitment or Incremental Loans, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making of such Incremental Commitments and Incremental Loans to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments to such Additional Lender.

(d)          Effectiveness of Incremental Facility Amendment. The effectiveness of any Incremental Facility Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction (or waiver in accordance with Section 9.02 hereof) on the date of such Incremental Facility Amendment (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)          subject to Section 1.08, (x) no Event of Default shall exist after giving effect to such Incremental Commitments and (y) the representations and warranties contained in Article III hereof (or in the case of a Limited Condition Transaction, customary “specified representations” and “specified acquisition agreement representations”) shall be true and correct in all material respects (or to the extent that any such representation and warranty is qualified by materiality, it shall be true and correct in all respects);

(ii)          each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Incremental Revolving Loan Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below); and

(iii)          at the time of and after giving effect to the effectiveness of any proposed Incremental Term Loans or Incremental Revolving Commitments, the aggregate amount of the Incremental Term Loans and Incremental Revolving Commitments shall not exceed (A) an amount equal to the Starter Basket plus (B) (I) the amount of all prior voluntary prepayments of Term Loans or Incremental Revolving Loans (in each case, with respect to any revolving loans, to the extent accompanied by a permanent reduction in the related revolving commitments), in each case unless made with the proceeds of Credit Agreement Refinancing Indebtedness or other long-term Indebtedness, (II) the amount paid in respect of any reduction in the outstanding principal amount of Term Loans resulting from assignments to (and purchases by) any Loan Party and the concurrent cancellation of such Term Loans, amounts paid by any Loan Party in respect of the principal amount of any Term Loans utilizing the mandatory assignment provisions in respect of Non-Accepting Lenders and/or Non-Consenting Lenders pursuant to Sections 2.24(c) and 9.02(c) (to the extent that the applicable Loans and Commitments subject to such mandatory assignments are permanently repaid and cancelled) and the amount of any voluntary permanent commitment reductions of undrawn and unutilized Incremental Revolving Commitments, (III) an amount equal to all fees, underwriting discounts, premiums (including any original issue discount, payment of call protection or prepayment premiums) and other costs and expenses incurred in connection with the incurrence of amounts set forth in clause (A) above and this clause (B), plus (C) up to an additional amount of Incremental Term Loans and/or Incremental Revolving Loan Commitments so long as on and as of the date of the incurrence of such Incremental Term Loans or Incremental Revolving Loan Commitments on a Pro Forma Basis after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis and assuming all previously established and simultaneously established Incremental Revolving Loan Commitments are fully drawn and excluding the cash proceeds of any borrowing under any such Incremental Facility from being netted from any determination of the outstanding amount of debt, the First Lien Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed (I) 3.50:1.00 as of the most recently ended Test Period or, if applicable, determined in accordance with Section 1.08 or (II) at the election of the Borrower to the extent such Incremental Facility is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the First Lien Net Leverage Ratio in effect for the most recently ended Test Period or where applicable, in accordance with Section 1.08 (this clause (iii), the “Incremental Cap”);

provided, that (I) Incremental Term Loans and Incremental Revolving Loan Commitments (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(xxiii)) shall be deemed to have been incurred under clause (C) (to the extent compliant therewith) prior to utilization of any available capacity under clauses (A) and (B), (II) Incremental Term Loans and Incremental Revolving Loan Commitments (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(xxiii)) may be incurred under both clauses (A) and/or (B) above, on the one hand, and clause (C) above, on the other hand, and proceeds from any such incurrences may be utilized in a single transaction by first calculating the incurrence under clause (C) above and then calculating the incurrence under clauses (A) and/or (B) above and (III) any amounts incurred under clause (A) shall be reclassified, as the Borrower may elect from time to time, as incurred under clause (C) if Holdings satisfies the ratio for clause (C) at such time on a Pro Forma Basis, and if the ratio under clause (C) would be satisfied on a Pro Forma Basis as of the end of any subsequent fiscal quarter of Holdings after the initial incurrence of such amounts, such reclassification shall be deemed to have automatically occurred whether or not elected by the Holdings.

(e)          Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Loan Commitments, as the case may be, of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders (including as to currency denomination (provided such currency is reasonably acceptable to the Administrative Agent)); provided, however, that:

(i)          the Incremental Loans and Incremental Commitments:

(A)          (I) shall not be guaranteed by any Person other than any Loan Party unless such guarantee is provided for the benefit of the Lenders, (II) shall rank pari passu in right of payment and pari passu with respect to security with the Loans and (III) shall not be secured by any property or assets of Holdings or any Restricted Subsidiary other than the Collateral unless such property or assets are provided for the benefit of the Lenders as Collateral to secure the Secured Obligations;

(B)          in the case of Incremental Term Loans, shall not mature earlier than the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Incremental Term Loans (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount); provided that the requirements set forth in this clause (B) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (B);

(C)          in the case of Incremental Revolving Commitments, shall not mature earlier than the maturity date of the ABL Facility or the Latest Maturity Date of any Incremental Revolving Commitments or have amortization or scheduled mandatory commitment reductions (other than at maturity) (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount);

(D)          in the case of Incremental Term Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Dollar Term Loans; provided that the requirements set forth in this clause (D) shall not apply to (I) any Maturity Limitation Excluded Amount and (II) any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (D) (this clause (D) together with clause (B) above being the “Maturity/Weighted Average Life Condition”);

(E)          in the case of Incremental Term Loans, subject to clauses (B) and (D) above, shall have amortization determined by the Borrower and the applicable Incremental Term Lenders;

(F)          subject to clause (ii) below, shall have an Applicable Rate determined by the Borrower and the applicable Incremental Lenders;

(G)          may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of the Dollar Term Loans hereunder, as specified in the applicable Incremental Facility Amendment~~;~~ (provided that this clause (G) shall not prohibit customary mandatory prepayments of Incremental Revolving Loans made in order to cause the aggregate outstanding principal amount thereof not to exceed the related Incremental Revolving Commitments);

(ii)          the interest rate and amortization schedule (subject to clauses (i)(B) and (i)(D) above) applicable to any Incremental Term Loans will be determined by the Borrower and the lenders providing such Incremental Term Loans; provided that in the event that the Effective Yield with respect to any Incremental Term Loans that (x) have a maturity date of no later than 24 months after the then latest Maturity Date of the outstanding Term Loans and (y) are in the form of Dollar denominated Term Loans is greater than the Effective Yield for the Dollar Term Loans by more than 0.50%, the Applicable Rate for the Dollar Term Loans shall be increased to the extent necessary so that the Effective Yield for the Dollar Term Loans is equal to the Effective Yield for such Incremental Term Loans minus 0.50% (this clause (ii), the “MFN Adjustment”), and

(iii)          subject to the preceding clauses (i) and (ii), the Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Incremental Borrower and the lenders thereunder; provided that, if the terms of such Incremental Term Loans are not consistent with the terms of the Dollar Term Loans, such terms shall not be materially more restrictive, taken as a whole, to Holdings and its Restricted Subsidiaries than the terms of the Dollar Term Loans unless (i) the Dollar Term Loans also receive the benefit of such more restrictive terms, (ii) any such more restrictive terms apply only after the Latest Maturity Date of the Dollar Term Loans or (iii) those terms are reasonably satisfactory to the Administrative Agent (this clause (iii), the “MFN Covenant Condition”).

(f)          Incremental Facility Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments, under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and, without delay, the Administrative Agent. The Incremental Facility Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, without limitation, to modify the terms of this Agreement to appropriately incorporate revolving facility mechanics (including those related to payments, prepayments, purchases of participations and reallocation mechanisms and letter of credit and/or swingline subfacilities) and other provisions and commitment schedules relating to revolving facilities generally) and the Lenders expressly authorize the Administrative Agent to enter into every such Incremental Facility Amendment, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Loans that are intended to be treated as fungible with any Class of outstanding Term Loans to be treated as fungible with such Term Loans, which shall include without limitation (i) any amendments to Section 2.10 that do not reduce the ratable amortization received by each Lender thereunder and (ii) any amendments which extend or add “call protection” to any existing Class of Loans, including amendments to Section 2.11(a). The Incremental Borrower will use the proceeds of the Incremental Loans for working capital purposes or general corporate purposes, including without limitation, any acquisition, any Investment and any Restricted Payment to the extent not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Loans, unless it so agrees.

(g)          Each Lender or Additional Lender providing a portion of any Incremental Facility shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Facility.  On the effective date of such Incremental Facility, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(h)          This Section 2.20 shall supersede any provisions in Section 2.18 or  Section 9.02 to the contrary.

SECTION 2.21          Refinancing Amendments.

(a)          At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness (which shall, for purposes of this Section 2.21, notwithstanding anything to the contrary in the definition of Credit Agreement Refinancing Indebtedness, be secured by the Collateral on a pari passu basis with the other Secured Obligations and guaranteed by the Guarantors) in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans) or (b) all or any portion of the Incremental Revolving Loans (or unused Incremental Revolving Loan Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will have such pricing (including interest, fees and premiums) and optional prepayment (or redemption) terms as may be agreed by the Borrower and the Lenders thereof and (ii) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of the Indebtedness being so refinanced or replaced, as the case may be.  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.

(b)           Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22          Defaulting Lenders.

(a)          General.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)          Reallocation of Payments.  Subject to the last sentence of Section 2.11(c), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as Holdings may request (so long as no Default or Event of Default is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower or the Blocked Borrower (as applicable) as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or the Blocked Borrower (as applicable) against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          [Reserved].

(b)          Defaulting Lender Cure.  If Holdings and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their applicable percentages of the Commitments in respect thereof, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23          Illegality.    If any Lender determines that any law or regulation has made it unlawful or not possible in practice, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund any Loan whose interest is determined by reference to the Adjusted LIBO Rate, to determine or charge interest rates based upon the Adjusted LIBO Rate, or to observe or perform such Lender’s obligations under any Loan Document, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Holdings through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender’s making or maintaining ABR Loans the interest rate of which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans or such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and Holdings that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower or the Blocked Borrower (as applicable) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, in the case of Loans denominated in Dollars, convert all Eurocurrency Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Each Lender agrees to notify the Administrative Agent and Holdings in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate or to observe or perform such Lender’s obligations under any Loan Document.  Upon any such prepayment or conversion, the Borrower or the Blocked Borrower (as applicable) shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24          Loan Modification Offers.

(a)          At any time after the Closing Date, the Borrower or the Blocked Borrower (as applicable) may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings (including mechanics to permit cashless rollovers and exchanges by Lenders).  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective.  Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)           A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower or Blocked Borrower (as applicable) each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith, in each case substantially in the form delivered on the Closing Date (with appropriate modification thereto to reflect the nature of the Loan Modification Offer).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c)          If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) or (ii) prepay such Non-Accepting Lender; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided further that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees), (c) unless waived, the Borrower or the Blocked Borrower (as applicable) or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b) and (d) such Non-Accepting Lender shall be entitled to any prepayment premiums or penalties from the Borrower or the Blocked Borrower (as applicable) to the extent a premium or penalty would be due in respect of a prepayment of Term Loans pursuant to Section 2.11.

(d)          Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.25          Permitted Debt Exchanges.

(a)          Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by Holdings, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i)          each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by Holdings, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii)          the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except to the extent a different incurrence basket pursuant Section 6.01 is utilized and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii)          other than with respect to an amount not to exceed the Maturity Limitation Excluded Amount, the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the Latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv)          such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the Latest Maturity Date for the Class or Classes of Term Loans being exchanged; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as (other than with respect to an aggregate principal amount thereof not to exceed the Maturity Limitation Excluded Amount) the Weighted Average Life to Maturity of such Indebtedness shall be not earlier than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v)          no Subsidiary is an issuer, a borrower or a guarantor with respect to such Indebtedness unless such Subsidiary is or substantially concurrently becomes a Loan Party;

(vi)          if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall become party to the applicable Intercreditor Agreements;

(vii)          the terms and conditions of such Permitted Debt Exchange Notes are not materially more restrictive (when taken as a whole) to Holdings and its Restricted Subsidiaries as the terms and conditions set forth in this Agreement (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Latest Maturity Date of the Class or Classes of Term Loans being exchanged);

(viii)          all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower or the Blocked Borrower (as applicable) on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix)          if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x)          all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with Holdings and the Administrative Agent; and

(xi)          any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by Holdings.

Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b)          With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.25, such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing Borrower may at its election specify (A) as a condition to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered (a “Minimum Tender Condition”) and/or (B) as a condition to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in Holdings’ discretion) of Term Loans of any or all applicable Classes will be accepted for exchange (a “Maximum Tender Condition”).  The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Section 2.11 (other than Section 2.11(a)(i)) and Section 2.20 shall not apply to any Permitted Debt Exchange or the other transactions contemplated by this Section 2.25.

(c)          In connection with each Permitted Debt Exchange, Holdings shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.25; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made.  The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d)          The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Article III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower (and, as to Section 3.01, 3.02, 3.03, 3.07, 3.08, 3.15, 3.16 and 3.17, the Blocked Borrower (as to itself)) represents and warrants to the Lenders that:

SECTION 3.01          Organization; Powers.    Each of Holdings and each Restricted Subsidiary and the Blocked Borrower is (a) duly organized or incorporated, validly existing and (to the extent such concept exists in the relevant jurisdictions) in good standing under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to the Borrower and the Blocked Borrower), clause (b) (other than with respect to ~~Holdings~~the Holding Companies, the Borrower and the Blocked Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02          Authorization; Enforceability.    This Agreement has been duly authorized, executed and delivered by each of the Loan Parties and the Blocked Borrower and constitutes, and each other Loan Document to which any Loan Party or the Blocked Borrower is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Parties or the Blocked Borrower, as the case may be, enforceable against it in accordance with its terms, subject to (i) Debtor Relief Laws and general principles of equity regardless of whether considered in a proceeding in equity or at law and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries.

SECTION 3.03          Governmental Approvals; No Conflicts.    The execution, delivery and performance of the obligations under the Loan Documents (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for any Perfection Requirements, (b) will not violate (i) the Organizational Documents of Holdings or any other Loan Party or the Blocked Borrower, or (ii) any Requirements of Law applicable to Holdings or any Restricted Subsidiary or the Blocked Borrower, (c) will not violate or result in a default under any indenture or other agreement or instrument that constitutes Material Indebtedness binding upon Holdings, the Borrower or any Restricted Subsidiary or the Blocked Borrower or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower, any Restricted Subsidiary or the Blocked Borrower, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any Restricted Subsidiary or the Blocked Borrower, except Liens created under the Loan Documents and the ABL Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.04          Financial Condition; No Material Adverse Effect.

(a)          The Audited Financial Statements and Unaudited Financials (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the consolidated financial position of ~~Holdings~~Tronox Limited and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b)          Each Pro Forma Financial Statement (as defined in Section 4.01(h)) has been prepared in good faith, based on assumptions believed by ~~Holdings~~Tronox Limited and the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects the estimated financial position of ~~Holdings~~Tronox Limited and the Restricted Subsidiaries as if the Transactions had occurred as of the relevant date (in the case of any pro forma consolidated balance sheet) or at the beginning of such period (in the case of any pro forma statement of income or operations).

(c)          Since December 31, 2016, there has been no Material Adverse Effect.

SECTION 3.05          Properties.

(a) Holdings and each Restricted Subsidiary is the sole legal and beneficial owner of and has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Mortgaged Properties, if any), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) free of title defects except for defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          As of the Closing Date, Schedule 3.05 contains a true and complete list of the Material Real Property.

SECTION 3.06          Litigation and Environmental Matters.

(a)          Except as set forth on Schedule 3.06, (i) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of ~~Holdings~~any Holding Company or the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) none of the Borrower or any Subsidiary has treated, stored, transported, released or disposed of Hazardous Materials at or from any currently or formerly owned, leased or operated real property or any other facility relating to its business (including, to the knowledge of the Borrower, any third-party recycling, treatment, storage or disposal facilities) in a manner that could reasonably be expected to have a Material Adverse Effect.

(b)          Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of ~~Holdings~~any Holding Company or the Borrower, any basis to reasonably expect that Holdings, the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07          Compliance with Laws.    Each of Holdings and each Restricted Subsidiary and the Blocked Borrower is in compliance with all Requirements of Law applicable to it or its property except, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08          Investment Company Status.    None of Holdings, the Borrower, the Blocked Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09          Taxes.    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Blocked Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes  (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings; provided that Holdings, the Borrower, the Blocked Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.  Each of the Borrower and the Blocked Borrower is properly treated as a “disregarded entity” owned by a regarded entity that is not a United States person for U.S. federal income tax purposes.

SECTION 3.10          ERISA; Foreign Pension Plans.

(a)          Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and each Foreign Pension Plan is in compliance with the applicable non-US law.

(b)          Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c)          The present value of the aggregate benefit liabilities under each Plan sponsored, maintained or contributed to by Holdings, its Restricted Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan), did not exceed the aggregate current value of the assets of such Plan by an amount, which, if all of such Plans were terminated, would result in a Material Adverse Effect.

(d)          As of the Closing Date, ~~Holdings~~Tronox Limited and the Borrower are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

SECTION 3.11          Disclosure.    As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrower each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

SECTION 3.12          Subsidiaries.    As of the Closing Date, Schedule 3.11 sets forth the name of, and the ownership interest of ~~Holdings~~Tronox Limited and each Subsidiary in, each Subsidiary of Tronox Limited.

SECTION 3.13          Intellectual Property; Licenses, Etc.    Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, to the knowledge of the Borrower, without conflict with the rights of any Person.  None of Holdings, the Borrower or any Restricted Subsidiary, in the operation of their businesses as currently conducted, infringes upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the Intellectual Property owned by Holdings or any Restricted Subsidiary is pending or, to the knowledge of ~~Holdings~~any Holding Company or the Borrower, threatened in writing against Holdings or the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14          Solvency.    On the Closing Date, and after giving effect to the Transactions, ~~Holdings~~Tronox Limited, the Blocked Borrower, the Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.15          Federal Reserve Regulations.    No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.16          Security Interest in Collateral.    Subject to the provisions of this Agreement (including, without limitation, Section 5.14) and the other relevant Loan Documents, (a) the Security Documents create legal, valid and enforceable Liens on all of the Collateral as security for the Secured Obligations of the Loan Parties, in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, and (b) the Pledge and Security Agreement and the Blocked Account Control Agreement create a legal, valid and enforceable Lien on the Blocked Account, the contents thereof and the proceeds of the foregoing as security for the Blocked Borrower Obligations of the Blocked Borrower, in favor of the Collateral Agent, for the benefit of itself and the applicable Secured Parties (and not, for the avoidance of doubt, as security for any other obligations of the Blocked Borrower or the Loan Parties).  Upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Security Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

SECTION 3.17          PATRIOT Act, Sanctions and Anti-Corruption.

(a)          Holdings, the Restricted Subsidiaries and the Blocked Borrower will not directly or, to the knowledge of Holdings, the Borrower and the Blocked Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding, financing, or facilitating any activities or business or transaction  (i)  with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that could reasonably be expected to result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(b)          Holdings, the Restricted Subsidiaries and the Blocked Borrower will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, the Borrower and the Blocked Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

(c)          Each of Holdings, the Restricted Subsidiaries and the Blocked Borrower is in compliance in all material respects with applicable Sanctions, Title III of the USA Patriot Act, and Anti-Corruption Laws.

(d)          Holdings, the Borrower, the Restricted Subsidiaries and the Blocked Borrower have, to the knowledge of Holdings, the Borrower and the Blocked Borrower, been in compliance in all material respect with Sanctions, Title III of the USA Patriot Act, or Anti-Corruption Laws in the past three years prior to the Closing Date.

(e)          (i) None of the Loan Parties or the Blocked Borrower is a Sanctioned Person or otherwise the target of Sanctions and (ii) none of the Restricted Subsidiaries that are not Loan Parties, or any director or officer of any Loan Party or Restricted Subsidiary, or to the knowledge of Holdings and the Borrower, any employee or agency of any Loan Party or Restricted Subsidiary, in each case, is a Sanctioned Person.

SECTION 3.18          Centre of Main Interests and Establishments.     For the purpose of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of May 20, 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”):

(a)          If the jurisdiction of organization or incorporation of Holdings or any of the Restricted Subsidiaries (other than any Dutch Loan Party) is a member of the European Union, its COMI is situated in its jurisdiction of organization or incorporation and it has no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction; and

(b)          The COMI of each Dutch Loan Party is situated in the jurisdiction of either its (corporate) seat or its business address and it has no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

SECTION 3.19          Dutch Law Representations.

(a)          No Loan Party incorporated under Dutch law is or has been a member a fiscal unit (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (other than such fiscal unit comprising solely Loan Parties.

(b)          No Loan Party has issued a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code.

SECTION 3.20          Australian Tax.    Neither Holdings nor any of its Subsidiaries (i) is a member of an Australian Tax Consolidated Group unless a TSA and a TFA are in full force and effect or (ii) is a member of an Australian GST Group unless an ITSA is in full force and effect.

SECTION 3.21          EEA Financial Institution.    No Loan Party or the Blocked Borrower is an EEA Financial Institution.

Article IV

CONDITIONS

SECTION 4.01          Closing Date.    The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received a written opinion of (A) Willkie Farr & Gallagher LLP, as special counsel for the Loan Parties, (B) Minter Ellison Lawyers, Australian counsel for the Administrative Agent, (C) Loyens & Loeff N.V., Dutch counsel for the Administrative Agent, (D) Higgs and Johnson., Bahamas counsel for the Loan Parties, (E) Latham & Watkins LLP, U.K. counsel for the Administrative Agent, (F) GHR Rechtsanwälte AG, Swiss counsel for the Administrative Agent and (G) Homburger AG, Swiss counsel for the Loan Parties, in each case dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and Lenders).

(c)          The Administrative Agent shall have received a certificate of the Borrower and the Blocked Borrower, dated the Closing Date, substantially in the form of Exhibit R.

(d)          The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, including or attaching a copy of (i) each Organizational Document of each Loan Party, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates (if applicable) of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) the relevant corporate resolutions (including the resolutions of the Board of Directors) of each Loan Party (and, in the case of any Swiss Guarantor, in addition to resolutions of the managing directors of each Swiss Guarantor, resolutions of the quotaholders of such Swiss Guarantors) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by a Responsible Officer as being in full force and effect without modification or amendment, (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, (v) in the case of a UK Loan Party whose shares are the subject of a Lien in favor of the Collateral Agent (i) a certificate of that UK Loan Party certifying that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that UK Loan Party, which is certified by a Responsible Officer of that UK Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement, or (ii) a certificate of that UK Loan Party certifying that such UK Loan Party is not required to comply with Part 21A of the Companies Act 2006 and (vi) an unconditional positive, written advice from any works council in relation to the transactions contemplated by this Agreement and any other document required for compliance with the Dutch Act on works councils (to the extent applicable).

(e)          Prior to or substantially concurrently with the funding of the Dollar Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Holdings on the Closing Date, all reasonable and out-of-pocket expenses required to be paid by Holdings and the Restricted Subsidiaries on the Closing Date for which invoices have been presented at least two Business Days prior to the Closing Date (except as otherwise agreed by Holdings), which amounts may be offset against the proceeds of the Loans.

(f)          The Collateral and Guarantee Requirement shall have been satisfied subject to Section 5.17.

(g)          Each document (including any UCC (or similar) financing statement, any financing statement under any Requirement of Law and intellectual property security agreements) required by any Security Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Security Document  (including, without limitation, all share certificates representing the shareholdings in each UK Loan Party and/or its Subsidiaries, together with signed blank share transfer forms in connection therewith), shall be in proper form for filing, registration or recordation.

(h)          Prior to or substantially concurrently with the initial funding of the Loans on the Closing Date, (i) the Closing Date Refinancing shall be consummated and (ii) the Administrative Agent shall have received (a) true and complete copies of the Revolving Credit Agreement and all material documents, instruments and agreements executed in connection therewith, and (b) true and complete copies of the indenture pursuant to which the Senior Unsecured 2025 Notes are issued and all material documents, instruments and agreements executed in connection therewith.

(i)          The Administrative Agent shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financials, and (iii) a pro forma consolidated balance sheet as of June 30, 2017, and related pro forma statement of income of ~~Holdings~~Tronox Limited for the trailing 12-month period ended June 30, 2017 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (the pro forma financial statements described in this clause (i)(iii), the “Pro Forma Financial Statements”); provided, that no Pro Forma Financial Statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(j)          The Administrative Agent shall have received a certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.

(k)          The Administrative Agent shall have received at least two Business Days prior to the Closing Date all documentation and other information about the Loan Parties that the Administrative Agent and the Joint Bookrunners reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act, that shall have been reasonably requested by an initial Lender in writing at least five Business Days prior to the Closing Date.

(l)          Since December 31, 2016, no Material Adverse Effect shall have occurred.

(m)          The Administrative Agent shall have received a Borrowing Request.

(n)          The Administrative Agent shall have received a copy of (i) the request for advice to the works council (ondernemingsraad) of Tronox Pigments (Holland) B.V which has jurisdiction over the transactions contemplated by the Loan Documents in respect of the transactions contemplated by the Loan Documents (including the pledge of the Equity Interests held by the Borrower in Tronox Pigments (Holland) B.V. and the conditional transfer of voting rights as contemplated therein) and (ii) the unconditional positive advice from such works council in respect of the transactions contemplated by the Loan Documents (including the pledge of the Equity Interests held by the Borrower in Tronox Pigments (Holland) B.V. and the conditional transfer of voting rights as contemplated therein.

(o)          ~~In respect of any Australian security (subject to the Agreed Security Principles), Holdings and the Borrower shall have provided or caused to be provided a multi-jurisdictional mortgage statement signed on behalf of Holdings and each other relevant Loan Party who has provided security where any of the relevant collateral is situated, or taken under the Duties Act 1997 (NSW) to be situated, in New South Wales (in form and substance reasonably satisfactory to the Collateral Agent.~~[Reserved].

(p)          The organizational structure and capital structure of Holdings and its Subsidiaries shall be as set forth on Schedule 4.2.

(q)          In order to ensure the continuation or creation in favor of Collateral Agent, for the benefit of Secured Parties, or to evidence such continuation or creation of, a valid, perfected first priority security interest in the personal property Collateral, each Loan Party and the Blocked Account Borrower shall have delivered to the Collateral Agent, subject to Section 5.17:

(i)          the certificates evidencing all of the issued and outstanding Equity Interests owned by the Loan Parties and pledged pursuant to the Collateral Documents, which certificates shall be accompanied by undated instruments of transfer duly executed in blank, as applicable, and such other instruments and documents as shall be necessary or, in the reasonable opinion of Administrative Agent, desirable under applicable law (subject to the Agreed Security Principles) to perfect (subject to certain Permitted Encumbrances) the first priority security interest of the Collateral Agent in such Equity Interests;

(ii)          evidence that (subject to the Agreed Security Principles) each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent, including but not limited to (x) the execution, delivery and filings of any Collateral Documents relating to Intellectual Property, (y) the filing of UCC financing statements and (z) to the extent required by the relevant Security Documents, providing all information or assistance reasonably requested by the Collateral Agent in order for it to be able to file any Australian PPS Law financing statements;

(iii)           (1) with respect to the Blocked Account, the Blocked Account Control Agreement, and (2) with respect to the deposit account or securities account (which shall be established and maintained by a Loan Party) in which the proceeds of the Alkali Sale have been deposited and maintained, an executed account control agreement between the Collateral Agent, the bank at which such deposit account or securities account is maintained, and the applicable Loan Party; and

(iv)          evidence satisfactory to the Collateral Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Collateral Agent for the tracking of all UCC financing statements of the Loan Parties and the Blocked Borrower and that will provide notification to Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

Notwithstanding the foregoing solely with respect to Non-US Loan Parties (other than Australian Subsidiaries or UK Loan Parties), such Non-US Loan Parties (other than Australian Subsidiaries or UK Loan Parties) shall not be required to grant a security interest in favor of the Collateral Agent in respect of any Accounts or Inventory unless such assets are secured in favor of the ABL Loans (with any such security interest in favor of the Collateral Agent in respect of such Accounts or Inventory being subject to the ABL Intercreditor Agreement.

(r)          The Administrative Agent shall have received the Agency Fee Letter.

SECTION 4.02          Each Credit Event.    The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions; provided that, the following conditions shall not apply to (i) any Borrowings under any Incremental Facility, the conditions of which are set forth in Section 2.20 and (ii) any extensions of credit or Borrowings under Section 2.21 or 2.24:

(a)          The representations and warranties of each Loan Party and the Blocked Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be; and

(b)          At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.  Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) shall be deemed to constitute a representation and warranty by the Borrower and the Blocked Borrower on the date of the applicable Borrowing as to the matters specified in clauses (a) and (b) of this Section.

SECTION 4.03          Release of Funds from the Blocked Account.    The funds on deposit in the Blocked Account shall be released to the Blocked Borrower upon the delivery by Holdings to the Administrative Agent and to the securities intermediary under the Blocked Account Control Agreement of a certificate executed and delivered by a Responsible Officer of Holdings in the form set forth on Exhibit V to this Agreement, which certificate shall certify (x) that each of the Cristal Acquisition and the Blocked Merger will be consummated within three Business Days of such release of funds on deposit and (y) that the funds on deposit in the Blocked Account shall be used to consummate the Cristal Acquisition within three Business Days of such release and if such funds are not so applied and the Blocked Merger not so consummated by the end of such three Business Day period, the Borrower and the Blocked Borrower agree to prepay the Blocked Dollar Term Loans in full in accordance with Section 2.11 of this Agreement on the immediately succeeding Business Day.

Article V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings and the Borrower (and, to the extent set forth in this Article V, the Blocked Borrower) covenants and agrees with the Lenders that:

SECTION 5.01          Financial Statements and Other Information.   Holdings will furnish to the Administrative Agent, on behalf of each Lender:

(a)          commencing with the financial statements for the fiscal year ending December 31, 2017, as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings and its consolidated Subsidiaries, audited consolidated balance sheets and related audited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year, and related notes and related explanations thereto, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that all of the foregoing information may be furnished in the form of a Form 10-K and only the information required by such Form 10-K shall be required by this Section 5.01(a)), all reported on by Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Term Loan or the ABL Facility occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period hereunder or in respect of the ABL Facility)) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b)          commencing with the financial statements for the fiscal quarter ended September 30, 2017, as soon as available, but in any event within 45 days after the end of each the first three (3) quarters of each fiscal year of Holdings after the end of each such fiscal quarter (provided that in any fiscal quarter, unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries and related explanations as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that all of the foregoing information may be furnished in the form of a Form 10-Q and only the information required by such Form 10-Q shall be required by this Section 5.01(b)));

(c)          for any period in which a Subsidiary has been designated as an Unrestricted Subsidiary, simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above for such period, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(d)          not later than ten Business Days after any delivery of financial statements under clause (a) or clause (b), a Compliance Certificate of a Financial Officer (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations to show Consolidated EBITDA for the period then ended and the First Lien Net Leverage Ratio for the Test Period then ended, and the relevant Applicable Rate, (iii) setting forth reasonably detailed calculations in the case of financial statements delivered under clause (a) above, beginning with the financial statements for the fiscal year of Holdings ending December 31, 2018, of Excess Cash Flow for such fiscal year and (iii) in the case of financial statements delivered under clause (a) or clause (b) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with the first proviso in Section 2.11(b);

(e)          not later than 90 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for Holdings and its Restricted Subsidiaries for such fiscal year in a form customarily prepared by Holdings.

(f)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by ~~Holdings~~any Holding Company with the SEC or with any national securities exchange; and

(g)          promptly following any request therefor, such other information (which may be in the form of an officer’s certificate) regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which Holdings posts such documents, or provides a link thereto, on Holdings or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) Holdings shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) Holdings shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Holdings and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Holdings or Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material nonpublic information with respect to Holdings, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each of Holdings and the Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, identify that portion of the Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their respective Affiliates or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Notwithstanding anything to the contrary in this Article V, none of Holdings or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Article V that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Holdings may satisfy its obligations in this Section 5.01 with respect to financial information relating to Holdings by furnishing financial and other information relating to any direct or indirect Parent Entity of Holdings as may exist at any time in the future (any such entity the “Future Parent Entity”) instead of Holdings; provided that to the extent either (x) such Future Parent Entity holds assets (other than its direct or indirect interest in Holdings) that exceed 2.5% of the assets of Holdings and its Subsidiaries as of such fiscal period end or (y) such Future Parent Entity has revenues (other than revenue of Holdings and its Subsidiaries) that exceed 2.5% of the total revenue of Holdings and its Subsidiaries for the immediately preceding fiscal period, then such information related to such Future Parent Entity shall be accompanied by consolidating information that explains in reasonable detail the differences between the information of such Future Parent Entity, on the one hand, and the information relating to Holdings and its Subsidiaries on a stand-alone basis, on the other hand.

SECTION 5.02          Notices of Material Events.    Promptly after any Responsible Officer of ~~Holdings~~any Holding Company obtains actual knowledge thereof, Holdings will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)          the occurrence of any Default; and

(b)          (1) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of ~~Holdings~~any Holding Company or the Borrower, affecting Holdings, the Borrower or any of the Restricted Subsidiaries or (2) the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03          Information Regarding Collateral.    Holdings will furnish to the Administrative Agent promptly after the occurrence thereof (and in any event within 60 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s or the Blocked Borrower’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization or the location of the chief executive office of any Loan Party or the Blocked Borrower or in the form of its organization or (iii) in any Loan Party’s or the Blocked Borrower’s organizational identification number to the extent that such Loan Party or the Blocked Borrower is organized or owns Mortgaged Property or Mining Mortgaged Property or any other property required to be subject to a Mortgage in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement or a financing statement under any Requirement of Law for such jurisdiction.

SECTION 5.04          Existence; Conduct of Business.    Each of Holdings, the Borrower and the Blocked Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, in each case (other than the preservation of the existence of ~~Holdings~~the Holding Companies, the Borrower and the Blocked Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or 6.06 or any Disposition permitted by Section 6.05.

SECTION 5.05          Payment of Taxes, Etc.    Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except (a) where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (b) Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP.  Each of the Borrower and the Blocked Borrower will continue to be properly treated as a “disregarded entity” owned by a regarded entity that is not a United States person for U.S. federal income tax purposes.

SECTION 5.06          Other Information.    Promptly upon their becoming available, Holdings will furnish to the Administrative Agent copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by ~~Holdings~~any Holding Company, the Borrower or any Significant Subsidiary to its security holders or bondholders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the SEC, ASIC or any other Governmental Authority, (iii) all press releases and other statements made available generally by ~~Holdings~~any Holding Company or any of ~~its~~their Significant Subsidiaries to the public concerning material developments in the business of ~~Holdings~~any Holding Company or any of ~~its~~their Significant Subsidiaries, and (iv) such other information and data with respect to Holdings or any of its Restricted Subsidiaries as from time to time may be reasonably requested by the Administrative Agent;

SECTION 5.07          Revolving Credit Agreement.    Concurrently with the delivery thereof, Holdings shall deliver copies of all reports and other information provided to the agents and lenders under the Revolving Credit Agreement or any Permitted Refinancing thereof and shall provide notice of all conference calls and meetings of the Loan Parties and the lenders under such Revolving Credit Agreement to the extent not prohibited by the ABL Agent or any such lenders, in each case for informational purposes only.

SECTION 5.08          Maintenance of Properties.    Holdings will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the event of the presence of any Hazardous Material on any real property of Holdings or any Subsidiary which is in violation of Environmental Laws, Holdings and its Subsidiaries, upon discovery thereof, shall take all reasonable and necessary steps to initiate and expeditiously complete all response, corrective and other action required under Environmental Laws or by a Governmental Authority to mitigate and eliminate any such violation or potential liability, and shall keep the Administrative Agent informed of their actions and the results of such actions as the Administrative Agent shall reasonably request, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09          Insurance.    (a) Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of the management of Holdings) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance carried,  with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to Flood Insurance Laws, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstance by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in from and substance to Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder. Holdings shall provide or shall cause to be provided at least thirty days’ prior written notice to Collateral Agent of any modification adverse the interests of the Lenders hereunder or cancellation of such policy.

(b) If any portion of any Mortgage Property is at any time located in Flood Zone with respect to which flood insurance has been made available under the Flood Insurance Laws, Holdings shall, or shall cause the relevant Loan Party to, (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, which evidence complies with applicable Flood Insurance Laws and rules and regulations promulgated pursuant thereto.

SECTION 5.10          Books and Records; Inspection and Audit Rights.    Holdings will, and will cause each Restricted Subsidiary to, and the Blocked Borrower will, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or the Restricted Subsidiaries, as the case may be.  Holdings will, and will cause the Restricted Subsidiaries to, and the Blocked Borrower will, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of Holdings; provided, further that (a) when an Event of Default exists and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Holdings at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent shall give Holdings the opportunity to participate in any discussions with Holdings’ independent public accountants.

SECTION 5.11          Compliance with Laws.    Holdings will, and will cause each Subsidiary to, (x) comply with its Organizational Documents and all Requirements of Law (including Environmental Laws, ERISA, Anti-Corruption Laws, OFAC, the USA Patriot Act and other anti-terrorism laws) applicable to it or its property, in each case,  except where the failure to do so (other than compliance with Anti-Corruption Laws, OFAC, the USA Patriot Act and other applicable anti-terrorism laws), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (y) maintain in effect and enforce policies and procedures as in effect on the Closing Date and designed to ensure compliance by Holdings and each Subsidiary and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.12          Use of Proceeds.

(a)          The Borrower will use the proceeds of the Initial Dollar Term Loans made on the Closing Date to finance a portion of the Transactions and for other general corporate purposes and to finance certain original issue discount or upfront fees of Holdings and its Restricted Subsidiaries. The Blocked Borrower will use the proceeds of the Blocked Dollar Term Loans solely (x) to pay a portion of the consideration in respect of the Cristal Acquisition and related transactions upon the consummation thereof or (y) if the Cristal Acquisition is not consummated, to prepay the Blocked Dollar Term Loans pursuant to Section 2.11(d).  The Borrower will use the proceeds of (i) any Incremental Term Loans for working capital and/or general corporate purposes, Permitted Acquisitions and other Investments, Restricted Payments or such other purpose or purposes set forth in the applicable Incremental Facility Amendment and (ii) any Incremental Revolving Loans for working capital and/or general corporate purposes or such other purpose or purposes set forth in the applicable Incremental Facility Amendment.  The Borrower will use the proceeds of any Other Term Loans and Other Revolving Loans for the purposes set forth in Section 2.21(a) and will apply the proceeds of any Credit Agreement Refinancing Indebtedness among the Loans and any Incremental Facilities in accordance with the terms of this Agreement.

(b)          Holdings, the Borrower and the Blocked Borrower shall procure that no proceeds received under the Term Loans will be directly or indirectly used in Switzerland unless a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration (in a form satisfactory to the Administrative Agent) has been obtained confirming that such use does not result in interest payments under the Agreement being subject to Swiss Withholding Tax.

SECTION 5.13          Additional Subsidiaries.    Subject to the Agreed Security Principles and (in the case of any Restricted Subsidiary formed or acquired after the Closing Date which is or will be an Australian Subsidiary) Section 5.28, if any additional Restricted Subsidiary is formed or acquired after the Closing Date, including in connection with the Cristal Acquisition, Holdings will, within 90 days (or, in each case, such longer period as the Administrative Agent shall reasonably agree) after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Subsidiary is an Excluded Subsidiary and not otherwise required under the Loan Documents to become a Loan Party), notify the Administrative Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, the assets of such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 90 days after such formation or acquisition (or such longer period as the Administrative Agent shall reasonably agree, including in relation to an Australian Restricted Subsidiary); provided that any designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary ceasing to be an Excluded Subsidiary shall constitute the formation or acquisition of a Restricted Subsidiary for purposes of this Section 5.13.

SECTION 5.14          Further Assurances.

(a)          Subject to the Agreed Security Principles, each of Holdings, the Borrower and the Blocked Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties.

(b)          If, after the Closing Date, and subject to the Agreed Security Principles, any material assets (including any Material Real Property) with a Fair Market Value in excess of $20,000,000, are acquired by the Borrower or any other Loan Party or are owned by any Restricted Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.13 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), Holdings will promptly notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Holdings will, subject to the Agreed Security Principles, cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent and to, subject to the Agreed Security Principles, satisfy the Collateral and Guarantee Requirement.

(c)          Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any improved real property acquired by any Loan Party after the Closing Date or to be mortgaged in connection with a MIRE Event unless the Collateral Agent has provided to the Lenders (i) if such Mortgaged Property relates to an improved real property not located in a Flood Zone, a completed Flood Certificate with respect to such improved real property from a third-party vendor at least ten (10) Business Days prior to entering into such Mortgage or (ii) if such Mortgaged Property relates to an improved real property located in a Flood Zone, the following documents with respect to such improved real property at least thirty (30) days prior to entering into such Mortgage: (i) a completed Flood Certificate from a third party vendor; (ii) if such improved real property is located in a Flood Zone, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance; provided that the Collateral Agent may enter into any such Mortgage prior to the notice period specified above if the Collateral Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

(d)          By the date that is thirty days after the Accession Date (or such later date as agreed to by the Collateral Agent in its reasonable discretion), (i) Holdings shall deliver or cause to be delivered to the Collateral Agent certificates or other instruments representing all outstanding Equity Interests in Tronox Intermediate Holdings, Tronox Limited and Tronox UK Holdings Limited, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank and (ii) subject to the ABL Intercreditor Agreement, if any Indebtedness for borrowed money of Holdings, the Borrower or any other Subsidiary in a principal amount of $20,000,000 or more is owing by such obligor to Tronox Holdings or Tronox Intermediate Holdings and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Security Documents and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

SECTION 5.15          Ratings.    Holdings will use commercially reasonable efforts to cause (a) the Borrower to continuously have a public corporate credit rating from S&P and a public corporate family rating from Moody’s (but not to maintain a specific rating) and (b) the Term Facility to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.16          Lenders Meetings.    If requested by the Administrative Agent, Holdings or the Borrower will hold and participate in one customary conference call each fiscal year for Lenders to discuss financial information of Holdings and its Restricted Subsidiaries. Prior to each such conference call, the Borrower shall notify the Administrative Agent of the time and date of such conference call.

SECTION 5.17          Certain Post-Closing Obligations.    As promptly as practicable, and in any event, within the time period after the Closing Date specified in Schedule 5.17 or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, Holdings and the Borrower shall, and Holdings shall cause the other Loan Parties to, deliver the documents or take the actions specified in Schedule 5.17.

SECTION 5.18          Designation of Subsidiaries.    Holdings or the Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary (other than the Blocked Borrower) as a Restricted Subsidiary; provided that immediately before and after giving effect to such designation on a Pro Forma Basis (i) no Event of Default shall have occurred and be continuing and (ii) the Fixed Charge Coverage Ratio shall be no less than 2.00:1.00.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by Holdings (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the Fair Market Value of Holdings’ or its Restricted Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, (y) a return on any Investment by Holdings (or its applicable Restricted Subsidiary) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of Holdings or its Subsidiary’s (as applicable) Investment in such Subsidiary, and (z) the formation or acquisition of a Restricted Subsidiary for purposes of Section 5.13.

SECTION 5.19          Centre of Main Interests.    For the purpose of the Insolvency Regulation, (i) if the jurisdiction of organization or incorporation of Holdings or any Restricted Subsidiary (other than a Dutch Loan Party) is a member of the European Union, Holdings shall, and shall cause the applicable Restricted Subsidiary(other than a Dutch Loan Party) to, have and maintain its COMI situated in the jurisdiction of its organization or incorporation and have no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction, and (ii) Holdings shall cause each Dutch Loan Party to, have and maintain its COMI ~~situatied~~situated in either its current (corporate) seat or its current business address and have no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

SECTION 5.20          Change in Nature of Business.    Holdings shall, and shall cause the Restricted Subsidiaries to, engage in a line of business substantially the same as those lines of business conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable extension, development or expansion of, the business conducted by Holdings and the Restricted Subsidiaries on the Closing Date.

SECTION 5.21          Accounting Changes.    Holdings shall, and shall cause the Restricted Subsidiaries to, maintain their fiscal year as in effect on the Closing Date; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 5.22          MIRE Events.    Prior to the occurrence of a MIRE Event, the Borrower shall provide (and shall use commercially reasonable efforts to provide as promptly as reasonably possible prior to such MIRE Event) to the Collateral Agent the following documents in respect of any Mortgaged Property: (a) a completed flood hazard determination from a third party vendor; (b) if such improved real property is located in a “special flood hazard area”, (i) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (ii) evidence of the receipt by the applicable Loan Parties of such notice; (c) if required by Flood Laws, evidence of required flood insurance and (d) any other customary documentation that may be reasonably requested by the Collateral Agent.

SECTION 5.23          People with Significant Control Regime.    Holdings shall (and shall ensure that each of its Subsidiaries shall) (i) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent and (ii) promptly provide the Administrative Agent with a copy of that notice.

SECTION 5.24          Dutch Law Undertakings.

(a)          Holdings shall ensure that no Loan Party incorporated under Dutch law shall create or become a member of a fiscal unit (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (other than such fiscal unit consisting solely of Loan Parties).

(b)          Holdings shall ensure that no Loan Party incorporated under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code.

SECTION 5.25          Australian Tax Consolidated Group.  Holdings shall ensure that if any Loan Party is or becomes a member of an Australian Tax Consolidated Group, such Loan Party shall (a) enter into and comply with a TSA and a TFA and ensure that a TSA and a TFA are maintained in full force and effect, (b) not amend the TSA where such variation or amendment may result in it not being a TSA for the purposes of the Australian Tax Act, (c) not amend or vary the TSA or the TFA in a manner that could reasonably be expected to be adverse in any material respect to the Lenders without the Administrative Agent’s prior written consent (it being understood and agreed that any such amendment that (i) does not adversely affect in any material respect a Loan Party’s cash flows or financial condition or its present or prospective tax liabilities or liabilities under the TSA or TFA or (ii) involves the accession of a new member, or release of a former member, of such Australian Tax Consolidated Group, shall be deemed to be not adverse to the Lenders in any material respect) and (d) not cease to be a party to, or replace or terminate, the TSA or TFA, without the Administrative Agent’s prior written consent.

SECTION 5.26          Australian GST Group.    Holdings shall ensure that if any Loan Party is or becomes a member of an Australian GST Group, such Loan Party shall (a) enter into and comply with the terms of the ITSA of which it is a party, (b) provide a copy of the ITSA to the Administrative Agent within five Business Days of request, (c) ensure that the ITSA is maintained in full force and effect while the Australian GST Group is in existence, (d) not amend or vary the ITSA in a manner that could reasonably be expected to be adverse  in any material respect to the Lenders without the Administrative Agent’s prior written consent (it being understood and agreed that any such amendment that does not adversely affect in any material respect a Loan Party’s cash flows or financial condition or its present or prospective indirect tax liabilities or liabilities under the ITSA shall be deemed to be not adverse to the Lenders in any material respect), (d) not cease to be a party to, or replace or terminate the ITSA, without the Administrative Agent’s prior written consent, (e) ensure that the ITSA is in the approved form as determined by the Australian Commissioner of Taxation from time to time, (f) ensure that Contribution Amounts are determined on a reasonable basis, and (g) ensure that the representative member of the Australian GST Group provides a copy of the ITSA to the Australian Commissioner of Taxation within 14 days of request or within such other time required by the Australian Commissioner of Taxation.

SECTION 5.27          Australian PPS Law.    Holdings shall ensure that if a Loan Document (or any of the transactions contemplated by any Loan Document) is or contains a security interest under the Australian PPS Law, each Australian Loan Party shall do anything (such as obtaining consents, completing, signing and producing documents and supplying information) which the Administrative Agent or the Collateral Agent considers reasonably necessary for the purposes of (i) ensuring that the security interest is enforceable, perfected and otherwise effective; (ii) enabling the Administrative Agent or the Collateral Agent to apply for any registration, or give any notification, in connection with the security interest so that it has the priority required by the Administrative Agent or the Collateral Agent; and (iii) enabling the Administrative Agent or the Collateral Agent to exercise powers in connection with the security interest. Without limiting any other provision of this Agreement or any other Loan Document, each Australian Loan Party waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any security interest created under this document or any other Loan Document. Notwithstanding any other provision of this document or any other Loan Document, each of the Collateral Agent and the Administrative Agent (i) is not responsible for ensuring that the Australian PPS Law is complied with in relation to the Loan Documents or for ensuring the accuracy, completeness or effectiveness of any registration or perfection, or the priority, of any security interest and (ii) is not liable to any person for any loss arising in relation to the Loan Documents in connection with the Australian PPS Law, the register in respect of the Australian PPS Law, any defect in registration or loss of priority in connection with the Australian PPS Law or for acting on any advice given by legal counsel except to the extent that such loss is a direct result of a breach by it of its obligations under this clause. For the purposes of this clause, the following words and expressions have the same meanings given to them in the Australian PPS Law: “financing change statement”, “financing statement” and “verification statement”, and “PPS Law (Australia)” means the Australian Personal Property Securities Act 2009 (Cth) and any amendment made at any time to any other law, by-law or regulation as a consequence of the Australian PPS Law.

SECTION 5.28          Australian Financial Assistance and Related Matters.

(a)          Prior to the consummation of the Cristal Acquisition, Holdings and the Administrative Agent shall have agreed to the form of the Whitewash Documents required to satisfy the requirements of section 260B of the Corporations Act in respect of each Australian Subsidiary of Cristal which is a Whitewash Australian Entity.

(b)          Holdings shall cause each Loan Party to ensure that (i)(x) all board and shareholder resolutions that are required to be passed under the Corporations Act to approve the giving of financial assistance by each Whitewash Australian Entity in connection with the entering into and performance of each of the Loan Documents by each Whitewash Australian Entity are passed; and (y) all duly completed Whitewash Documents in respect of each Whitewash Australian Entity are lodged with ASIC in accordance with the Corporations Act to the extent required, in each case on or prior to the Whitewash Resolution Date and(ii) the Loan Parties shall provide the Administrative Agent with a certified copy of all the Whitewash Documents, together with evidence that all Whitewash Documents have been (to the extent required) lodged with ASIC within the required time periods, promptly upon receiving a request from the Administrative Agent to do so (such request not to be given before the Whitewash Resolution Date).

(c)          Each Whitewash Australian Entity shall have satisfied the requirements of section 260B of the Corporations Act by the Whitewash Completion Date.

SECTION 5.29          Intercompany Loans.    Within ten Business Days after the incurrence of the South African Term Loans, Holdings shall cause its Restricted Subsidiaries party thereto (a) to repay in full and terminate the Intercompany Loans solely with the proceeds of the South African Term Loans and (b) to terminate the Amended and Restated Loan Facility Agreement, dated October 2017, among Tronox UK Finance Limited, Tronox Mineral Sands Proprietary Limited and Tronox KZN Sands Proprietary Limited and all commitments to extend credit thereunder.

Article VI
NEGATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings (solely with respect to Section 6.10), the Blocked Borrower (solely with respect to Section 6.06) and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01          Indebtedness; Certain Equity Securities.

(a)          Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)          Indebtedness of Holdings and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24);

(ii)          Indebtedness (A) outstanding on the date hereof; provided that Indebtedness with an outstanding principal amount in excess of $10,000,000 shall only be permitted if set forth on Schedule 6.01 and any Permitted Refinancing thereof and (B) outstanding on the date hereof and any Permitted Refinancing thereof, in the case of this clause (B), constituting intercompany Indebtedness among Holdings and its Restricted Subsidiaries;

(iii)          Guarantees by Holdings and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04 and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable (as reasonably determined by Holdings) taken as a whole, to the Lenders as those contained in the subordination of such Indebtedness;

(iv)          Indebtedness of Holdings or any Restricted Subsidiary owing to Holdings or any Restricted Subsidiary to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit S or (B) otherwise reasonably satisfactory to the Administrative Agent;

(v)          (A) Indebtedness (including Capital Lease Obligations) of Holdings or any Restricted Subsidiary financing the acquisition, construction, repair, replacement, installation or improvement of any property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, installation or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and to the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $200,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period as of such time (plus, in the case of clause (B), an amount equal to the amounts described in clause (a)(i) to the proviso to the definition of Permitted Refinancing);

(vi)          Indebtedness in respect of (A) Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings or any Restricted Subsidiary) and (B) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Restricted Subsidiary;

(vii)          (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into Holdings or any Restricted Subsidiary) after the date hereof as a result of an Acquisition Transaction permitted by this Agreement, or Indebtedness of any Person that is assumed by Holdings or any Restricted Subsidiary in connection with an Acquisition Transaction or similar Investment or an acquisition of assets by Holdings or such Restricted Subsidiary permitted by this Agreement; provided that (1) such Indebtedness is not incurred in contemplation of such Acquisition Transaction or similar Investment or acquisition of assets, (2) other than with respect to a Limited Condition Transaction in which case, compliance with this proviso shall be determined in accordance with Section 1.08(a), before and after giving Pro Forma Effect to the assumption of such Indebtedness and the transactions consummated in connection therewith, no Event of Default shall have occurred and be continuing, (3) such Indebtedness is only the obligation of the Person and/or Person’s Subsidiaries that are acquired or that acquire the relevant assets, and any Lien on such Indebtedness shall be permitted by Section 6.02(xi) and (4) the aggregate principal amount of such Indebtedness shall be in unlimited amounts so long as after giving Pro Forma Effect to the incurrence thereof and the other transactions consummated in connection therewith (but assuming any such Indebtedness in the form of a commitment is fully drawn and without netting the proceeds thereof), the Fixed Charge Coverage Ratio would not be less than (A) 2.00:1.00 or (B) at the election of Holdings, the Fixed Charge Coverage Ratio in effect as of the last day of the most recently ended Test Period and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(viii)          Indebtedness outstanding in respect of Permitted Receivables Financings not to exceed the greater of (A) $150,000,000 and (B) 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(ix)          Indebtedness representing deferred compensation to employees of Holdings (and any direct or indirect Parent Entity) and the Restricted Subsidiaries incurred in the ordinary course of business;

(x)          Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, managers, consultants, independent contractors, directors and employees or their respective estates, successors, spouses, former spouses, domestic partners, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect Parent Entity) permitted by Section 6.08(a);

(xi)          (A) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments incurred in an Acquisition Transaction or similar Investment permitted by this Agreement, any other Investment or any Disposition, in each case permitted under this Agreement and (B) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (A);

(xii)          Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred (A) in the ordinary course of business to current or former directors, officers, employees, members of management, managers and consultants of Holdings (or any direct or indirect Parent Entity) and/or any Restricted Subsidiary and (B) in connection with the Transactions and any Permitted Acquisition or other Investment permitted hereunder;

(xiii)          Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;

(xiv)          (A) Indebtedness, which may be secured in accordance with Section 6.02, of Holdings or any Restricted Subsidiary and (B) any Permitted Refinancing Indebtedness incurred pursuant to the foregoing subclause (A); provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $150,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time (plus, in the case of clause (B), an amount equal to the amounts described in clauses (a)(i) and (a)(ii) to the proviso to the definition of Permitted Refinancing);

(xv)          Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply agreements, in each case in the ordinary course of business;

(xvi)          Indebtedness incurred by Holdings or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created, or related to obligations or liabilities (other than Indebtedness) incurred in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)          obligations in respect of performance, bid, appeal and surety bonds, bankers’ acceptance facilities and completion guarantees, leases, government or trade contracts and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii)          Indebtedness comprising obligations in respect of take or pay contracts entered into the ordinary course of business;

(xix)          (A) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(a)(xix),  “Ratio Indebtedness”) of Holdings or any Restricted Subsidiary in an aggregate outstanding amount that shall not cause, after giving effect to the incurrence of such Ratio Indebtedness and the use of proceeds thereof, calculated, as applicable, on a Pro Forma Basis as of the most recently ended Test Period (but excluding from the computation thereof the proceeds of such Indebtedness and assuming that any Ratio Indebtedness in the form of a commitment is fully drawn) and, if applicable, determined in accordance with Section 1.08, (x)  in the case of any Ratio Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Loan Document Obligations, the First Lien Net Leverage Ratio to exceed 3.50:1.00, (y) in the case of any Ratio Indebtedness that is secured by a Lien on the Collateral on a basis junior to the Loan Document Obligations, the Secured Net Leverage Ratio  to exceed 4.50:1.00, and (z) in the case of any Ratio Indebtedness that is unsecured or secured by a Lien on assets that do not constitute Collateral, (a) the Total Net Leverage Ratio to exceed 5.00:1.00 or at the election of Holdings in the case of unsecured Ratio Indebtedness (b) the Fixed Charge Coverage Ratio to be less than 2.00:1.00; provided that  (I) the Required Additional Debt Terms shall have been satisfied, (II) subject to Section 1.08(a), no Event of Default shall have occurred and be continuing, (III) Restricted Subsidiaries that are not Loan Parties may incur Ratio Indebtedness only pursuant to clause (z) above, and the aggregate outstanding principal amount of Indebtedness outstanding which is incurred pursuant to this clause (xix) by Restricted Subsidiaries that are not Loan Parties shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $150,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time, and (IV) such Ratio Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or casualty event, and not on a greater than pro rata basis with the Loan Document Obligations) prior to the Maturity Date; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A) (which, to the extent refinancing any amount incurred in reliance on the foregoing clause (III), shall utilize the basket set forth in such clause (III), it being understood that any such Permitted Refinancing in respect of such Indebtedness incurred in reliance on such clause (III) may also include amounts set forth in clause (a)(i) to the proviso to the definition of Permitted Refinancing);

~~(xx) [Reserved]~~

(xx)          (A) Indebtedness of Tronox Mineral Sands Proprietary Limited or Tronox KZN Sands Proprietary Limited. in the form of term loans incurred under the South African Credit Agreement in an aggregate principal amount not to exceed ZAR 3,200 million (such term loans, the “South African Term Loans”) (and any Permitted Refinancing thereof, which for the avoidance of doubt shall not constitute “South African Term Loans” hereunder) and (B) additional Indebtedness not to exceed ZAR 1,000 million in principal amount of Tronox Mineral Sands Proprietary Limited or Tronox KZN Sands Proprietary Limited in the form of borrowings under a revolving credit facility pursuant to the South African Credit Agreement (and any Permitted Refinancing thereof);

(xxi)          Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof constituting Indebtedness of the Borrower or any other Loan Party (other than ~~Holdings~~any Holding Company);

(xxii)          Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof constituting Indebtedness of the Borrower or any other Loan Party (other than ~~Holdings~~any Holding Company);

(xxiii)          (A) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(a)(xxiii), “Incremental Equivalent Debt”) of the Borrower or any other Loan Party (other than ~~Holdings~~any Holding Company) issued in lieu of Incremental Facilities consisting of secured, subordinated or unsecured bonds, notes, debentures or loans, which, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations); provided that

(1)          the aggregate principal amount of all such Indebtedness incurred pursuant to this clause shall not exceed at the time of incurrence the Incremental Cap at such time; provided that in the case of the incurrence of any Incremental Equivalent Debt, which is unsecured or secured on a junior Lien basis to the Liens securing the Secured Obligations, in lieu of complying with the First Lien Net Leverage Ratio set forth in clause (c) of the definition of Incremental Cap, for purposes of determining the amount of Incremental Equivalent Debt that may be incurred pursuant to clause (c) of the definition of Incremental Cap, the incurrence tests shall instead be (I) in the case of unsecured Incremental Equivalent Debt, at the option of Holdings, either (1) the Total Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds thereof from the calculation of net debt and assuming and such Indebtedness in the form of a commitment is fully drawn) as of the most recently ended Test Period is not greater than either (A) 5.00:1.00 or (B) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Total Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Investment and the incurrence of such Indebtedness calculated on a Pro Forma Basis as of the most recently ended Test Period or (2) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis as of the most recently ended Test Period is no less than either (A) 2.00:1.00 or (B) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Fixed Charge Coverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Investment and the incurrence of such Indebtedness calculated on a Pro Forma Basis as of the most recently ended Test Period and (II) in the case of Incremental Equivalent Debt that is secured by a Lien on the Collateral that is junior to the Liens securing the Secured Obligations, either, at the option of Holdings, the Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds thereof from the calculation of net debt and assuming and such Indebtedness in the form of a commitment is fully drawn) as of the last day of the most recently ended Test Period is not greater than (X) 4.50:1.00 or (Y) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Secured Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Investment and the incurrence of such Indebtedness calculated on a Pro Forma Basis as of the most recently ended Test Period;

(2)          the Required Additional Debt Terms shall have been satisfied,

(3)          subject to Section 1.08(a), (A) no Event of Default shall have occurred and be continuing or (B) if the proceeds thereof will be used to finance any Permitted Acquisition or similar Investment permitted under this Agreement, no Event of Default under Section 7.01(a), (g) or (h) shall have occurred and be continuing,

(4)          no Incremental Equivalent Debt may participate on a greater than pro rata basis than the Loan Document Obligations with respect to mandatory redemption, repurchase, prepayment or sinking fund obligations, and

(B)          any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A) constituting Indebtedness of Holdings or any other Loan Party, which, to the extent refinancing any amount incurred in reliance on any portion of the Incremental Cap that is not calculated in reliance on a ratio, shall utilize such portion of the Incremental Cap (it being understood that any such Permitted Refinancing in respect of such Indebtedness may also include amounts set forth in clause (a)(i) to the proviso to the definition of Permitted Refinancing).

(xxiv)          Indebtedness of the Loan Parties (1) incurred under the Revolving Credit Agreement and the other ABL Documents (and Permitted Refinancing thereof); provided that the aggregate outstanding principal and committed amount of all such Indebtedness shall not exceed the sum of (x) $550,000,000 plus (y) the aggregate amount of ABL Incremental Facilities, in each case permitted to be incurred under the Revolving Credit Agreement as in effect on the date hereof and (2) incurred under the Senior Unsecured 2022 Notes and the Senior Unsecured 2025 Notes or the Senior Unsecured 2025 Notes and any Permitted Refinancing thereof;

(xxv)          (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party (x) in an aggregate principal amount outstanding not to exceed the greater of $175,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period) plus (y) incurred from time to time pursuant to asset based credit facilities or working capital lines of credit in an aggregate principal amount not to exceed the greater of $125,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period so long as in each case such Indebtedness is not secured by assets constituting Collateral and the Loan Parties shall not Guarantee such Indebtedness and (B) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (A)(x) or (A)(y), as applicable, which shall not exceed the amounts set forth in such respective clauses (plus, in the case of this clause (B), an amount equal to the amounts described in clauses (a)(i) and (a)(ii) to the proviso to the definition of Permitted Refinancing);

(xxvi)          (A) Indebtedness of Holdings or any Restricted Subsidiary incurred to finance a Permitted Acquisition or similar Investment permitted by this Agreement (the Indebtedness incurred pursuant to this Section 6.01(a)(xxvi), “Acquisition Debt”); provided that:

(i) subject to Section 1.08(a), no Event of Default shall have occurred and be continuing,

(ii) the aggregate outstanding principal amount of Acquisition Debt outstanding shall be in unlimited amounts so long as after giving Pro Forma Effect to the incurrence thereof and the other transactions consummated in connection therewith (but assuming any such Acquisition Debt in the form of a commitment is fully drawn and without netting the proceeds thereof), (x) in the case of any Acquisition Debt that is secured by a Lien on the Collateral on a pari passu basis with the Loan Document Obligations, the First Lien Net Leverage Ratio would not exceed (I) 3.50:1.00 or (II) at the election of Holdings, the First Lien Net Leverage Ratio in effect for the most recently ended Test Period, (y) in the case of any Acquisition Debt that is secured by a Lien on the Collateral on a basis junior to the Loan Document Obligations, the Secured Net Leverage Ratio would not exceed (I) 4.50:1.00 or (II) at the election of Holdings, the Secured Net Leverage Ratio in effect for the most recently ended Test Period, and (z) in the case of any Acquisition Debt that is unsecured or is secured by a Lien on assets that do not constitute Collateral, (I) the Total Net Leverage Ratio would not exceed (A) 5.00:1.00 or (B) at the election of Holdings, the Total Net Leverage Ratio in effect for the most recently ended Test Period, or at the election of Holdings in the case of unsecured Acquisition Debt (II) the Fixed Charge Coverage Ratio would not be less than (A) 2.00:1.00 or (B) at the election of Holdings, the Fixed Charge Coverage Ratio in effect for the most recently ended Test Period, in each case as of the last day of the most recently ended Test Period prior to the date of determination calculated on a Pro Forma Basis,

(iii) such Indebtedness shall solely be the Obligations of the acquired entity and/or its Subsidiaries and any Lien on such Indebtedness shall be permitted by Section 6.02(xi),

(iv) the aggregate outstanding principal amount of Acquisition Debt that may be incurred pursuant to this clause (xxvi) by Restricted Subsidiaries that do not constitute Loan Parties shall not exceed the greater of $150,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period,

(v) such Acquisition Debt is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or casualty event, and not on a greater than pro rata basis with the Loan Document Obligations) prior to the Maturity Date, and

(vi) the Required Additional Debt Terms shall have been satisfied,

and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A), which, to the extent subject to the limitation in clause (iv) above, shall utilize the basket set forth in such clause (iv);

(xxvii)          [Reserved];

(xxviii)          Contribution Indebtedness (and any Permitted Refinancing thereof); and

(xxix)           Permitted Debt Exchange Notes and Permitted Refinancings thereof; and

(xxx)          all premiums (if any), interest (including post-petition interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.

(b)          Holdings will not, nor will it permit any Restricted Subsidiary to, issue any Disqualified Equity Interests, except (x) Disqualified Equity Interests issued to and held by Holdings or any Restricted Subsidiary that is a direct or indirect wholly-owned subsidiary of Holdings and (y) Disqualified Equity Interests issued after the Closing Date; provided that in the case of this clause (y) any such issuance of Disqualified Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a).

Notwithstanding the foregoing or anything to the contrary herein, (1) all Indebtedness incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a)(i) of this Section 6.01, all Indebtedness incurred under the Revolving Credit Agreement will be deemed to have been incurred in reliance only on clause (a)(xxiv)(1) of this Section 6.01, and all Indebtedness in respect of Swap Agreements will be deemed to have been incurred in reliance only on clause (a)(vi) of this Section 6.01 and (2) any Indebtedness ~~and Investments~~ in the form of intercompany loans ~~made by any member of the Group to any other member of the Group and by~~owing by any Loan Party to Holdings or any of its Subsidiaries (or to any holder of Equity Interests in ~~any member of the Group to any member of the Group~~Holdings or any of its Subsidiaries) shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and each party to any such Indebtedness ~~or Investment~~ shall become a party to an intercreditor agreement reasonably satisfactory to the Administrative Agent which includes subordination terms and release mechanics reasonably satisfactory to the Administrative Agent.

SECTION 6.02         Liens.  Holdings will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)             Liens created under the Loan Documents, including Liens securing Incremental Facilities;

(ii)            Permitted Encumbrances;

(iii)          Liens existing on the Closing Date (other than Liens created under the Revolving Credit Agreement and the other ABL Documents); provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.02; and any modifications, replacements, renewals or extensions thereof; provided that (1) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof, and (2) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)          Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease or sublease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)          leases, licenses, subleases or sublicenses granted to others (on a non-exclusive basis) that are entered into in the ordinary course of business or that do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(vi)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)          Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)          Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)          Liens on property and Equity Interests of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary that is not a Loan Party, in each case, to the extent such Indebtedness is permitted under Section 6.01(a)(xxv);

(x)          (1) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party (other than ~~Holdings~~any Holding Company), (2) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and (3) Liens granted by a Loan Party (other than ~~Holdings~~any Holding Company) in favor of any other Loan Party (other than ~~Holdings~~any Holding Company) provided that, in the case of this clause (3) such Lien is subordinated to the Liens securing the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and each such Loan Party is party to an intercreditor agreement reasonably satisfactory to the  Administrative Agent which includes subordination terms and release mechanics reasonably satisfactory to the Administrative Agent;

(xi)          Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v), (vii) or (xxvi);

(xii)          any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor, licensor or sublicensor or secured by a lessor’s or sublessor’s, licensor’s or sublicensor’s interest under leases or subleases (other than leases or subleases constituting Capital Lease Obligations), subleases, licenses, cross licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, provided that any interest or title granted under any licenses, cross-licenses, or sublicenses is non-exclusive and does not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(xiii)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xiv)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Cash Equivalents”;

(xv)          Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)          Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;

(xvii)          ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary;

(xviii)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)          Liens (A) on the Collateral securing Permitted First Priority Refinancing Debt, (B) on the Collateral securing Permitted Second Priority Refinancing Debt, (C) on the Collateral securing Incremental Equivalent Debt incurred pursuant to Section 6.01(a)(xxiii) (and permitted to be incurred as secured Indebtedness), (D) on the Collateral securing Permitted Debt Exchange Notes incurred pursuant to Section 6.01(a)(xxix) and (E) on the Collateral securing Indebtedness permitted to be secured pursuant to Section 6.01(a)(xix) and Section 6.01(a)(xxvi); provided (x) if any such Indebtedness is secured by the Collateral on a pari passu basis  or junior basis (but without regard to control of remedies) with Liens securing the Secured Obligations in respect of the Term Loans, such Indebtedness shall be subject to a customary intercreditor agreement having terms reasonably acceptable to the Administrative Agent (and the ABL Intercreditor Agreement);

(xx)          other Liens (including Liens on assets that do not constitute Collateral); provided that at the time of incurrence of such Liens and the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $100,000,000 and 15.0% of Consolidated EBITDA for the Test Period then last ended; provided further that, in the event that the Liens incurred pursuant to this clause (xx) are secured by the Collateral, then such Liens shall rank junior to the Liens securing the Loan Document Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into a customary intercreditor agreement having terms reasonably acceptable to the Administrative Agent (and the ABL Intercreditor Agreement);

(xxi)          Liens on the Collateral securing Indebtedness incurred under Section 6.01(a)(xxiv)(1); provided that such Indebtedness shall be subject to the ABL Intercreditor Agreement;

(xxii)          Liens on Permitted Receivables Financing Assets or Liens on other assets granted pursuant to Standard Securitization Undertakings, in each case, incurred in connection with Permitted Receivables Financings;

(xxiii)          receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxiv)          (i) Liens on Equity Interests of joint ventures securing capital contributions to, or obligations of, such Persons, (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and (iii) Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(xxv)          Liens in respect of Sale Leasebacks in each case on the assets or property sold and leased back in such Sale Leaseback;

(xxvi)          Liens on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness provided that such defeasance, discharge or redemption is permitted hereunder;

(xxvii)          Liens on cash or Cash Equivalents securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law and that are not entered into for speculative purposes and Liens securing Indebtedness permitted under Section 6.01(a)(xiii);

(xxviii)          with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Requirements of Law;

(xxix)          [Reserved]

(xxx)          additional Liens securing Indebtedness permitted under Section 6.01 so long as (1) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Liens securing the Term Loans, the First Lien Net Leverage Ratio shall not exceed (I) 3.50:1.00 or (II) at the election of the Borrower to the extent such Indebtedness is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the First Lien Net Leverage Ratio in effect for the most recently ended Test Period, in each case calculated on a Pro Forma Basis as of the most recently ended Test Period, (2) in the case of Indebtedness that is secured by a Lien on the Collateral that is junior to the Liens securing the Term Loans (without regard to control of remedies), the Secured Net Leverage Ratio shall not exceed (I) 4.50:1.00 or (II) at the election of Holdings to the extent such Indebtedness is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Secured Net Leverage Ratio in effect for the most recently ended Test Period in each case calculated on a Pro Forma Basis as of the most recently ended Test Period, (3) in the case of Indebtedness that is secured by a Lien on assets that do not constitute Collateral, the Total Net Leverage Ratio shall not exceed (x) 5.00:1.00 or (y) at the election of Holdings to the extent such Indebtedness is incurred to finance a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Total Net Leverage Ratio in effect for the most recently ended Test Period in each case calculated on a Pro Forma Basis as of the most recently ended Test Period, and (4) if any such Indebtedness is secured by the Collateral the beneficiaries thereof (or an agent on their behalf) shall have entered into a customary intercreditor agreement on terms reasonably acceptable to the Administrative Agent (and the ABL Intercreditor Agreement);

(xxxi)          Liens on the Equity Interests of joint venture arrangements securing financing arrangements for the benefit of the applicable joint venture arrangement that are not otherwise prohibited under this Agreement and Liens on Equity Interests of Unrestricted Subsidiaries;

(xxxii)          Liens on cash collateral granted in favor of any Lender created as a result of any requirement or option to cash collateralize pursuant to this Agreement or any other Loan Document; and

(xxxiii)          with respect to Australian Loan Parties, Liens arising under Section 12(3) of the Personal Property Securities Act 2009 (Cth) which do not secure payment or performance of an obligation.

Notwithstanding the foregoing, all Liens incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (i) of this Section 6.02, and all Liens incurred under the Revolving Credit Agreement will be deemed to have been incurred in reliance only on clause (xxi) of this Section 6.02.

SECTION 6.03          Fundamental Changes.    Holdings will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Holdings and the Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that:

(a)          any Restricted Subsidiary of ~~Holdings~~Tronox Limited (other than the Borrower) may merge, consolidate or amalgamate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (B) one or more other Restricted Subsidiaries of ~~Holdings~~Tronox Limited; provided that when any Subsidiary Loan Party is merging, consolidating or amalgamating with any other Restricted Subsidiary either (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the merger, consolidation or amalgamation shall be deemed to constitute an Investment in a Restricted Subsidiary that is not a Loan Party and must be permitted under Section 6.04;

(b)          Holdings and each Restricted Subsidiary may enter into a Permitted Reorganization;

(c)          any Restricted Subsidiary (other than the Borrower or any other Loan Party) may liquidate or dissolve if Holdings determines in good faith that such action is in the best interests of Holdings and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders;

(d)          any Restricted Subsidiary (other than a Holding Company) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party (other than ~~Holdings~~a Holding Company), (B) such Disposition shall be deemed to constitute an Investment in a Restricted Subsidiary that is not a Loan Party and must be permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(e)          ~~Holdings~~Any Holding Company may merge, amalgamate or consolidate with any other Person; provided that (A) ~~Holdings~~such Holding Company shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not ~~Holdings~~a Holding Company (any such Person, the “Successor Holdings”), (1) ~~the~~such Successor Holdings shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, Australia or the United Kingdom, (2) ~~the~~such Successor Holdings shall expressly assume all the obligations of the ~~Borrower~~predecessor Holding Company under this Agreement and the other Loan Documents to which the ~~Borrower~~predecessor Holding Company is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to such Successor Holdings’ obligations under this Agreement and the other Loan Documents and (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer, stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, ~~the~~such Successor Holdings will succeed to, and be substituted for, the ~~Holdings~~predecessor Holding Company under this Agreement and the other Loan Documents; provided further that ~~the~~ Holdings agrees to provide any documentation and other information about ~~the~~such Successor Holdings as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(f)          the Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and the other Loan Documents and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(g)          any Restricted Subsidiary (other than a Holding Company or the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(u)); provided that the continuing or surviving Person shall be a Restricted Subsidiary, which shall have complied with the requirements of Section 5.13 and 5.14;

(h)          the Borrower and the Blocked Borrower may consummate the Blocked Merger;

(i)          the Borrower and its Subsidiaries may undertake or consummate any Tax Restructuring; and

(j)          any Restricted Subsidiary (other than a Holding Company) may effect a merger, dissolution, liquidation consolidation or amalgamation to (1) effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(e)) or (2) an Investment permitted pursuant to Section 6.04 (other than Section 6.04(u)).

SECTION 6.04          Investments, Loans, Advances, Guarantees and Acquisitions.    Holdings will not, nor will it permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)          Investments made in the Blocked Borrower to facilitate payments of interest, scheduled principal, fees and expenses due in connection with any Loan Documents;

(b)          Investments in cash and Cash Equivalents at the time such Investment in Cash Equivalent is made;

(c)          loans or advances to present or former officers, directors, managers, members of management, consultants, independent contractors and employees of Holdings, any Parent Entity and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any Parent Entity) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to Holdings or any Restricted Subsidiary in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed $25,000,000;

(d)          Investments (i)(x) by any Holding Company in any other Holding Company and (y) by Holdings or any Restricted Subsidiary in any Loan Party (other than ~~Holdings~~a Holding Company), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary (other than a Holding Company); provided that the aggregate amount of such Investments made by Loan Parties after the Closing Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii), shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $175,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(e)          Investments consisting of deposits, prepayments and/or other credits to suppliers in the ordinary course of business;

(f)          Investments consisting of extensions of trade credit in the ordinary course of business;

(g)          Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(g) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the date hereof by Holdings or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent set forth on Schedule 6.04(g) or as otherwise permitted by this Section 6.04;

(h)          Investments in Swap Agreements permitted under Section 6.01;

(i)          promissory notes and other Investments received in connection with Dispositions permitted by Section 6.05;

(j)          Permitted Acquisitions;

(k)          obligations with respect to Guarantees provided by Holdings or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(l)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)          Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (iv) as a result of the settlement, compromise or resolution of (a) litigation, arbitration or other disputes or (b) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(n)          loans and advances to ~~Holdings~~any Holding Company (or any Parent Entity) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to ~~Holdings~~such Holding Company (or such Parent Entity) in accordance with Section 6.08(a) (other than clause (ii) thereof); provided that any such loan or advance shall reduce the amount of such applicable Restricted Payments thereafter permitted under Section 6.08(a) by a corresponding amount; provided further that any conditions to the making of such Restricted Payment (including the absence of an Event of Default or compliance with a financial ratio) shall be satisfied;

(o)          additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (o), (including the aggregate outstanding amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (o), whether in the form of Indebtedness assumed or otherwise), shall not exceed the sum of (A) the greater of $250,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period, plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment so long as, with respect to this clause (B), (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) where such Investment is funded from the Growth Amount, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 4.25:1.00 at the relevant date of determination;

(p)          [Reserved];

(q)          advances of payroll payments to employees in the ordinary course of business;

(r)          Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of Holdings (or any direct or indirect Parent Entity thereof); provided that such amounts used pursuant to this clause (r) shall not increase the Available Amount;

(s)          (i) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with Holdings or any Restricted Subsidiary in accordance with this Section and Section 6.03 after the Closing Date and (ii) Investments of an Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated a  “Restricted Subsidiary”, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation or such designation and were in existence on the date of such acquisition, merger or consolidation or such designation;

(t)          Investments in Holdings or any Restricted Subsidiary in connection with any Tax Restructuring; provided that after giving effect to any such activities, the Guarantees of the Loans and the security interests of the Lenders in the Collateral, taken as a whole, would not be adversely impaired;

(u)          Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Section 6.01, 6.02, 6.03 (other than clause (g) or (j) thereof), 6.05 (other than clause (e) thereof) and 6.08, respectively;

(v)          additional unlimited Investments; provided that after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 4.50:1.00 as of the end of the most recently ended Test Period as of such time;

(w)          contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers of Holdings (or any Parent Entity) or any Restricted Subsidiary or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;

(x)          to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses, sublicenses, leases or subleases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(y)          Investments in the form of debt or Equity Interests obtained in connection with the contribution, sale, or other transfer of Permitted Receivables Financing Assets, cash or Cash Equivalents made in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Subsidiaries to finance the purchase of receivables or related assets from Holdings or Restricted Subsidiaries or to otherwise fund required reserves);

(z)           [Reserved];

(aa)          Investments (x) in joint ventures, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in joint ventures, in an aggregate amount not to exceed the greater of $125,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period, and (y) in Unrestricted Subsidiaries, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in Unrestricted Subsidiaries, in an aggregate amount not to exceed the greater of $150,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period;

(bb)          Investments in any Restricted Subsidiary in connection with intercompany cash management arrangement or related activities arising in the ordinary course of business; and

(cc)          unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law.

Notwithstanding the foregoing, all Investments in the form of loans ~~(A) among~~made to any Loan Party by Holdings ~~and~~or any of its ~~Restricted~~ Subsidiaries (or ~~(B)~~ by any holder of Equity Interests in Holdings or any of its ~~Restricted~~ Subsidiaries ~~in Holdings or any of its Subsidiaries~~) shall in each case be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and each party to any such loan shall become a party to an intercreditor agreement reasonably satisfactory to the Administrative Agent.

SECTION 6.05          Asset Sales.    Holdings will not, nor will it (i) permit any Restricted Subsidiary to, sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it, or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than (A) issuing directors’ qualifying shares or nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law, (B) issuing Equity Interests to the Borrower or any Restricted Subsidiary in compliance with Section 6.04(c), (C) any non-wholly-owned Restricted Subsidiary issuing Equity Interests of such Subsidiary to each owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests and (D) any Equity Interests that are pledged (and remain pledged) by a Loan Party to secure the Secured Obligations hereunder), in a single transaction or a series of related transactions (each, a “Disposition”), except:

(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of Holdings and the Restricted Subsidiaries (including (i) allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Intellectual Property if the Borrower determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business and does not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(b)          Dispositions of inventory and other assets in the ordinary course of business (including on an intercompany basis);

(c)          Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)          Dispositions of property to Holdings or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party (other than ~~Holdings~~a Holding Company), (ii) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(e)          Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);

(f)          Dispositions of cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)          Dispositions of (A) accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof and (B) Permitted Receivables Financing Assets pursuant to any Permitted Receivables Financing;

(h)          leases, subleases, non-exclusive licenses or non-exclusive sublicenses, in each case in the ordinary course of business and that do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(i)          transfers of property subject to Recovery Events upon receipt of the Net Proceeds of such Recovery Event;

(j)          Dispositions of other assets or property (including the sale or issuance of Equity Interests in a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) such Disposition is made for Fair Market Value, (ii) with respect to any Disposition pursuant to this clause (j) for a sale price in excess of the greater of (x) $35,000,000 and (y) 5.0% of the Consolidated EBITDA for the then most recently ended Test Period for any transaction or series of related transactions, Holdings or any Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, (1) that are assumed by the transferee with respect to the applicable Disposition and (2) in respect of which Holdings and each Restricted Subsidiary is no longer obligated with respect to such liabilities or are indemnified against further liabilities, shall be deemed to be cash, (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that Holdings and each other Restricted Subsidiary is released from any guarantee of such Indebtedness in connection with such Disposition, shall be deemed to be cash, (D) consideration consisting of Indebtedness of the Borrower or any Guarantor that is secured by a Lien that is secured on a pari passu basis with the Lien securing the Secured Obligations on the asset which is subject of the Disposition, in each case received from Persons who are not Holdings or Restricted Subsidiary that is cancelled, shall be deemed to be cash, and (E) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (j) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $50,000,000 and (y) 5.0% of Consolidated EBITDA for the most recently ended Test Period (net of any Designated Non-Cash Consideration converted into cash or Cash Equivalents), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (iii) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b);

(k)          Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements;

(l)          Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not core or principal to the business of Holdings and the Restricted Subsidiaries or (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(m)       transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(n)          ~~[Reserved]~~Dispositions by any Holding Company to any other Holding Company, so long as the Collateral and Guarantee Requirement remains satisfied in connection therewith;

(o)          Dispositions in connection with any Tax Restructuring provided that after giving effect to any such Disposition, the Guarantees of the Loans and the security interests of the Lenders in the Collateral, taken as a whole, would not be adversely impaired;

(p)          [Reserved];

(q)          any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(r)          a Permitted Reorganization;

(s)          each Loan Party and each of its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business; and

(t)          the unwinding of any Swap Agreement pursuant to its terms.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party or Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06          Blocked Borrower Covenant.    The Blocked Borrower will not incur any Indebtedness or Liens or engage in any activities or consummate any transactions (including, without limitation, any Investments or Dispositions) and will not conduct, transact or otherwise engage in any business or operations, in each case, other than:

(a)          the performance of obligations under and compliance with its Organizational Documents or Requirements of Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance),

(b)          participating in tax, accounting and other administrative matters related to Holdings or any Parent Entity,

(c)          the entry into, and exercise of rights and performance of its obligations under and in connection with the Loan Documents,

(d)          incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues, and paying taxes,

(e)          providing indemnification for its current and former officers, directors, members of management, managers, employees and advisors or consultants,

(f)          activities incidental to the businesses or activities described in the foregoing clauses, and

(g)          the Blocked Merger; provided that the Borrower shall be the continuing or surviving Person.

SECTION 6.07          Negative Pledge.    Holdings will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a)          restrictions and conditions imposed by (i) Requirements of Law, (ii) any Loan Document, (iii) any documentation relating to any Permitted Receivables Financing, (iv) any documentation governing (A) Indebtedness incurred pursuant to Section 6.01(a)(vii) or 6.01(a)(xxv),  (B) Indebtedness otherwise permitted to be incurred by Section 6.01 solely by a Restricted Subsidiary that is not a Loan Party and/or (C) Indebtedness permitted to be incurred by Section 6.01 on a secured basis that is secured by assets that constitute Excluded Assets (other than by reason or any negative pledge permitted by this Section 6.07) and/or (v) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (iii) and (iv) above;

(b)          customary restrictions and conditions existing on the Closing Date after giving effect to the Closing Date Refinancing and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)          any security interest or right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden);

(d)          customary provisions in leases, subleases, licenses, cross-licenses or sublicenses and other contracts restricting the assignment thereof and restrictions that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(e)          [Reserved];

(f)          any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g)          restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents;

(h)          restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)          restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition; and

(j)          customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, joint venture agreements and other similar agreements, in each case, entered into in the ordinary course of business.

SECTION 6.08          Restricted Payments; Certain Payments of Indebtedness.

(a)          Holdings will not, nor will it permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

(i)          each Restricted Subsidiary may make Restricted Payments to the Borrower or any Restricted Subsidiary (other than a Restricted Subsidiary that is a Holding Company) (and, in the case of any such Subsidiary that is not a wholly-owned Subsidiary, to each other owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests of the relevant class of Equity Interests);

(ii)          [Reserved];

(iii)          [Reserved];

(iv)          [Reserved]

(v)          repurchases of Equity Interests in any Parent Entity (or make Restricted Payments to allow repurchases of Equity Interest in any Parent Entity) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interests;

(vi)          Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) or make Restricted Payments to allow any of its Parent Entities to so redeem, retire, acquire or repurchase their Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case, held by current or former officers, managers, consultants, directors, employees, independent contractors or other service providers (or their respective spouses, former spouses, domestic partners, successors, executors, administrators, heirs, legatees or distributees) of Holdings or any Parent Entity thereof and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment or service of, or breach of restrictive covenants by, any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, stock subscription or equity incentive award agreement, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Closing Date, together with the aggregate amount of loans and advances to any Parent Entity previously made pursuant to Section 6.04(n) in lieu of Restricted Payments permitted by this clause (vi), shall not exceed $40,000,000 in any fiscal year with unused amounts in any fiscal year being carried over to succeeding fiscal years plus all net cash proceeds obtained from any key-man life insurance policies received during such fiscal year (without giving effect to the foregoing proviso);

(vii)          Holdings may make Restricted Payments in cash to any Parent Entity:

(A)          the proceeds of which shall be used by such Parent Entity to pay Taxes of Holdings, any other Subsidiary of Holdings or any group that includes Holdings, the Borrower or any other Subsidiary of the Borrower and that files Taxes on a consolidated, combined, affiliated, unitary or similar basis, in each case attributable to the taxable income of Holdings and its Subsidiaries, net of any payment already made by Holdings or its Subsidiaries in respect of such Taxes; provided that Restricted Payments pursuant to this subclause (A) shall not exceed the amount of Taxes that Holdings would have paid if Holdings and its Subsidiaries were a stand-alone taxpayer or stand-alone tax group, reduced by any payment made by Holdings or its Subsidiaries; and provided further that Restricted Payments under this subclause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Holdings or any Restricted Subsidiary;

(B)          the proceeds of which shall be used by such Parent Entity to pay (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties), that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of Holdings (or any parent thereof) attributable to the ownership or operations of any Parent Entity, Holdings and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by the Borrower or any Restricted Subsidiary and (y) otherwise permitted to be paid by Holdings and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by Holdings or the Restricted Subsidiaries pursuant to Section 6.09(iii) or (v);

(C)          the proceeds of which shall be used by Holdings (or any Parent Entity) to pay franchise and similar Taxes, other fees and expenses, required to maintain its organizational existence and auditing fees and expenses;

(D)          [Reserved]

(E)          the proceeds of which shall be used by any Parent Entity to finance any Investment that would be permitted to be made by Holdings or a Restricted Subsidiary pursuant to Section 6.04 (other than Section 6.04(n)); provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to Holdings or any Restricted Subsidiary (any in no event shall any such contribution increase the Available Amount) or (y) the Person formed or acquired to merge into or consolidate with Holdings or any Restricted Subsidiary to the extent such merger or consolidation is permitted by Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Section 5.13 and 5.14;

(F)          the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, consultants, independent contractors or employees of Holdings or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries;

(G)          the proceeds of which shall be used by Holdings (or any Parent Entity) to pay (i) fees and expenses related to any successful or unsuccessful equity issuance or offering or debt issuance, incurrence or offering, disposition or acquisition, Investment or other transaction permitted by this Agreement and (ii) Public Company Costs; and

(H)          the proceeds of which shall be used for the payment of insurance premiums to the extent attributable to any Parent Entity, the Borrower and its subsidiaries;

(viii)          Restricted Payments in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment so long as (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) the Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 4.75:1.00, provided that where such Restricted Payment is funded from the Growth Amount, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 4.25:1.00;

(ix)          redemptions in whole or in part of any of its Equity Interests for another class of its Qualified Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Qualified Equity Interests (and in no event shall such contribution or issuance so utilized increase the Available Amount); provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x)          [Reserved];

(xi)          the Borrower may make Restricted Payments to any Parent Entity to enable such Parent Entity to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment);

(xii)          following the consummation of a Public Offering after the Closing Date, the payment of Restricted Payments to any direct Parent Entity of Holdings to fund the payment of regular dividends on such company’s Equity Interests, in an aggregate amount per annum not to exceed 6.0 % per annum of the aggregate amount of proceeds from such Public Offering received by, or contributed to Holdings, the Borrower or any Restricted Subsidiary;

(xiii)          payments made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv)          additional Restricted Payments; provided that after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 3.25:1.00 and there is no continuing Event of Default on the date of declaration;

(xv)          [Reserved];

(xvi)          any Restricted Subsidiary may make Restricted Payments to ~~Holdings~~any Holding Company, the proceeds of which are applied by ~~Holdings~~such Holding Company to satisfy any payment obligations owing under the Cristal ~~Purchase~~Acquisition Agreement;

(xvii)          [Reserved];

(xviii)          Holdings may make Restricted Payments to holders of the common stock of Holdings or any Parent Entity in an amount equal to (a) $40,000,000 per annum plus (b) in any fiscal quarter, up to $0.25 per share for each such fiscal quarter (as such amount shall be appropriately adjusted for any stock, splits, stock dividends, reverse stock splits, stock consolidations and similar transactions provided that the amount permitted to be paid under this clause (xviii) in any fiscal year, or, in the case of clause (b), fiscal quarter may be increased by an amount equal to the difference (if positive) between the permitted amount in a preceding fiscal year or, in the case of clause (b), fiscal quarter and the amount actually used or applied by Holdings during such relevant period; and

(xix)          additional Restricted Payments; provided that (A) such Restricted Payments shall not exceed the greater of $175,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period and (B) there is no continuing Event of Default on the date of declaration.

(b)          Holdings will not, nor will it permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any (x) Subordinated Indebtedness, (y) Indebtedness secured by a Lien that is junior to the Lien securing the Secured Obligations or (z) unsecured Indebtedness that is incurred or assumed pursuant to a basket set forth in Section 6.01(a) that requires such Indebtedness to have a maturity or Weighted Average Life to Maturity no shorter or earlier than that of the Term Loans, in each case that constitutes Material Indebtedness (collectively, “Junior Debt”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Junior Debt, in each case, on or prior to date that occurs earlier than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i)          payment of regularly scheduled interest and principal payments, payments of fees, expenses and indemnification obligations when due in respect of any Indebtedness, other than payments in respect of any Junior Debt prohibited by the subordination provisions thereof;

(ii)          refinancings or exchanges of Junior Debt with proceeds of Permitted Refinancing Indebtedness that constitutes the same category of Junior Debt, which matures no earlier than the Junior Debt being refinanced or exchanged, in each case, to the extent such Indebtedness is permitted to be incurred under Section 6.01;

(iii)          (1) the conversion of any Junior Debt to or payments with Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies and (2) mandatory redemptions of Disqualified Equity Interests;

(iv)          prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Junior Debt prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Debt Payment, so long as (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) the Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 4.75:1.00, provided that where such Restricted Debt Payment is funded from the Growth Amount, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 4.25:1.00;

(v)          prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Debt prior to their scheduled maturity; provided that after giving effect to such prepayment, redemption, purchase, defeasance or other payment (A) on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 3.75:1.00 as of the end of the most recently ended Test Period as of such time and (B) there is no continuing Event of Default;

(vi)          ~~[Reserved]~~prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Subordinated Indebtedness owing (x) by any Holding Company to any other Holding Company and (y) by any Restricted Subsidiary to any Loan Party (other than to a Holding Company, unless such payment is made in connection with the consummation of the Cristal Acquisition), in each case other than any such prepayments, redemptions, purchases, defeasances and other payments or distributions that are prohibited by the subordination provisions in respect thereof;

(vii)          [Reserved]

(viii)          payments as part of an applicable high yield discount obligation or AHYDO catch-up payment.

(c)        Holdings will not, nor will it permit any Restricted Subsidiary to, amend or modify its Organizational Documents or any documentation governing any Junior Debt, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration of such Restricted Payment or the giving of irrevocable notice of such redemption, purchase, defeasance or other payment, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

SECTION 6.09          Transactions with Affiliates.    Holdings will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates in excess of $25,000,000, except:

(i)          transactions with Holdings or any Restricted Subsidiary (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii)          on terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii)          (A) the Transactions, the payment of fees and expenses related to the Transactions and the Cristal Acquisition;

(iv)          issuances of Equity Interests of Holdings or the Borrower to the extent otherwise permitted by this Agreement;

(v)          (1) employment, consulting, severance and other service or benefit related arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business (including loans and advances pursuant to Sections 6.04(c) and 6.04(q), salary or guaranteed payments and bonuses) and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business and (2) transactions in existence on the Closing Date and set forth on Schedule 6.09 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(vi)          payments by Holdings and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any Parent Entity), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08;

(vii)          the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, consultants and employees of Holdings (or any Parent Entity), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(viii)          [Reserved];

(ix)           Restricted Payments permitted under Section 6.08 and loans and advances in lieu thereof pursuant to Section 6.04(n);

(x)            [Reserved];

(xi)          the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any former, current or future director, manager, officer, employee or consultant (or spouses, former spouses, successors, heirs, legatees, distributes or Affiliates of any of the foregoing) of the Borrower, any of the Subsidiaries or any direct or indirect parent of any of the foregoing;

(xii)           [Reserved];

(xiii)          transactions in connection with any Permitted Receivables Financing;

(xiv)        any transaction in respect of which Holdings delivers to the Administrative Agent a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to Holdings or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(xv)          (A) Guarantees permitted by Section 6.01 or Section 6.04 and (B) Investments permitted by Sections 6.04(s), 6.04(t), 6.04(bb) and 6.04(cc);

(xvi)          transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(xvii)          the payment of reasonable out-of-pocket costs and expenses and indemnities to equity holders of any Parent Entity of Holdings pursuant to any stockholders’ agreement.

SECTION 6.10          Holdings Covenant.    Notwithstanding anything to the contrary herein, ~~Holdings~~no Holding Company will ~~not~~ incur any Indebtedness ~~or~~(other than Indebtedness owing to another Holding Company which is not subject to any Guarantee by any Subsidiary of any Holding Company (including the Borrower, but excluding any other Holding Company)) or Liens or engage in any activities or consummate any transactions (including, without limitation, any Investments (unless any such Investment will be concurrently contributed by ~~Holdings~~such Holding Company to the Borrower or a Loan Party (other than a Holding Company)) or Dispositions) ~~and will not~~or conduct, transact or otherwise engage in any business or operations, in each case, other than:

(a)          the ownership of the Equity Interests of the Borrower and any Restricted Subsidiaries and payment of dividends and other amounts in respect of ~~Holding’s~~such Holding Company’s Equity Interests,

(b)          the performance of obligations under and compliance with its Organizational Documents, or other Requirement of Law (including the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance), ordinance, regulation, rule, order, judgment, decree or permit, including without limitation as a result of or in connection with the activities of the Restricted Subsidiaries,

(c)          repurchases of Indebtedness through open market purchases and Dutch auctions (in the case of Loans, to the extent permitted hereunder), the making of any loan to any officers or directors constituting an Investment permitted under Section 6.04, the making of any Investment in the Borrower or any Restricted Subsidiary that is a Guarantor (including another Holding Company) or, to the extent otherwise allowed under Section 6.04, a Restricted Subsidiary that is not a Guarantor,

(d)          participating in tax, accounting and other administrative matters related to any Parent Entity and the Borrower or any of their Subsidiaries,

(e)          the entry into, and exercise of rights and performance of its obligations under and in connection with the Loan Documents, the ABL Documents and any documentation governing any Guarantee of Indebtedness of the Borrower and the Subsidiary Loan Parties permitted hereunder,

(f)          any public offering of its common stock or any other issuance or registration of its Qualified Equity Interests for sale or resale (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Qualified Equity Interests), including the costs, fees and expenses related thereto,

(g)          (1) holding of any cash, Cash Equivalents and other assets received from, or Investments made by, the Borrower or any Restricted Subsidiary or contributions to the capital of, or proceeds from the issuance of, Equity Interests of the Parent Entities, in each case, pending prompt application thereof in a manner permitted by the terms of this Agreement (including by way of Restricted Payments to any Parent Entity) ~~and~~, (2) the payment of dividends or making of distributions, making of loans and contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries (other than Indebtedness), and (3) payment of dividends, making of distributions, and making of loans and contributions by any Holding Company to any other Holding Company to the extent not prohibited by this Agreement or the other Loan Documents,

(h)          incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues, and paying taxes,

(i)          providing indemnification for its current and former officers, directors, members of management, managers, employees and advisors or consultants,

(j)          payment of Public Company Costs,

(k)          activities incidental to the businesses or activities described in the foregoing clauses,

(l)          incurring any Qualified Holding Company Debt, and

(m)          ~~Holdings~~any Holding Company may merge, amalgamate or consolidate with any other Person to the extent permitted by Section 6.03(e).

SECTION 6.11          Restrictions on Subsidiary Distributions.    Holdings will not, nor will it permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Holdings to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Equity Interests owned by Holdings or any other Restricted Subsidiary of Holdings, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Holdings or any other Restricted Subsidiary of Holdings, (c) make loans or advances to Holdings or any other Restricted Subsidiary of Holdings, or (d) transfer, lease or license any of its property or assets to Holdings or any other Restricted Subsidiary of Holdings other than restrictions (i) in agreements evidencing any Indebtedness permitted by (and any Permitted Refinancings of) (x) Section 6.01(a)(v) that impose restrictions on the property with respect to such Indebtedness or on the property so acquired, (y) Sections 6.01(a)(vii) (to the extent imposing restrictions solely on the Restricted Subsidiaries acquired in an Acquisition Transaction or other Investment described therein), 6.01(a)(xiv), 6.01(a)(xix), 6.01(a)(xx) (to the extent imposing restrictions solely on Tronox Mineral Sands Proprietary Limited and/or Tronox KZN Sands Proprietary Limited and/or their respective Subsidiaries) and 6.01(a)(xxiv) and (z) Section 6.01(a)(viii) to the extent relating to the assets serving as collateral for such Permitted Receivables Financing, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement or (iv) described on Schedule 6.11.

SECTION 6.12          Sale Leasebacks.    Holdings will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Sale Leaseback unless (a) any Disposition with respect thereto is permitted under Section 6.05 and (b) any Indebtedness with respect thereto is permitted under Section 6.01(a)(v) or Section 6.01(a)(xiv).

Article VII

EVENTS OF DEFAULT

SECTION 7.01          Events of Default.    If any of the following events (any such event, an “Event of Default”) shall occur:

(a)          any Loan Party or the Blocked Borrower shall fail to pay any interest or principal on any Loan or any fee or any other amount payable under any Loan Document, when and as the same shall become due and payable and in the currency required hereunder, and such failure shall continue unremedied (i) with respect to the payment of interest, for a period of five Business Days and (ii) with respect to the payment of any fee or other amount (other than principal), for a period of ten Business Days;

(b)          any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower, any Restricted Subsidiary or the Blocked Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(c)          Holdings, the Borrower, any Restricted Subsidiary or the Blocked Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of ~~Holdings~~each Holding Company, the Borrower and the Blocked Borrower) or in Article VI or shall deliver the certificate described in Section 4.03 to Bank of America, N.A., as securities intermediary under the Blocked Account Control Agreement, and obtain release of the funds on deposit in the Blocked Account, prior to delivering such notice to the Administrative Agent; it being understood and agreed that any Event of Default arising as a result of the Borrower’s fault to comply with a financial maintenance covenant applicable to any Incremental Revolving Loan Commitment or Incremental Revolving Loan shall not constitute an Event of Default with respect to the Term Loans or any Incremental Term Facility, unless and until the requisite percentage of Incremental Revolving Lenders shall have terminated their revolving commitments and declared all amounts outstanding under the revolving credit facility to be due and payable (and such declaration has not been rescinded);

(d)          any Loan Party or the Blocked Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a) or (c) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to Holdings;

(e)          Reserved;

(f)           Holdings or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) under any Material Indebtedness or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a voluntary Disposition or a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that clause (e) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) provided that, in the case of Section 7.01(e) and 7.01(f), such default has not been waived by the holders of such Indebtedness;

(g)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) administration, liquidation, provisional liquidation, dissolution, winding-up, court protection, reorganization  (including, without limitation, by way of voluntary arrangement, scheme of arrangement or otherwise) or other relief in respect of ~~Holdings~~any Holding Company, the Borrower, the Blocked Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, (ii) the appointment of an administrator, receiver, receiver and manager, trustee, custodian, examiner, sequestrator, conservator, controller, managing controller, liquidator or provisional liquidator or similar official for ~~Holdings~~any Holding Company, the Borrower, the Blocked Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case  (other than in relation to a UK Loan Party), such proceeding or petition shall (other than in relation to any of ~~Holdings~~any Holding Company or any Significant Subsidiary incorporated in or established under the laws of England and Wales) continue undismissed or unstayed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered and (iii) in the case of any of ~~Holdings~~any Holding Company or any Significant Subsidiary incorporated in or established under the laws of England and Wales (x) any legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up dissolution, administration, receivership or reorganization (whether by a scheme of arrangement or otherwise) or compromise, composition or assignment with creditors or (y) the appointment of an administrator, administrative receiver, receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for any such Significant Subsidiary or for a material part of its assets; provided, however, that the issuance of a writ of payment (Zahlungsbefehl) under the Swiss debt enforcement and bankruptcy laws shall not constitute an involuntary case or proceeding with respect to any Swiss Guarantor for the purpose of this Section 7.01(g);

(h)          ~~Holdings~~any Holding Company, the Borrower, the Blocked Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking administration, liquidation, provisional liquidation, dissolution, winding-up, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of an administration, receiver, receiver and manager, trustee, examiner, custodian, sequestrator, conservator, controller, managing controller, liquidator or provisional liquidator or similar official for ~~Holdings~~any Holding Company, the Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(i)          one or more enforceable judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation) shall be rendered against Holdings, any Restricted Subsidiary, the Blocked Borrower or any combination thereof and the same shall remain unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days;

(j)          (i) an ERISA Event occurs that has resulted or could reasonably be expected to result, individually or together with all other ERISA Events that have occurred or are reasonably expected to occur, in liability of Holdings, the Borrower, the Blocked Borrower or any Restricted Subsidiary under Title IV of ERISA with respect to a Plan or under non-U.S. law with respect to a Foreign Pension Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect or (ii) any of Holdings, the Borrower, the Blocked Borrower or any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(k)          any Lien purported to be created under any Security Document over Collateral that individually or taken together with any other Collateral has an aggregate fair market value in excess of $50,000,000, shall cease to be, or shall be asserted by any Loan Party or the Blocked Borrower in writing not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party or Restricted Subsidiary in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements or (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

(l)          (i) this Agreement, any Security Document or any Guarantee of the Secured Obligations shall for any reason not be (or asserted by any Loan Party or the Blocked Borrower in writing not to be) a legal, valid and binding obligation of any Loan Party or the Blocked Borrower party thereto other than as expressly permitted hereunder or thereunder; or (ii) any subordination provision in respect of any Material Indebtedness (including the Revolving Credit  Agreement) shall for any reason not be (or asserted by any Loan Party or the Blocked Borrower in writing not to be) a legal, valid and binding obligation of any Loan Party or the Blocked Borrower party thereto other than as expressly permitted hereunder or thereunder; or

(m)          a Change of Control occurs;

then, and in every such event (other than an event with respect to ~~Holdings~~a Holding Company or the Borrower or the Blocked Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Holdings, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, (but ratably as among Classes of Loans and the Loans of each Class at the time outstanding) in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower, the Blocked Borrower and each other Loan Party; and in the case of any event with respect to ~~Holdings~~a Holding Company or the Borrower or the Blocked Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower and the Blocked Borrower accrued hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower, the Blocked Borrower and each other Loan Party.

SECTION 7.02          Application of Proceeds.    Subject to any Intercreditor Agreement, after the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.17 and 2.23) payable to the Administrative Agent in its capacity as such;

second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Section 2.17 and 2.23 and not specifically referred to in clauses third and fourth below), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and other Secured Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Secured Swap Obligations and Secured Cash Management Obligations, ratably among the Lenders and counterparties referred to in the definitions of Secured Swap Obligations and Secured Cash Management Obligations that are parties thereto in proportion to the respective amounts described in this clause Fourth payable to them; and

last, the balance, if any, after the Secured Obligations have been paid in full, as may otherwise be required by any Intercreditor Agreement and, thereafter, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in the Loan Documents.

SECTION 7.03   Clean-up. Solely in respect of the Cristal Acquisition and notwithstanding any provision of this Agreement or any other Loan Document to the contrary, for the Clean-up Period any breach of a representation or warranty under Article III, a breach of affirmative or negative covenant under Article V or Article VI respectively or any Event of Default under Article VII, in each case, directly arising out of and relating to the Cristal Acquisition, will be deemed not to be a breach of representation or warranty, a breach of covenant, Default or an Event of Default if:

(a)          it would have been (if it were not for this provision) a breach of representation or warranty, a breach of a covenant or a Default or an Event of Default only by reason of circumstances or matters relating exclusively to Cristal or its subsidiaries (or any obligation for Holdings or the Restricted Subsidiaries to procure or ensure in relation to Cristal or its subsidiaries;

(b)          it is capable of remedy and reasonable steps are being taken to remedy it;

(c)          the circumstances giving rise to it were unknown to Holdings and its subsidiaries prior  to the signing date of the Cristal Acquisition and have not been procured by or approved by Holdings or any of its subsidiaries; and

(d)          a Material Adverse Effect would not reasonably be expected to occur as a result thereof.

If the relevant circumstances are continuing on or after the date falling 120 days after the consummation of the Cristal Acquisition (the period commencing on the date of the consummation of the Cristal Acquisition and ending on the 120th day thereafter, the “Clean-up Period”), there shall be a breach of representation or warranty, breach of covenant, Default, Event of Default or Specified Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Secured Parties).

Article VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints Bank of America, N.A., to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorizes the Administrative Agent and Collateral Agent to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and (d) to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 (UK) shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by this Agreement or the other Loan Documents, where there are inconsistencies or conflict between the Trustee Act 1925 or the Trustee Act 2000 (UK) and the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such other Loan Document shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 (UK), the provisions of this Agreement or such other Loan Document shall constitute a restriction or exclusion for the purposes of that Act.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by Holdings, the Borrower, a Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the existence, value, sufficiency or collectability of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  The Administrative Agent shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation or determination of (x) the Effective Yield or (y) the terms and conditions of any Intercreditor Agreement.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person).  The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person), and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Each Lender acknowledges that Eligible Assignees hereunder may be Affiliated Lenders and that Affiliated Lenders may purchase (including pursuant to privately negotiated open-market transactions with one or more Lenders that are not made available for participation to all Lenders or all Lenders of a particular Class) Term Loans hereunder from Lenders from time to time, subject to the limitations set forth herein.  Each Lender agrees that the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into whether any Affiliated Lender intends to acquire or has acquired any Term Loan or as to whether any Lender is at any time an Affiliated Lender and that, unless the Administrative Agent shall have received, pursuant to the covenants of such Lender set forth herein or in the Assignment and Assumption pursuant to which such Lender shall have acquired any Term Loan hereunder, prior written notice from any Lender that such Lender is an Affiliated Lender, the Administrative Agent may deal with such Lender (including for purposes of determining the consent, approval, vote or other similar action of the Lenders or the Lenders of any Class), and shall not incur any liability for so doing, as if such Lender were not an Affiliated Lender.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 10 days’ notice to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (unless a Specified Event of Default has occurred and is continuing), to appoint a successor, which shall be a commercial bank or trust company with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications above (the earlier of the date upon which the retiring Administrative Agent is replaced and the end of such 30 day period, the “Resignation Effective Date”).  If no such successor shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

If the Person serving as Administrative Agent is a Defaulting Lender or is an Affiliate of a Defaulting Lender, the Required Lenders or the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent upon 10 days’ notice and, with the consent of the Borrower, appoint a successor.  If no such successor shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent and in respect of the matters referred to under clause (1) above.  Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of the Borrower.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent or the Collateral Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the provisions of this Article, Section 9.15 and Section 9.17.

In furtherance of the foregoing and not in limitation thereof, no Swap Agreement or Cash Management Services the obligations under or in respect of which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement or a provider of such Cash Management Services shall be deemed to have appointed the Administrative Agent and the Collateral Agent to serve as administrative agent and collateral agent and, in connection with the Loan Documents that are governed by Australian law, Australian Security Trustee the Loan Documents and to have agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Each of the Lenders and other Secured Parties irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to, and the Administrative Agent and Collateral Agent, as applicable, shall (a) release and terminate, or to confirm or evidence any automatic release and termination of, any Guarantees and Liens created under the Loan Documents as provided in Section 9.15 or in any other Security Document and (b) subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Section 6.02(iv) or Section 6.02(xxii).

In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Section 2.12, Section 2.15, Section 2.16, Section 2.17 and Section 9.03) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver and manager, assignee, trustee, liquidator, provisional liquidator, sequestrator, administrator, controller, managing controller or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement or elsewhere herein as a Lead Arranger or a Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, as fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective, or because of such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register), but in each case only to the extent that any Loan Party has not already indemnified the Administrative Agent for such amounts and without limiting the obligation of the Loan Parties to do so.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Each Lender and other Secured Party hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents and the Intercreditor Agreement.  Each Agent and Lender appoints the Administrative Agent to act as its agent (including as the case may be as direct representative (direkter Stellvertreter)) in connection with the Swiss law governed Security Documents.

All provisions of this Article VIII applicable to the Administrative Agent shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agent under this Agreement.

Article IX

MISCELLANEOUS

SECTION 9.01          Notices.    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a)          If to Holdings or the Borrower and/or the Blocked Borrower (as applicable), to c/o ~~Tronox Limited (ACN 153 348 111)~~Holdings, One Stamford Plaza, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, with copies to, which such copies shall not constitute notice, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Leonard Klingbaum, Fax: 212-728-99294, Email: lklingbaum@willkie.com;

(b)          If to the Administrative Agent, to Bank of America, N.A., Agency Management, 135 S. LaSalle Street, Mail Code IL4-135-09-61, Chicago, Illinois 60603, Attention: Christine Trotter, Fax: 877-207-0702, Email: christine.trotter@baml.com;

(c)          if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

Holdings, the Borrower and the Blocked Borrower (as applicable) may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to Holdings, the Borrower and the Blocked Borrower (as applicable) and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent.  Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

SECTION 9.02          Waivers; Amendments.

(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No waiver or consent in any case shall entitle the Borrower or the Blocked Borrower to any other or further waiver or consent in similar or other circumstances.

(b)          Except as provided in Section 2.20 with respect to any Incremental Facilities, Section 2.21 with respect to any Refinancing Amendment and Section 2.24 with respect to any Permitted Amendment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and/or the Collateral Agent (as applicable) and the  Loan Party or Loan Parties that are parties thereto, and with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction in principal) or reduce the rate of interest thereon, or reduce any fees or premium payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of any ratio used in the calculation of the interest rate or fees therein or in the component definitions thereof shall not constitute a reduction of interest, fees or premium), provided that the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a postponement of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Loan under Section 2.10 or the applicable Incremental Facility Amendment or Refinancing Amendment, or any date for the payment of any interest or fees payable hereunder, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender (other than a Defaulting Lender), (vi) release all or substantially all the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents), without the written consent of each Lender (other than a Defaulting Lender), or (vii)  waive, amend or modify (i) Section 7.02 or (ii) Section 9.2 of the Pledge and Security Agreement in a manner that would by its terms alter the application of proceeds, in each case, without the written consent of each Lender directly and adversely affected thereby, provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent; (B) [reserved]; and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.  Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders and Holdings (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents (and to the extent such credit facilities are pari passu in right of payment and security with any existing Loans, to share ratably in prepayments with such Loans) and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and the other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and Holdings or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings hereby agreeing to, and to cause its subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and (c) upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant, this Agreement shall be amended by an agreement in writing entered into by Holdings and the Administrative Agent without the need to obtain the consent of any Lender to include such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.  Notwithstanding anything to the contrary contained in this Section 9.02, this Agreement, the Loan Documents and any guarantees, collateral security documents and related documents executed by Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of Holdings without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel or (ii) to cure ambiguities, omissions, mistakes or defects.

(c)          In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of a Class) or all directly and adversely affected Lenders (or all directly and adversely affected Lenders of a Class), if the consent of the Required Lenders (or a Majority in Interest of the applicable Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all obligations of the Borrower and the Blocked Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of the termination date or (y) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) in the case of clause (y) above, the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)) payable to it hereunder from the Borrower, the Blocked Borrower or Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or the Blocked Borrower (in the case of all other amounts) and (c) in the case of clause (y) above, unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)          Notwithstanding anything in this Agreement or the other Loan Documents to the contrary the Term Loans of any Lender that is at the time (i) an Affiliated Lender or (ii) a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders (or all Lenders of a Class) or all affected Lenders (or all affected Lenders of a Class) that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)          Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower, the Blocked Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

(f)          Notwithstanding anything in this Section 9.02 to the contrary, (a) technical modifications to the Loan Documents may be made with the consent of Holdings and the Administrative Agent (and no other Person) to the extent necessary (i) to integrate any Incremental Facilities, Other Revolving Loans, or Other Term Loans, (ii) to integrate or make administrative modifications with respect to borrowings, (iii) to integrate and terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.20(d) and (iv) to make any amendments permitted by Section 1.04 and to give effect to any election to adopt IFRS and (b) without the consent of any Lender, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any applicable Intercreditor Agreement, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral.  Without limitation of the foregoing, the Administrative Agent and the Borrower may, without the consent of any Lenders, (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Section 2.11(a)(i) and Section 2.20(b)(iv) hereof) and/or (iii) modify any other provision hereunder or under any other Loan Document in a manner more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness.

SECTION 9.03          Expenses; Indemnity; Damage Waiver.

(a)          The Borrower shall pay, if the Closing Date occurs, (i) all reasonable and documented or invoiced out of pocket fees and expenses incurred by the Agents and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of one primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent (and, solely in the case of an actual or perceived conflict of interest, where each part affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected party in each applicable jurisdiction), in each case for the Agents in connection with the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket fees and expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Joint Bookrunners and the Lenders, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such ~~out-of pocket~~out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that such counsel shall be limited to one primary counsel for the Administrative Agent and each Lender, taken as a whole, and, if necessary, one local counsel in each applicable jurisdiction (and, solely in the case of an actual or perceived conflict of interest, where each party affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected party in each applicable jurisdiction).

(b)          The Borrower shall indemnify the Administrative Agent, each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including but not limited to Environmental Liabilities,  (collectively, the “Losses”) of any kind or nature, and subject to the limitations set forth below, with respect to legal fees and expenses, and the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any of the Indemnified Persons becomes subject, in the case of any such Losses and related expenses, to the extent arising out of, or resulting from, or in connection with (i) the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any other agreement or instrument contemplated thereby or any amendments, modifications or waivers of the provisions thereof, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby or (ii) any Loan or the use of the proceeds therefrom of the use of proceeds provided hereunder (including, without limitation, any actual or threatened claim, litigation, investigation or other proceeding (including any inquiry or investigation) relating to any of the foregoing) (each, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto and whether or not such Proceeding was brought by the Borrower, its equity holders, Affiliates or creditors or any other third person, and to reimburse each such Indemnified Person promptly for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing (limited, in the case of each Indemnified Person’s counsel expenses, to the reasonable fees, disbursements and other charges of a single firm of counsel in each appropriate jurisdiction (which may include a single firm of counsel in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, solely in the case of an actual or perceived conflict of interest, where each Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected Indemnified Person in each applicable jurisdiction)) and the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigation, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from (i) the willful misconduct or gross negligence of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) in the case of any Proceeding initiated by Holdings or any Restricted Subsidiaries against any Indemnified Person, a material breach of the obligations under the Loan Documents of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not arise from any act or omission by Holdings, the Borrower or any Related Party and that is brought by any Indemnified Person against another Indemnified Person; provided, that the Administrative Agent, the Lead Arrangers and the Joint Bookrunners, to the extent fulfilling their respective roles as an agent or arranger hereunder and in their capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in any of clauses (i) or (ii) of the immediately preceding proviso apply to such Person at such time.

(c)          To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing under paragraph (a) or (b) of this Section, and without limiting Holdings’ or the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent (or such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans and unused Commitments at the time.

(d)          To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnified Person (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Platform or any other electronic platform or messaging service), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnified Person or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)          All amounts due under this Section shall be payable not later than 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request; provided, however, that any Indemnified Person shall promptly refund or return an indemnification payment received hereunder to the extent that such Indemnified Person was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04         Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided in Section 6.03(f), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent, the other Agents, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.  Notwithstanding the foregoing or anything to the contrary herein, Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Loan Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

(b)          (i)  Subject to the conditions set forth in clause (ii) and paragraph (g) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment (1) by a Term Lender to any other Term Lender or an Affiliate of any Term Lender, (2) by a Term Lender to an Approved Fund or (3) if a Specified Event of Default under has occurred and is continuing and (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan by a Term Lender to any other Term Lender, an Affiliate of any Term Lender or an Approved Fund, and provided, further that prior to the consummation of the Blocked Merger (x)(A) no Lender may assign (including, for avoidance of doubt, pursuant to paragraph (g) below) (A) all or any portion of its Initial Dollar Term Commitment or Blocked Dollar Term Commitment without concurrently (and as part of the same assignment to the same Eligible Assignee) assigning the same proportionate amount of its Blocked Dollar Term Commitment or Initial Dollar Term Commitment, as the case may be, and (B) no Lender may assign (including, for avoidance of doubt, pursuant to paragraph (g) below) all or any portion of the Initial Dollar Term Loans at the time owing to it or Blocked Dollar Term Loans at the time owing to it without concurrently (and as part of the same assignment to the same Eligible Assignee) assigning the same proportionate amount of the Blocked Dollar Term Loans at the time owing to it or Initial Dollar Term Loans at the time owing to it, as the case may be, and (y) any Assignment and Assumption delivered to the Administrative Agent that indicates a different assignment percentage (including where one such percentage may be not provided or in blank) for each of the assigning Lender’s Initial Dollar Term Loans and Blocked Dollar Term Loans (or Initial Dollar Term Commitment and Blocked Dollar Term Commitment, as the case may be) shall be deemed to be (and recorded in the Register as) an assignment of the lower of such indicated assignment percentages as applied to all of the assigning Lender’s Initial Dollar Term Loans and Blocked Dollar Term Loans (or Initial Dollar Term Commitment and Blocked Dollar Term Commitment, as the case may be).  Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to such assignment within 10 Business Days after receipt of written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment.

(ii)          Assignments shall be subject to the following additional conditions:  (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19 or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; provided further that such recordation fee shall not be payable in the case of assignments of Term Loans by a Lender to an Affiliate of a Lender or to or by any Joint Bookrunner or Affiliate thereof in connection with the primary syndication thereof or pursuant to arrangements directly related to such primary syndication contemplated as of the Closing Date, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17 and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)          Subject to acceptance and recording thereof pursuant to clause (v) of this paragraph (b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c)(i).

(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of Holdings and the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and stated interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by Holdings, the Borrower and, solely with respect to its Loans or Commitments, any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding the foregoing, in no event shall the Administrative Agent be responsible for or have any liability for, or have any duty to ascertain, monitor or inquire into, or enforce, compliance with the provisions hereof relating to Disqualified Lenders (or an affiliate of a Disqualified Lender), nor, without limiting the generality of the foregoing, shall the Administrative Agent (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender, (y) be obligated to ascertain, monitor or inquire as to the aggregate amount of the Loans or Incremental Facilities held by Disqualified Lenders (or affiliates of Disqualified Lenders) or (z) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17 (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(vi)          The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)          (i)  Any Lender may, without the consent of Holdings, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee; provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders (other than any Person that is a Disqualified Lender pursuant to clause (c)(x) of the definition thereof) has been made available to all Lenders party to such participation and following the reasonable written request therefor) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant or requires the consent of each Lender.  Subject to clause (ii) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof, it being understood that any tax forms required by Section 2.17(f) shall be provided to the Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)          No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) expressly acknowledging that such Participant’s entitlement to benefits under Section 2.15, 2.16 or 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

(iii)          Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)          In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its applicable percentage of the Commitments in respect thereof.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(g)          Any Lender may, at any time, assign all or a portion of its Term Loans or Incremental Term Loans, and its related rights and obligations under this Agreement, to a Person who is or will become, after such assignment, an Affiliated Lender on a non-pro rata basis through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.11(a)(ii) or (y) open market purchases, in each case subject to the following limitations:

(1)          Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than information that has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II);

(2)          for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02) that requires the consent, approval or waiver of the Required Lenders, or, subject to Section 9.02(e), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender (in its capacity as a Lender) as compared to other Lenders in a disproportionately adverse manner, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter (and such Affiliated Lenders shall be disregarded in the determination of any Required Lender Vote); and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided, that (i) no amendment, modification, waiver, consent or other action shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender and (ii) each Affiliated Lender will be entitled to vote its interests in any Term Loan or Incremental Term Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Affiliated Lender in such Term Loan or Incremental Term Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Term Loans or Incremental Term Loans held by other Term Lenders;

(3)          in connection with any assignment effected pursuant to a Dutch auction or open market purchase, in each case, conducted by Holdings, the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Incremental Revolving Loans or ABL Loans to fund such assignment and (B) no Event of Default shall exist and be continuing at the time of acceptance of bids for or the consummation of the Dutch auction or open market purchase;

(4)          the aggregate principal amount of Term Loans and Incremental Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders may not exceed 25.0% of the outstanding principal amount of all Term Loans and Incremental Term Loans calculated at the time such Loans are purchased (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Affiliated Lender Cap”); provided that (x) to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all such Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of such excess amount will be void ab initio and (y) any Term Loans and Incremental Term Loans purchased by Holdings, the Borrower or any Subsidiary shall be immediately cancelled in accordance with clause (7) below;

(5)          the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans an any Affiliated Lender selling its Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit T hereto (an “Affiliated Lender Assignment and Assumption”); which assignment agreement shall clearly identify such Affiliate Lender as an Affiliated Lender; provided that each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 15 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 15 Business Days) if it becomes an Affiliated Lender.

(6)          (1) each Affiliated Lender shall be required to represent or warrant that it is not in possession of any information with respect to Holdings and/or its subsidiaries and/or their respective securities that has not been disclosed to the Auction Agent, the Administrative Agent or non-Public Lenders and that may be material to such Affiliated Lender’s decision in connection with any assignment permitted by this Section 9.04(g) or any Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.11(a)(ii); and

(7)          any Term Loans acquired by Holdings, the Borrower or any ~~of its Subsidiaries~~Subsidiary shall be retired and immediately cancelled promptly upon the acquisition thereof.

Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

Each Additional Lender that is an Affiliated Lender shall meet the requirements and be subject to the limitations and other provisions of this Section 9.04(g) to the same extent as if the portion of any Incremental Facility or Credit Agreement Refinancing Indebtedness provided or proposed to be provided by it were being assigned to it pursuant to this Section 9.04.

(h)          In the event of any assignment or participation by a Lender without the Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 9.04 but has not been obtained (or deemed obtained), to any other Person, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Commitments of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Commitments, (B) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) required under this Section 9.04, (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans or ABL Loans to prepay Term Loans held by Disqualified Institutions.

(i)          For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the identities of, or enforcing provisions relating to, Disqualified Lenders.

(j)          The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “Public Side” Lenders or (B) provide the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time to each Lender requesting the same.

(k)          Upon the cancellation or retirement of any Loans pursuant to this Section 9.04, (A) the aggregate principal amount (calculated on the face amount thereof) shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired or cancelled and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

SECTION 9.05          Survival.    All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06          Counterparts; Integration; Effectiveness.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original counterpart of this Agreement.

SECTION 9.07          Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08          Right of Setoff.    If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.  Notwithstanding the foregoing, no amount setoff from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(c)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10          Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11          Headings.    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12          Confidentiality.

(a)          Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, employees, partners, trustees and agents, including accountants, legal counsel and other experts, agents and advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent or any Lender that is a Disqualified Lender, (b) (x) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise to the extent requested or required by any governmental and/or regulatory authority, required by applicable law, rule or regulation or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies or enforcement of any right hereunder; provided that, in the case of clause (x), unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an acknowledgment and acceptance by the relevant recipient that such Information is being disseminated on a confidential basis (on substantially similar terms to those of this Section or as otherwise reasonably acceptable to the Borrower and the Administrative Agent), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Borrower, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower or (g) to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings.  In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder.  For the purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)          EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)          ALL INFORMATION NOT MARKED “PUBLIC”, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13          USA Patriot Act.    Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

SECTION 9.14          Judgment Currency.

(a)          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)          The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15          Release of Liens and Guarantees.    A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released upon the consummation of any single transaction or related series of transactions permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary.  (i) Upon any sale as part of or in connection with a Disposition by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) if any property granted to or held by the Administrative Agent under any Loan Documents is an Excluded Asset or (iii) upon the effectiveness of any written consent to the release of the Lien or security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such Guarantee shall be automatically released.  Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section or in connection with any subordination of its interest as required by Article VIII, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.  The Lenders irrevocably authorize the Administrative Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv) or Section 6.02(xxii) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent.

SECTION 9.16          No Fiduciary Relationship.    Each of Holdings and the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Agents, the Lenders and their respective Affiliates, and Agents and their Affiliates on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17          Permitted Intercreditor Agreements.

(a)          Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantors under the ABL Documents, any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt and any Indebtedness permitted by Section 6.01(a)(xxiv)(1) may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral.  Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Indebtedness, any applicable Intercreditor Agreement (it being understood that each of the Administrative Agent and the Collateral Agent is hereby authorized and directed to determine the terms and conditions of any such Intercreditor Agreement as contemplated by the definition of the terms “Market Intercreditor Agreement” and “Intercreditor Agreement”), and (ii) any documents relating thereto.

(b)          Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs each of the Administrative Agent and the Collateral Agent to carry out the provisions and intent of each such document.

(c)          Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Indebtedness under the ABL Documents, any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt and any Indebtedness permitted by Section 6.01(a)(xxiv)(1) or (ii) to confirm for any party that such Intercreditor Agreement is effective and binding upon the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties.

(d)          Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

(e)          Each of the Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

SECTION 9.18          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    Solely to the extent any Lender that is an EEA Financial Institution is a party to this agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.19          Electronic Execution of Assignments and Certain Other Documents; Platform.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, amendments, modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.  THE PLATFORM PROVIDED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM.

SECTION 9.20          Other Agents and Arrangers.    None of the Lenders or other Persons identified on the facing page or signature pages of or otherwise in this Agreement as a “lead arranger,” or “joint bookrunner” or similar term shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such (to the extent such Person is a Lender).  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.21          Swiss Guarantee Limitation.

Any guarantee, indemnity or other obligation provided under or the realization of any security over any asset granted by this Agreement or any other Loan Document by a Swiss Guarantor shall be deemed not to be provided by such Swiss Guarantor to the extent that the same would constitute a breach of the financial assistance prohibitions under Swiss law. Under Swiss law, the following restrictions shall be applicable to each Swiss Guarantor:

(a)          Any guarantee, indemnity or other obligation by a Swiss Guarantor under this Agreement or any Loan Documents (the “Restricted Obligations”) and the aggregate use of proceeds from the enforcement of any security interest granted by a Swiss Guarantor shall be limited to the amount of that Swiss Guarantor’s Free Reserves Available for Distribution at the time payment or the application of proceeds from the realization of a security interest is requested or the maximum amount permitted by Swiss law applicable at such time. Such limitations shall only apply to the extent it is a requirement under applicable law (including any case law) at the point in time payment or the application of proceeds from the realization of a security interest is requested. Such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Guarantor from payment obligations or the application of proceeds from the realization of a security interest under this Agreement or any other Loan Documents in excess thereof, but merely postpone the payment date therefor or the application of proceeds from the realization of a security interest until such times as payment is again permitted notwithstanding such limitation. For the purpose of this Section 9.21, “Free Reserves Available for Distribution” means an amount equal to the maximum amount in which the relevant Swiss Guarantor can make a dividend payment to its shareholder(s) (being the year to date balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(b)          As soon as reasonably practicable after having been requested to discharge a Restricted Obligation, but in any event within 90 days from the request of the Administrative Agent (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), the respective Swiss Guarantor shall provide the Administrative Agent with (i) an interim statutory balance sheet audited by the statutory auditors of such Swiss Guarantor setting out the Free Reserves Available for Distribution and (ii) a confirmation issued by such Swiss Guarantor’s legal or tax counsel as to the rate of Swiss Withholding Tax then applicable to any payment by the Guarantor of a Restricted Obligation or to any enforcement proceeds of a security interest securing a Restricted Obligation for the purpose of paragraph (c) below and, promptly thereafter, pay the lesser of (i) the Restricted Obligation and (ii) the amount corresponding to the Free Reserves Available for Distribution or the maximum amount permitted by Swiss law applicable at the time payment is requested to the Administrative Agent.

(c)          In case a Swiss Guarantor who must make a payment or who must apply proceeds from the realization of a security interest in respect of the Restricted Obligations under this Agreement or any other Loan Document is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Guarantor shall:

(i)          if and to the extent required by applicable law in force at the relevant time:

(A)          procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the Tax;

(B)          if the notification procedure pursuant to paragraph (A) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to paragraph (A) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such Tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such Taxes to the Swiss Federal Tax Administration; and

(C)          notify the Administrative Agent that such notification or, as the case may be, deduction has been made and provide evidence to the Administrative Agent that such a notification of the Swiss Federal Tax Administration has been made, or, as the case may be, that such Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration;

(ii)          to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Lenders for the deduction of the Swiss Withholding Tax notwithstanding anything to the contrary contained in the Loan Documents, unless grossing-up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Guarantors under the Loan Documents to indemnify the Lenders in respect of the deduction of the Swiss Withholding Tax. The Swiss Guarantor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss Withholding Tax paid pursuant to paragraph (i) above will, as soon as possible after the deduction of the Swiss Withholding Tax: (y) request a refund of the Swiss Withholding Tax under any applicable law (including double taxation treaties) and (z) pay to the Administrative Agent upon receipt any amount so refunded.

(d)          If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (c) above, the Administrative Agent shall be entitled to further request payment under the Guarantee as per this Agreement or any other Loan Documents and other indemnity granted to it under this Agreement or any other Loan Document and apply proceeds therefrom against the relevant Obligations to which the payment referred to in paragraph (c) above relates up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further payments shall be subject to Swiss Withholding Tax as may then be applicable and shall always be limited to the maximum amount of the Free Reserves Available for Distribution of such Swiss Guarantor as set out in paragraph (a) above or the maximum amount permitted by Swiss law applicable at such time.

(e)          The Swiss Guarantor will take, and cause to be taken, as soon as reasonably practicable but in any event within 90 days from the request of the Administrative Agent (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Document and the receipt of any confirmations from the Swiss Guarantor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under this Agreement or any other Loan Document in order to allow a prompt payment of amounts owed by the Swiss Guarantor, a prompt use of proceeds from security interests granted by the Swiss Guarantor or the prompt performance of other obligations under this Agreement or any other Loan Document.

(f)          If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Section 9.21 and if any asset of the Swiss Guarantor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Guarantor shall, to the extent permitted by applicable law and its accounting standards, (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realize the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Administrative Agent under this Agreement or any other Loan Document, the Swiss Guarantor will only be required to realize an Undervalued Asset if such asset is not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).

SECTION 9.22          Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)          the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of  ERISA Section 406 and Code Section 4975, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)          none of the Administrative Agent or the Lead Arrangers or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loan Document Obligations),

(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)          no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)          The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.23          Australian Security Trustee. Solely in connection with the Loan Documents that are governed by Australian law and solely insofar as the Collateral Agent is acting as Australian Security Trustee in respect thereof:

(a)          Each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its security trustee (the “Australian Security Trustee”), and authorizes the Australian Security Trustee to take such actions on its behalf, including execution of the other Loan Documents, as applicable, and to exercise such powers as are delegated to the Australian Security Trustee by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. All of the Secured Parties (other than the Administrative Agent and the Collateral Agent to the extent provided herein) agree and acknowledge that they will take no action in respect of the Security Documents governed by Australian law (including communicating with the Borrower) except through the Australian Security Trustee. The express powers granted to the Australian Security Trustee are in addition to any other power or rights it has under any other law. In relation to anything the Australian Security Trustee does or omits to do, the Borrower need not enquire (i) whether the Australian Security Trustee needed to consult with or has consulted with the Lenders, (ii) whether any Lender has instructed the Australian Security Trustee, or (iii) about the terms of any instructions. As between the Australian Security Trustee and the Borrower, all action of the Australian Security Trustee as security trustee for the Lenders is deemed to be authorized unless the Borrower has actual notice to the contrary.

(b)          The Australian Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Loan Party.

(c)          The Australian Security Trustee may assume (unless it has received actual notice to the contrary in its capacity as security trustee for the Secured Parties) that any right, power, authority or discretion vested in any Secured Party or the Required Lenders has not been exercised.

(d)          Notwithstanding any other provision of any Loan Document to the contrary, (i) the Australian Security Trustee is not obliged to do or to omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality regardless of whether an Event of Default is continuing and (ii) the Australian Security Trustee need not act (whether or not on instruction from one or more Lenders) for so long as it is unable to act due to any cause beyond its control (including war, riot, natural disaster, labor dispute or law taking effect after the date of this Agreement). The Australian Security Trustee agrees to notify each Lender, each other Agent and the Borrower promptly after it determines that it is unable to act pursuant to clause (ii) of this Section 9.23(d). The Australian Security Trustee will have no responsibility for any liability or loss arising from, or any costs incurred in connection with, the Australian Security Trustee not acting for so long as it is unable to act pursuant to clause (ii) of this Section 9.23(d)).

(e)          Unless a contrary indication appears in any Loan Document, the Australian Security Trustee shall: (i) exercise any right, power, authority or discretion vested in it as Australian Security Trustee in accordance with any instructions given to it by the Administrative Agent (or, if so instructed by the Administrative Agent, refrain from acting or exercising any right, power, authority or discretion vested in it as Australian Security Trustee); and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Secured Parties. Unless a contrary indication appears in a Loan Document, any instructions given to the Australian Security Trustee by the Administrative Agent will be binding on all the Secured Parties. The Australian Security Trustee may refrain from acting in accordance with the instructions of the Administrative Agent (or, if appropriate, the Secured Parties) until it has received such security as it may require for any cost, loss or liability (together with any associated indirect Tax) which it may incur in complying with the instructions.

(f)          Without limiting the rest of this clause (g), the Australian Security Trustee will not be liable for any action taken by it, or for omitting to take action under or in connection with any Loan Document in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). No party (other than the Australian Security Trustee) may take any proceedings against any officer, employee or agent of the Australian Security Trustee in respect of any claim it might have against the Australian Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document and any officer, employee or agent of the Australian Security Trustee may rely on this Section 9.23. The Australian Security Trustee shall not be responsible or liable to the Secured Parties for any failure to monitor the Collateral.

(g)          Each Lender shall (in proportion to its share of the Loans) indemnify the Australian Security Trustee, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Australian Security Trustee (in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment)) in acting as Australian Security Trustee under the Loan Documents (unless the Australian Security Trustee has been reimbursed by the Borrower or any Loan Party pursuant to a Loan Document).

(h)          The Australian Security Trustee may treat the Administrative Agent as the agent entitled to payments under this Agreement and acting through its facility office unless it has received not less than five (5) Business Days prior notice from the Administrative Agent to the contrary in accordance with the terms of this Agreement.

(i)          Any amount payable to the Australian Security Trustee under the Loan Documents shall include the cost of utilizing the Australian Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Australian Security Trustee may notify to the Borrower and the Secured Parties, and is in addition to any fee paid or payable to the Australian Security Trustee under any Loan Document.

(j)          If any party owes an amount to the Australian Security Trustee under any Loan Document, the Australian Security Trustee may, after giving notice to such party, deduct an amount not exceeding that amount from any payments to such party which the Australian Security Trustee would otherwise be obliged to make under such Loan Document and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Loan Document, such party shall be regarded as having received any amount so deducted.